HOME EQUITY MORTGAGE TRUST 2005-HF1

Issuer,

JPMORGAN CHASE BANK, N.A.,

as Trust Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

INDENTURE

Dated as of November 4, 2005

HOME EQUITY LOAN-BACKED NOTES, SERIES 2005-HF1

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Incorporation by Reference of Trust Indenture Act
Section 1.03	Rules of Construction
Section 1.04	Calculations of Interest

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01	Form
Section 2.02	Execution, Authentication and Delivery
Section 2.03	Acceptance of the Interest Rate Cap Agreement by Trust Administrator
Section 2.04	Conveyance of Subsequent Loans.
Section 2.05	Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II and REMIC III by the Indenture Trustee; Issuance of Notes.

ARTICLE III

COVENANTS

Section 3.01	Collection of Payments with Respect to Loans
Section 3.02	Maintenance of Office or Agency
Section 3.03	Money for Payments To Be Held in Trust; Paying Agent.
Section 3.04	Existence
Section 3.05	Payment of Principal and Interest; Defaulted Interest.
Section 3.06	Protection of Trust Estate.
Section 3.07	Opinions as to Trust Estate.
Section 3.08	Performance of Obligations; Servicing Agreement.
Section 3.09	Negative Covenants
Section 3.10	Annual Statement as to Compliance
Section 3.11	Representations and Warranties Concerning the Loans
Section 3.12	Assignee of Record of the Loans
Section 3.13	Investment Company
Section 3.14	Servicer as Agent and Bailee of the Indenture Trustee
Section 3.15	Issuer May Consolidate, etc.
Section 3.16	Successor or Transferee.
Section 3.17	No Other Business
Section 3.18	No Borrowing
Section 3.19	Guarantees, Loans, Advances and Other Liabilities
Section 3.20	Capital Expenditures
Section 3.21	Owner Trustee Not Liable for Certificates or Related Documents
Section 3.22	Restricted Payments
Section 3.23	Notice of Events of Default
Section 3.24	Further Instruments and Acts

(continued)

Section 3.25	Statements to Noteholders
Section 3.26	Allocation of Realized Losses
Section 3.27	Determination of the LIBOR Rate
Section 3.28	Liquidation on Final Maturity Date
Section 3.29	No Recourse
Section 3.30	Additional Representations
Section 3.31	The Interest Rate Cap Agreement.
Section 3.32	Basis Risk Reserve Fund.
Section 3.33	Pre-Funding Account and Capitalized Interest Account.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01	The Notes
Section 4.02	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar
Section 4.03	Mutilated, Destroyed, Lost or Stolen Notes
Section 4.04	Persons Deemed Owners
Section 4.05	Cancellation
Section 4.06	Book-Entry Notes
Section 4.07	Notices to Depository
Section 4.08	Definitive Notes
Section 4.09	Tax Treatment
Section 4.10	Satisfaction and Discharge of Indenture
Section 4.11	Application of Trust Money
Section 4.12	Repayment of Monies Held by Paying Agent
Section 4.13	Temporary Notes

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01	Events of Default
Section 5.02	Acceleration of Maturity; Rescission and Annulment
Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04	Remedies; Priorities.
Section 5.05	Optional Preservation of the Trust Estate
Section 5.06	Limitation of Suits
Section 5.07	Unconditional Rights of Noteholders to Receive Principal and Interest
Section 5.08	Restoration of Rights and Remedies
Section 5.09	Rights and Remedies Cumulative
Section 5.10	Delay or Omission Not a Waiver
Section 5.11	Control by Noteholders

(continued)

Section 5.12	Waiver of Past Defaults
Section 5.13	Undertaking for Costs
Section 5.14	Waiver of Stay or Extension Laws
Section 5.15	Sale of Trust Estate.
Section 5.16	Action on Notes

ARTICLE VI

THE INDENTURE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 6.01	Duties of Indenture Trustee and the Trust Administrator.
Section 6.02	Rights of Indenture Trustee and Trust Administrator.
Section 6.03	Individual Rights of Indenture Trustee and the Trust Administrator
Section 6.04	Indenture Trustee’s Disclaimer and Trust Administrator’s Disclaimer
Section 6.05	Notice of Event of Default
Section 6.06	Reports by Trust Administrator to Holders
Section 6.07	Compensation and Indemnity
Section 6.08	Replacement of Indenture Trustee or Trust Administrator
Section 6.09	Successor Indenture Trustee or Trust Administrator by Merger
Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
Section 6.11	Eligibility; Disqualification
Section 6.12	Preferential Collection of Claims Against Issuer
Section 6.13	Representations and Warranties. Each of the Indenture Trustee and the Trust Administrator hereby represents that:
Section 6.14	Directions to Indenture Trustee and Trust Administrator
Section 6.15	Compliance with Withholding-Requirements
Section 6.16	Periodic Filings.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01	Issuer To Furnish Trust Administrator Names and Addresses of Noteholders
Section 7.02	Preservation of Information; Communications to Noteholders.
Section 7.03	Reports by Issuer.
Section 7.04	Reports by Trust Administrator

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01	Collection of Money
Section 8.02	Trust Accounts.
Section 8.03	Officer’s Certificate
Section 8.04	Termination Upon Payment to Noteholders
Section 8.05	Release of Trust Estate.

(continued)

Section 8.06	Surrender of Notes Upon Final Payment

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Noteholders.
Section 9.02	Supplemental Indentures With Consent of Noteholders
Section 9.03	Execution of Supplemental Indentures
Section 9.04	Effect of Supplemental Indenture
Section 9.05	Conformity with Trust Indenture Act
Section 9.06	Reference in Notes to Supplemental Indentures
Section 9.07	Supplemental Indentures Affecting the Master Servicer and the Servicers

ARTICLE X

MISCELLANEOUS

Section 10.01	Compliance Certificates and Opinions, etc.
Section 10.02	Form of Documents Delivered to Indenture Trustee and Trust Administrator
Section 10.03	Acts of Noteholders.
Section 10.04	Notices, etc., to Indenture Trustee, Trust Administrator, Issuer and Rating Agencies.
Section 10.05	Notices to Noteholders; Waiver
Section 10.06	Alternate Payment and Notice Provisions
Section 10.07	Conflict with Trust Indenture Act
Section 10.08	Effect of Headings
Section 10.09	Successors and Assigns
Section 10.10	Separability
Section 10.11	Benefits of Indenture
Section 10.12	Legal Holidays
Section 10.13	GOVERNING LAW
Section 10.14	Counterparts
Section 10.15	Recording of Indenture
Section 10.16	Issuer Obligation
Section 10.17	No Petition
Section 10.18	Optional Termination.
Section 10.19	Inspection.
Section 10.20	Limitation of Liability of Owner Trustee
Section 10.21	Determination of the Terminating Entity.
Section 10.22	Additional Termination Requirements.

(continued)

ARTICLE XI

REMIC PROVISIONS

Section 11.01	REMIC Provisions.
Section 11.02	Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.

EXHIBITS

EXHIBIT A-1	FORM OF CLASS A NOTES
EXHIBIT A-2	FORM OF CLASS M NOTES
EXHIBIT A-3	FORM OF CLASS B NOTES
EXHIBIT B	FORM OF DEPOSITOR CERTIFICATION
EXHIBIT C	FORM OF TRUST ADMINISTRATOR CERTIFICATION
EXHIBIT D	FORM OF INVESTOR REPRESENTATION LETTER
EXHIBIT E	FORM OF TRANSFEREE REPRESENTATION LETTER
EXHIBIT F	FORM OF RULE 144A INVESTMENT REPRESENTATION
EXHIBIT G	FORM OF INTEREST RATE CAP AGREEMENT
APPENDIX A	DEFINITIONS

This Indenture, dated as of November 4, 2005, between Home Equity Mortgage Trust 2005-HF1, a Delaware statutory trust, as Issuer (the “Issuer”), U.S. Bank National Association, a national banking association organized under the laws of the United States, and any successor thereto, as Indenture Trustee (the “Indenture Trustee”) and JPMorgan Chase Bank, N.A. as Trust Administrator (the “Trust Administrator”).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s Home Equity Loan-Backed Notes, Series 2005-HF1, Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes (collectively, the “Notes”).

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to, and under the following: (a) the Initial Loans and any Additional Balances arising thereafter, and all monies due or to become due thereunder; (b) the Payment Account, Basis Risk Reserve Fund, Pre-Funding Account and Capitalized Interest Account and all funds on deposit or credited thereto from time to time and all proceeds thereof; (c) all hazard insurance policies; (d) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (e) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; (f) the rights with respect to the Interest Rate Cap Agreement and the Interest Rate Cap Account and (g) all proceeds of the foregoing (collectively, the “Trust Estate” or the “Collateral”). Excluded Amounts shall not be transferred to the Trust Estate. The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

PRELIMINARY STATEMENT

The Notes will consist of sixteen classes of notes, designated as (i) the Class A-1 Notes, (ii) the Class A-2A Notes, (iii) the Class A-2B Notes, (iv) the Class A-3A Notes, (v) the Class A-3B Notes, (vi) the Class M-1 Notes, (vii) the Class M-2 Notes, (viii) the Class M-3 Notes, (ix) the Class M-4 Notes, (x) the Class M-5 Notes, (xi) the Class M-6 Notes, (xii) the Class M-7 Notes, (xiii) the Class M-8 Notes, (xiv) the Class M-9 Notes, (xv) the Class B-1 Notes and (xvi) the Class B-2 Notes.

REMIC I

As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Loans and certain other related assets subject to this Agreement (exclusive of the Additional Balance Advance Amount, the Interest Rate Cap Account, the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account, and the Subsequent Loan Interest) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” The Class G Certificates will represent the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate and the initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I (the “REMIC I Regular Interests”). The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC I Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance
LTI-1	Variable(1)	$594,219,835.94
LTI-PF	Variable(1)	$15,780,164.03
LTI-S1	Variable(1)	(2)
LTI-S2	Variable(1)	(2)
LTI-S3	Variable(1)	(2)
LTI-P	Variable(1)	$100.00
LTI-R	Variable(1)	$100.00
LTI-RL	Variable (1)	$100.00

___________________

(1)	Calculated as provided in the definition of Uncertificated REMIC I Pass-Through Rate.
(2)

REMIC I Regular Interest LTI-S1, REMIC I Regular Interest LTI-S2 and REMIC I Regular Interest LTI-S3 will not have an Uncertificated Principal Balance but will accrue interest on an uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC II

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class A-RL Certificates will represent the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated REMIC II Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II (the “REMIC II Regular Interests”). The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC II Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC II Pass-Through Rate	Initial Uncertificated Principal Balance
MTI-AA	Variable(1)	$597,800,000.00
MTI-A-1	Variable(1)	$1,574,900.00
MTI-A-2A	Variable(1)	$700,000.00
MTI-A-2B	Variable(1)	$300,000.00
MTI-A-3A	Variable(1)	$1,890,000.00
MTI-A-3B	Variable(1)	$470,000.00
MTI-M-1	Variable(1)	$231,800.00
MTI-M-2	Variable(1)	$183,000.00
MTI-M-3	Variable(1)	$122,000.00
MTI-M-4	Variable(1)	$91,500.00
MTI-M-5	Variable(1)	$97,600.00
MTI-M-6	Variable(1)	$85,400.00
MTI-M-7	Variable(1)	$85,400.00
MTI-M-8	Variable(1)	$67,100.00
MTI-M-9	Variable(1)	$79,300.00
MTI-B-1	Variable(1)	$61,000.00
MTI-B-2	Variable(1)	$61,000.00
MTI-ZZ	Variable(1)	$6,100,000.00
MTI-P	Variable(1)	$100.00
MTI-R	Variable(1)	$100.00
MTI-S	(2)	(3)

___________________

(1)	Calculated as provided in the definition of Uncertificated REMIC II Pass-Through Rate.
(2)

REMIC II Regular Interest MTI-S will not have an Uncertificated REMIC II Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC I Regular Interest LTI-S1, REMIC I Regular Interest LTI-S2 and REMIC I Regular Interest LTI-S3.

(3)

REMIC II Regular Interest MTI-S will not have an Uncertificated Principal Balance, but will have an Uncertificated Notional Amount equal to the Uncertificated Notional Amount of REMIC I Regular Interest LTI-S1, REMIC I Regular Interest LTI-S2 and REMIC I Regular Interest LTI-S3.

REMIC III

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class A-R Certificates will represent the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions under federal income tax law (the “Class A-R Certificates”). The following table irrevocably sets forth the designation, Note Interest Rate, aggregate Initial Note Balance or Initial Certificate Balance and minimum denominations for each Class of Notes and the Class P, Class X-1 and Class X-S Certificates comprising the interests representing “regular interests” in REMIC III, and the Class A-R Certificates, Class A-RL Certificates, Class G Certificates and Class X-2 Certificates which are not “regular interests” in REMIC 3. The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the Notes and Certificates will be the Latest Possible Maturity Date as defined herein.

	Note Balance or Certificate Balance	Note Interest Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-1	$ 157,490,000.00	Adjustable(1)	$ 25,000	$1
Class A-2A	$ 70,000,000.00	Adjustable(1)	$ 25,000	$1
Class A-2B	$ 30,000,000.00	Adjustable(1)	$ 25,000	$1
Class A-3A	$ 189,000,000.00	Adjustable(1)	$ 25,000	$1
Class A-3B	$ 47,000,000.00	Adjustable(1)	$ 25,000	$1
Class P	$ 100.00	Variable(2)	$ 100	N/A
Class A-R	$ 100.00	Variable(2)	$ 100	N/A
Class A-RL	$ 100.00	Variable(2)	$ 100	N/A
Class M-1	$ 23,180,000.00	Adjustable(1)	$ 25,000	$1
Class M-2	$ 18,300,000.00	Adjustable(1)	$ 25,000	$1
Class M-3	$ 12,200,000.00	Adjustable(1)	$ 25,000	$1
Class M-4	$ 9,150,000.00	Adjustable(1)	$ 25,000	$1
Class M-5	$ 9,760,000.00	Adjustable(1)	$ 25,000	$1
Class M-6	$ 8,540,000.00	Adjustable(1)	$ 25,000	$1
Class M-7	$ 8,540,000.00	Adjustable(1)	$ 25,000	$1
Class M-8	$ 6,710,000.00	Adjustable(1)	$ 25,000	$1
Class M-9	$ 7,930,000.00	Adjustable(1)	$ 25,000	$1
Class B-1	$ 6,100,000.00	Adjustable(1)	$ 25,000	$1
Class B-2	$ 6,100,000.00	Adjustable(1)	$ 25,000	$1
Class G	$ 0.00	Adjustable(1)	100%	N/A
Class X-1	$ 0.00	Variable(3)(4)	100%	N/A

Class X-2	$ 0.00	0.00%	N/A	N/A
Class X-S	$ 0.00(5)	Variable(6)	100%	N/A

______________

(1)

The Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes and the Class G Certificates have an adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to the Net Funds Cap.

(2)	The Note Interest Rate on the Class P, Class A-R and Class A-RL Certificates is equal to the Net Funds Cap.
(3)

The Class X-1 Certificates will have an initial principal balance of $0.00 and will accrue interest on its notional amount. For any Payment Date, the notional amount of the Class X-1 Certificates will be equal to the Aggregate Collateral Balance minus the aggregate Certificate Balance of the Class A-R, Class A-RL and Class P Certificates immediately prior to such Payment Date. The initial notional amount of the Class X-1 Certificates is $610,000,000.

(4)	The Class X-1 Certificates are variable rate and will accrue interest on a notional amount.
(5)

For federal income tax purposes, the Class X-S Certificates will not have a Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC II Regular Interest MTI-S.

(6)

The Class X-S Certificates are an interest only Class and for each Payment Date the Class X-S Certificates shall receive the aggregate Excess Servicing Fee. For federal income tax purposes, the Class X-S Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC II Regular Interest MTI-S.

ARTICLE I

DEFINITIONS

Section 1.01       Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02       Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the “TIA”), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.03	Rules of Construction. Unless the context otherwise requires:
(i)	a term has the meaning assigned to it;

(ii)          an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” includes “and/or”
(iv)	“including” means including without limitation;

(v)          words in the singular include the plural and words in the plural include the singular;

(vi)	the term “proceeds” has the meaning ascribed thereto in the UCC; and

(vii)       any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.04         Calculations of Interest. All calculations of interest on the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes shall be made on the basis of the actual number of days in the Accrual Period and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01        Form. The Notes, together with the Trust Administrator’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 are part of the terms of this Indenture.

Section 2.02        Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trust Administrator shall authenticate and deliver the Notes for original issue in an aggregate initial principal amount of approximately $610,000,000, upon receipt of an Issuer Request containing instructions to do so.

Each Class of Notes shall be dated the date of its authentication. The Book-Entry Notes shall be issuable in book entry format and shall be issuable in minimum Initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trust Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.03   Acceptance of the Interest Rate Cap Agreement by Trust Administrator. The Issuer hereby directs the Trust Administrator to perform the Issuer's obligations under Interest Rate Cap Agreement (in the form of Exhibit G hereto) on the Closing Date and thereafter on behalf of the Holders of the Notes. The Issuer and the Holders of the Notes by their acceptance of such Notes acknowledge and agree that the Trust Administrator shall prepare and deliver any notices required to be delivered to the Counterparty under Sections 2(b), 2(d), 5(a), 6(a), 6(b), 6(d) and 12(b) of the ISDA Master Agreement and shall do so solely in its capacity as Trust Administrator and not in its individual capacity.

The Trust Administrator acknowledges receipt of the Interest Rate Cap Agreement and declares that it holds and will continue to hold these documents and any amendments, replacements or supplements thereto and all other assets of the Trust as Trust Administrator in trust for the use and benefit of all present and future Holders of the Notes. Every provision of this Indenture affording protection to the Trust Administrator shall apply to the performance of the Trust Administrator’s duties under the Interest Rate Cap Agreement and satisfaction of its obligations thereunder.

Section 2.04	Conveyance of Subsequent Loans.

(a)          The Seller, pursuant to the Loan Purchase Agreement, sells, transfers, assigns, sets over and otherwise conveys to the Trust for the benefit of the Noteholders, without recourse, all right, title and interest in such Subsequent Loans (which does not include servicing rights), including all interest and principal due on or with respect to such Subsequent Loans on or after the related Subsequent Transfer Date and all interest and principal payments on such Subsequent Loans received prior to the Subsequent Transfer Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Loans prior to the related Subsequent Transfer Date, any insurance policies in respect of such Subsequent Loans and all proceeds of any of the foregoing. Upon one Business Day’s prior written notice to the Trust Administrator, the Indenture Trustee, the Servicers, the Master Servicer and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, the Seller, the Servicers, the Master Servicer, the Trust Administrator and the Indenture Trustee shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Notes.

The transfer of Subsequent Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)           each Subsequent Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under the Loan Purchase Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Loan, the obligation under Section 2(d) of the Loan Purchase Agreement of the Seller to cure, repurchase or replace such Subsequent Loan shall constitute the sole remedy against the Seller respecting such breach available to Noteholders, the Depositor or the Indenture Trustee;

(ii)          the Indenture Trustee, the Trust Administrator and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a

REMIC following the transfer of the Subsequent Loans, to be delivered as provided pursuant to paragraph (b) below;

(iii)        the Rating Agencies, the Indenture Trustee and the Trust Administrator are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the Subsequent Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to paragraph (b) below;

(iv)         the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Loans does not result in a reduction or withdrawal of any ratings assigned to the Notes by the Rating Agencies;

(v)          no Subsequent Loan conveyed on such Subsequent Transfer Date is 30 or more days contractually delinquent as of such date;

(vi)         the remaining term to stated maturity of such Subsequent Loan does not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

(vii)       such Subsequent Mortgage Loan does not have a Net Mortgage Rate less than 1.00% per annum;

(viii)      the Seller shall have deposited in the related Custodial Account all principal and interest collected with respect to the related Subsequent Loans on or after the related Subsequent Transfer Date;

(ix)         such Subsequent Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%;

(x)	such Subsequent Loan has a principal balance not greater than $700,000;

(xi)         no Subsequent Loan shall have a final maturity date after February 1, 2036;

(xii)	such Subsequent Loan is secured by a first or second lien;
(xiii)	such Subsequent Loan is otherwise acceptable to the Rating Agencies;
(xiv)	[reserved];

(xv)       following the conveyance of such Subsequent Loans on such Subsequent Transfer Date the characteristics of the Loans (based on the Initial Loans as of the Cut-off Date and the Subsequent Loans as of their related Subsequent Transfer Date) will be as follows:

(A)	a weighted average Mortgage Rate of at least 8.50% per annum;

(B)	a weighted average remaining term to stated maturity of less than 250 months;
(C)	a weighted average Combined Loan-to-Value Ratio of not more than 93.00%;
(D)	a weighted average credit score of at least 710;
(E)	no more than 45.00% of the Loans by aggregate Cut-off Date Principal Balance are balloon loans;
(F)	no more than 39.00% of the Loans by aggregate Cut-off Date Principal Balance are concentrated in one state; and
(G)	no more than 8.00% of the Loans by aggregate Cut-off Date Principal Balance relate to non-owner occupied properties;

(xvi)      neither the Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xvii)	no Event of Default has occurred hereunder; and

(xviii)    the Depositor shall have delivered to the Indenture Trustee and the Trust Administrator an Officer’s Certificate confirming the satisfaction of each of these conditions precedent.

(b)          Upon (1) delivery to the Indenture Trustee and the Trust Administrator by the Depositor of the Opinions of Counsel referred to in Sections 2.04(a)(ii) and (iii), (2) delivery to the Trust Administrator by the Depositor of a revised Loan Schedule reflecting the Subsequent Loans conveyed on such Subsequent Transfer Date and delivery of the related Subsequent Loans to the Indenture Trustee or the related Custodians and (3) delivery to the Indenture Trustee and the Trust Administrator by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.04(a), the Trust Administrator shall remit to the Seller the Aggregate Subsequent Transfer Amount related to the Subsequent Loans transferred by the Seller on such Subsequent Transfer Date from funds in the Pre-Funding Account.

(c)          Neither the Trustee nor the Trust Administrator shall be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

Section 2.05    Conveyance of REMIC Regular Interests and Acceptance of REMIC I, REMIC II and REMIC III by the Indenture Trustee; Issuance of Notes.

(a)          The Issuer, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Indenture Trustee without recourse all the right, title and interest of the Issuer in and to the REMIC I Regular Interests for the benefit of the Holder of the REMIC II Regular Interests and the Holders of the Class A-RL Certificates. The Indenture Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC II Regular Interests and Holder of the Class A-RL Certificates. The interests evidenced by the Class A-RL Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II.

(b)          The Issuer, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Indenture Trustee without recourse all the right, title and interest of the Issuer in and to the REMIC II Regular Interests for the benefit of the Holders of the Notes, the Class P Certificates, the Class X-1 Certificates, the Class X-S Certificates and the Class A-R Certificates. The Indenture Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Notes, the Class P Certificates, Class X-1 Certificates, Class X-S Certificates and of the Class A-R Certificates. The interests evidenced by the Class A-R Certificates, together with the Notes, the Class P Certificates, the Class X-1 Certificates and the Class X-S Certificates, constitute the entire beneficial ownership interest in REMIC III.

(c)          In exchange for the REMIC II Regular Interests and, concurrently with the assignment to the Indenture Trustee thereof, pursuant to the written request of the Issuer executed by an officer of the Issuer, the Issuer has executed and the Trust Administrator has authenticated and delivered to or upon the order of the Issuer, the Notes, the Class P Certificates, the Class X-1 Certificates, the Class X-S Certificates in authorized denominations evidencing (together with the Class A-R Certificates) the entire beneficial ownership interest in REMIC III.

(d)          Concurrently with (i) the assignment and delivery to the Indenture Trustee of REMIC I (including the residual interest therein represented by the Class G Certificates) and the acceptance by the Indenture Trustee thereof; (ii) the assignment and delivery to the Indenture Trustee of REMIC II (including the Residual Interest therein represented by the Class A-RL Certificates) and the assignment and delivery to the Indenture Trustee of REMIC III (including the Residual Interest therein represented by the Class A-R Certificates) and the acceptance by the Indenture Trustee thereof, the Issuer has executed and the Trust Administrator has authenticated and delivered to or upon the order of the Issuer, the Notes, the Class P Certificates, the Class X-1 Certificates, the Class X-S Certificates, the Class G Certificates, the Class A-RL Certificates and the Class A-R Certificates in authorized denominations.

ARTICLE III

COVENANTS

Section 3.01         Collection of Payments with Respect to Loans. The Trust Administrator shall establish and maintain with itself the Payment Account in which the Trust Administrator shall, subject to the terms of this paragraph, deposit, on the same Business Day as it is received from the Master Servicer and PNC (if received prior to 2 PM New York City time, or if received thereafter, on the next Business Day), each remittance received by the Trust Administrator with respect to the Loans. The Trust Administrator shall use reasonable care, based on the information it receives from the Servicers, to establish and maintain accounting entries for the Payment Account that indicate the deposit therein of principal and interest collections for the Loans. The Trust Administrator shall make all payments of principal and interest on the Notes, subject to Section 3.03, as provided in Section 3.05 from monies on deposit in the Payment Account.

Section 3.02         Maintenance of Office or Agency. The Issuer will maintain in the City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trust Administrator to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trust Administrator with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trust Administrator as its agent to receive all such surrenders, notices and demands.

Section 3.03	Money for Payments To Be Held in Trust; Paying Agent.

(a)          As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Trust Administrator or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Trust Administrator to act as initial Paying Agent hereunder.

The Issuer will cause each Paying Agent other than the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent shall agree with the Trust Administrator (and if the Trust Administrator acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i)           hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Trust Administrator written notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)         at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all sums so held in trust by such Paying Agent;

(iv)         immediately resign as Paying Agent and forthwith pay to the Trust Administrator all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v)          comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi)         deliver to the Trust Administrator a copy of the Servicing Certificate prepared with respect to each Payment Date by each Servicer pursuant to Section 4.01 of the Servicing Agreement.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Trust Administrator all sums held in trust by such Paying Agent, such sums to be held by the Trust Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trust Administrator, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Trust Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt by the Trust Administrator or any Paying Agent (as applicable) of an Issuer Request containing instructions to do so; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trust Administrator or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trust Administrator or such Paying Agent, before being required to make any such payment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Issuer. The Trust Administrator may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Trust Administrator or of any Paying Agent, at the last address of record for each such Noteholder).

Section 3.04        Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the

United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Loans and each other instrument or agreement included in the Trust Estate.

Section 3.05	Payment of Principal and Interest; Defaulted Interest.

(a)          On each Payment Date from amounts on deposit in the Payment Account (after payment of the Master Servicing Fee to the Master Servicer and amounts described in Section 6.07), the Trust Administrator shall pay the Certificate Paying Agent on behalf of the Class G Certificateholders from Principal Collections, an amount equal to the lesser of the Additional Balance Advance Amount, if any, as of such Payment Date and the Principal Collections for such Payment Date.

(b)          On each Payment Date, payments shall be made from the Interest Remittance Amount in the following priority, in each case to the extent of the remaining Interest Remittance Amount:

(i)           first, to the Certificate Paying Agent on behalf of the Class X-S Certificates, the aggregate Excess Servicing Fee for such Payment Date;

(ii)          second, to the Certificate Paying Agent on behalf of the Class G Certificateholders, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iii)        third, pro rata, to the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B Notes, and to the Certificate Paying Agent on behalf of the Class A-R, Class A-RL and Class P Certificates, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(iv)         fourth, to the Class M-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(v)          fifth, to the Class M-2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(vi)         sixth, to the Class M-3 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(vii)       seventh, to the Class M-4 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(viii)      eighth, to the Class M-5 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(ix)         ninth, to the Class M-6 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(x)          tenth, to the Class M-7 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(xi)         eleventh, to the Class M-8 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(xii)       twelfth, to the Class M-9 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(xiii)      thirteenth, to the Class B-1 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(xiv)      fourteenth, to the Class B-2 Notes, Current Interest and any Carryforward Interest for such Class and such Payment Date;

(xv)        on the Payment Dates occurring in November 2005, December 2005 and January 2006, to the Seller an amount equal to the amount received during the related Collection Period which constitutes Subsequent Loan Interest; and

(xvi)      for application as part of the Monthly Excess Cashflow for such Payment Date, as provided in paragraph (e) of this Section 3.05, the Interest Remittance Amount remaining after application pursuant to clauses (i) through (xv) above.

(c)          On each Payment Date that is prior to the Stepdown Date, or if a Trigger Event has occurred and is continuing, the Principal Payment Amount, shall be distributed in the following order of priority:

(i)           first, commencing on the payment date in January 2011, to the Certificate Paying Agent on behalf of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero;

(ii)          second, to the to the Certificate Paying Agent on behalf of the Class A-R Certificates and Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balances thereof have been reduced to zero, and then concurrently on a pro rata basis, as follows:

(A)                to the Class A-1 Notes, until the Class Principal Balance thereof has been reduced to zero,

(B)                  to the Class A-2A Notes and Class A-2B Notes, with the total amount under this clause (c)(ii)(B) distributed sequentially to the Class A-2A Notes and Class A-2B Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero; and

(C)                  to the Class A-3A Notes and Class A-3B Notes, with the total amount under this clause (c)(ii)(C) distributed sequentially to the Class A-3A Notes and Class A-3B Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

(iii)        third, to the Class M-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class M-2 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(v)          fifth, to the Class M-3 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(vi)         sixth, to the Class M-4 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(vii)       seventh, to the Class M-5 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(viii)      eight, to the Class M-6 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(ix)         ninth, to the Class M-7 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(x)          tenth, to the Class M-8 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(xi)         eleventh, to the Class M-9 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(xii)       twelfth, to the Class B-1 Notes, until the Class Principal Balance of such Class has been reduced to zero;

(xiii)      thirteenth, to the Class B-2 Notes, until the Class Principal Balance of such Class has been reduced to zero; and

(xiv)      for application in the same manner as the Monthly Excess Cashflow for such Payment Date, as provided in paragraph (e) of this Section 3.05, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiii) above.

(d)           On each Payment Date, on or after the Stepdown Date and provided that no Trigger Event has occurred and is continuing, the Principal Payment Amount shall be distributed as follows:

(i)           first, commencing on the Payment Date in January 2011, to the Certificate Paying Agent on behalf of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero;

(ii)          second, concurrently on a pro rata basis, to the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, the Senior Principal Payment Amount for such Payment Date, as follows:

(A)                to the Class A-1 Notes, until the Class Principal Balance thereof has been reduced to zero,

(B)                to the Class A-2A Notes and Class A-2B Notes, with the total amount under this clause (d)(ii)(B) distributed sequentially to the Class A-2A Notes and Class A-2B Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero; and

(C)                to the Class A-3A Notes and Class A-3B Notes, with the total amount under this clause (d)(ii)(C) distributed sequentially to the Class A-3A Notes and Class A-3B Notes, in that order, in each case until the Class Principal Balance thereof has been reduced to zero;

(iii)        third, to the Class M-1 Notes, the Class M-1 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)         fourth, to the Class M-2 Notes, the Class M-2 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)          fifth, to the Class M-3 Notes, the Class M-3 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)         sixth, to the Class M-4 Notes, the Class M-4 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)       seventh, to the Class M-5 Notes, the Class M-5 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)      eight, to the Class M-6 Notes, the Class M-6 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(ix)         ninth, to the Class M-7 Notes, the Class M-7 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(x)          tenth, to the Class M-8 Notes, the Class M-8 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(xi)         eleventh, to the Class M-9 Notes, the Class M-9 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(xii)       twelfth, to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero;

(xiii)      thirteenth, to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such Payment Date, until the Class Principal Balance of such Class has been reduced to zero; and

(xiv)      for application in the same manner as the Monthly Excess Cashflow for such Payment Date, as provided in paragraph (e) of this Section 3.05, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (xiii) above.

(e)          On each Payment Date, the Monthly Excess Cashflow shall be distributed in the following order of priority:

(i)           first, an amount equal to the aggregate Realized Losses on the Loans incurred during the related Collection Period, such amount to be added to the Principal Payment Amount and distributed as set forth above in Section 3.05(c) and (d) (any such amount, an “Excess Cashflow Loss Payment”);

(ii)          second, to the Certificate Paying Agent on behalf of the Class G Certificateholders, an amount equal to the lesser of the Additional Balance Advance Amount, if any, as of such Payment Date and the Monthly Excess Cashflow after the application of all other payments on the Class G Certificates for such Payment Date

(iii)        third, on the first Payment Date, to the Certificate Paying Agent on behalf of the Class X-1 Certificateholders, 100% of the remaining Monthly Excess Cashflow;

(iv)         fourth, except for the first Payment Date, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each Payment Date

(1)          (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Payment Date, to fund any principal payments to the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes and Class A-R, Class A-RL and Class P Certificates required to be made on such Payment Date set forth above in clause (c) above, after giving effect to the payment of the Principal Payment Amount for such Payment Date, in accordance with the priorities set forth therein; and

(2)          on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal payments to the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2

Notes and Class A-R, Class A-RL and Class P Certificates required to be made on such Payment Date set forth above in clause (d) above, after giving effect to the payment of the Principal Payment Amount for such Payment Date, in accordance with the priorities set forth therein;

(v)        fifth, to the Class M-1 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(vi)        sixth, to the Class M-2 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(vii)       seventh, to the Class M-3 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(viii)      eighth, to the Class M-4 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(ix)        ninth, to the Class M-5 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(x)        tenth, to the Class M-6 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xi)        eleventh, to the Class M-7 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xii)       twelfth, to the Class M-8 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xiii)      thirteenth, to the Class M-9 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xiv)      fourteenth, to the Class B-1 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xv)       fifteenth, to the Class B-2 Notes, any Deferred Amount for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xvi)      sixteenth, to the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, pro rata, any applicable Basis Risk Shortfall for each such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xvii)     seventeenth, to the Class M-1 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xviii)    eighteenth, to the Class M-2 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xix)      nineteenth, to the Class M-3 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xx)       twentieth, to the Class M-4 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxi)      twenty-first, to the Class M-5 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxii)     twenty-second, to the Class M-6 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxiii)    twenty-third, to the Class M-7 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxiv)    twenty-fourth, to the Class M-8 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxv)     twenty-fifth, to the Class M-9 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxvi)    twenty-sixth, to the Class B-1 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxvii)   twenty-seventh, to the Class B-2 Notes, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Interest Rate Cap Account;

(xxviii)    twenty-eighth, to the Indenture Trustee, the Trust Administrator and the Administrator, any Trustee Additional Expenses and any amounts owing to the Indenture Trustee, the Trust Administrator and the Administrator pursuant to Section 6.07 and the Owner Trustee pursuant to Article VII of the Trust Agreement, in each case remaining unpaid;

(xxix)    twenty-ninth, from amounts otherwise distributable to the Class X-1 Certificates, to the Basis Risk Reserve Fund, the Required Reserve Fund Deposit; and

(xxx)     thirtieth, to the Certificate Paying Agent on behalf of the Class X-1 Certificates, (a) the Class X-1 Distribution Amount for such Payment Date reduced by amounts distributed pursuant to clause (xvi) of Section 3.05(b) for such Payment Date, (b) the amount of any Overcollateralization Release Amount for such Distribution Date, (c) any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X-1 Certificates pursuant to Section 3.32(b) and (d) for any Payment Date on or after which the aggregate Class Principal Balance of the Notes and Certificates has been reduced to zero, the Overcollateralization Amount.

(f)         Amounts received from the Counterparty pursuant to the Interest Rate Cap Agreement on deposit in the Interest Rate Cap Account will be available on any Payment Date to pay the following amounts:

(i)         to the Principal Collections, up to the amount of Realized Losses on the Loans incurred during the related Collection Period prior to giving effect to amounts available to be paid in respect of Excess Cashflow Loss Payments as described above in Section 3.05(e) on such Payment Date;

(ii)         to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any applicable Deferred Amounts, with interest thereon at the applicable Note Interest Rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described above in Section 3.05(e) on such Payment Date; and

(iii)        to the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes, on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Notes, in that order, any applicable Basis Risk Shortfall for each such class.

Amounts paid under the Interest Rate Cap Agreement not used on any Payment Date to cover Basis Risk Shortfalls, Realized Losses on the Loans or to pay Deferred Amounts will remain on deposit in the Interest Rate Cap Account and may be available on future Payment Dates to make the payments described in the preceding paragraph. On the Payment Date on which the aggregate Class Principal Balance of the Notes is reduced to zero, any amounts from the Interest Rate Cap Agreement remaining in the Interest Rate Cap Account will be released to the Certificate Paying Agent for payment to the Class X-1 Certificateholders.

(g)        On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 3.05 for the purpose of reimbursing the Owner Trustee with respect to certain amounts and distributing such funds to the Certificateholder.

(h)        The amounts paid to Noteholders shall be paid to the Notes in accordance with the applicable percentage as set forth in paragraph (i) below. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Noteholder holds Notes of an aggregate initial Note Balance of at least $1,000,000, be paid to each Noteholder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Noteholder reasonably satisfactory to the Trust Administrator as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Trust Administrator, by check to such Noteholder mailed to such Noteholder’s address as it appears in the Note Register the amount required to be distributed to such Noteholder on such Payment Date pursuant to such Noteholder’s Notes; provided, however, that the Trust Administrator shall not pay to such Noteholders any amount required to be withheld from a payment to such Noteholder by the Code.

(i)         The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1, A-2 and A-3. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Trust Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date relating to the Payment Date immediately preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

Section 3.06	Protection of Trust Estate.

(a)        As and when requested by the Trust Administrator, the Issuer will from time to time authorize, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)         maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)         perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture; or

(iii)	cause the Trust Estate to enforce any of the Loans;

(iv)        preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b)        Except as otherwise provided in this Indenture, neither the Indenture Trustee nor the Trust Administrator shall remove any portion of the Trust Estate that consists of money, an instrument, tangible chattel paper, a negotiable document, a certificated security, or goods, or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Trust Administrator and the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Trust Administrator its agent and attorney-in-fact to execute any instrument required to be executed pursuant to this Section 3.06.

Section 3.07	Opinions as to Trust Estate.

(a)        On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Trust Administrator and the Owner Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect the lien and security interest in the Loans and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect such lien and security interest.

(b)        On or before December 31st in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee and the Trust Administrator an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Loans and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Loans until December 31 in the following calendar year.

Section 3.08	Performance of Obligations; Servicing Agreement.

(a)        The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)        The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trust Administrator and the Indenture Trustee in an Officer’s Certificate of the Issuer shall constitute performance of its duties under this Indenture.

(c)        The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Loans or any such instrument, except such actions as the Servicer or the Master Servicer is expressly permitted to take in the Servicing Agreement. The Trust Administrator may exercise the rights of the Issuer to direct the actions of the Servicer and/or the Master Servicer pursuant to the Servicing Agreement.

(d)        The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.09     Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)         except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so in writing by the Trust Administrator;

(ii)         claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)        (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)        waive or impair, or fail to assert rights under, the Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

Section 3.10     Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Trust Administrator, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year 2006), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)         a review of the activities of the Issuer during such year and of its performance under this Indenture and the Trust Agreement has been made under such Authorized Officer’s supervision; and

(ii)         to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture and the provisions of the Trust Agreement throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.11     Representations and Warranties Concerning the Loans. The Indenture Trustee, as the holder of a security interest in the Loans, has the benefit of the representations and warranties made by the Seller in the Loan Purchase Agreement concerning the Loans and the right to enforce the remedies against the Seller provided in such Loan Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

Section 3.12     Assignee of Record of the Loans. The Issuer hereby directs and authorizes the Indenture Trustee to hold record title to the Loans by being named as payee in the endorsements of the Mortgage Notes and assignee in any Assignments of Mortgage required to be recorded under the terms of the Loan Purchase Agreement. Except as expressly provided in the Loan Purchase Agreement or in the Servicing Agreement with respect to any specific Loan, the Indenture Trustee shall not execute any endorsement or assignment or otherwise release or transfer such record title to any of the Loans until such time as the remaining Trust may be released pursuant to Section 8.05(b). The Indenture Trustee’s holding of such record title shall in all respects be subject to its fiduciary obligations to the Noteholders hereunder.

Section 3.13     Investment Company. The Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.13 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.14     Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Article 9 of the UCC or other similar applicable law, rule or regulation, the Issuer, the Indenture Trustee and the Trust Administrator hereby acknowledge that the Servicers are acting as agent and bailee of the Indenture Trustee in holding amounts (a) on deposit in the Custodial Accounts pursuant to Section 3.02 of the Servicing Agreement that are allocable to the Loans, as well as its agent and bailee in holding any Related Documents released to the Servicers pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicers. It is intended that, by the Servicer’s acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Indenture Trustee will have a perfected security interest in such Related Documents, such monies and such other items for purposes of Article 9 of the UCC.

Section 3.15	Issuer May Consolidate, etc.
(a)	The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)         the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Trust Administrator, in form reasonably satisfactory to the Indenture Trustee and the Trust Administrator, the due and punctual payment of the principal of and interest on all Notes and all other amounts payable to the Indenture Trustee and the Trust Administrator, the payment to the Certificate Paying Agent, of all amounts due to the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)         immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of any of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)        the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Trust Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)        the Issuer shall have delivered to the Indenture Trustee and the Trust Administrator an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Section 3.15 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b)        The Issuer shall not convey or transfer its properties or assets, including those included in the Trust Estate as an entirety or substantially as an entirety, to any Person, unless:

(i)         the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Trust Administrator, in form satisfactory to the Indenture Trustee and the Trust Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Noteholders, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer, the Indenture Trustee and the Trust Administrator against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Securities and Exchange Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)         immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)        the Rating Agencies shall have notified the Issuer (with a copy to the Trust Administrator and the Indenture Trustee) that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

(iv)        the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Trust Administrator) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(v)        any action that is necessary to maintain the lien and security interest created by this Indenture, and the perfection and priority thereof, shall have been taken; and

(vi)        the Issuer shall have delivered to the Indenture Trustee and the Trust Administrator an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.16	Successor or Transferee.

(a)        Upon any consolidation or merger of the Issuer in accordance with Section 3.15(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)        Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.15(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Trust Administrator of such conveyance or transfer.

Section 3.17     No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

Section 3.18     No Borrowing. Except as contemplated by the Indenture or the Basic Documents, the Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

Section 3.19     Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.20     Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.21     Owner Trustee Not Liable for Certificates or Related Documents. The recitals contained herein shall not be taken as the statements of the Owner Trustee, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Indenture, of any Basic Document or of the Certificate (other than the signatures of the Owner Trustee on the Certificate) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under the Trust Agreement or the Noteholders under this Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar, the Trust Administrator or the Indenture Trustee taken in the name of the Owner Trustee other than any such action taken at the direction of the Owner Trustee.

Section 3.22     Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholder as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement and (y) payments to the Master Servicer or the Servicers pursuant to the terms of the Servicing Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Custodial Account except in accordance with this Indenture and the Basic Documents.

Section 3.23     Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Trust Administrator and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

Section 3.24     Further Instruments and Acts. Upon request of the Indenture Trustee or the Trust Administrator, the Issuer will authorize, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.25     Statements to Noteholders. On each Payment Date, the Trust Administrator shall make available on its website at www.jpmorgan.com/sfr or such other website as the Trust Administrator may designate from time to time to each Noteholder and Certificateholder, respectively, (a) the Servicing Certificates received by it, on the related Data Remittance Date pursuant to Section 4.01 of the Servicing Agreement and (b) a monthly statement prepared by the Trust Administrator on the basis of the Servicing Certificates setting forth the following information:

(i)	the amount of such distribution as principal to the Noteholders;

(ii)         the amount of such distribution as interest to the Noteholders, separately stating the portion thereof in respect of overdue accrued interest;

(iii)        the Class Principal Balance of each Class of Notes and Certificates after giving effect to the distribution of principal on such Payment Date;

(iv)        the Overcollateralization Amount and the Targeted Overcollateralization Amount immediately following such Payment Date and, based upon the information prepared by the Servicers, whether a Trigger Event has occurred and is continuing; and

(v)        the related Basis Risk Shortfall for each of the Class A Notes and each of the Class M Notes and Class B Notes on such Payment Date, stating separately any amounts received from the Counterparty with respect to the Interest Rate Cap Agreement.

Assistance in using the Trust Administrator’s website can be obtained by calling the Trust Administrator’s customer service desk at 877-722-1095.

Section 3.26     Allocation of Realized Losses. On any Payment Date in which the Overcollateralization Amount has been reduced to zero, and an Applied Loss Amount exists, such Applied Loss Amount shall be allocated in the following priority:

(a)        first, the Class Principal Balance of the Class B-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(b)        second, the Class Principal Balance of the Class B-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(c)        third, the Class Principal Balance of the Class M-9 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(d)        fourth, the Class Principal Balance of the Class M-8 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(e)        fifth, the Class Principal Balance of the Class M-7 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(f)         sixth, the Class Principal Balance of the Class M-6 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(g)        seventh, the Class Principal Balance of the Class M-5 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(h)        eighth, the Class Principal Balance of the Class M-4 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(i)         ninth, the Class Principal Balance of the Class M-3 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero;

(j)         tenth, the Class Principal Balance of the Class M-2 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero; and

(k)        eleventh, the Class Principal Balance of the Class M-1 Notes shall be reduced, until the Class Principal Balance thereof has been reduced to zero.

The Class Principal Balance of the Class A-1, Class A-2A, Class A-2B, Class A-3A and Class A-3B Notes and the Class G, Class A-R, Class A-RL and Class P Certificates will not be so reduced and will continue to receive Current Interest thereon in accordance with Section 3.05(b). After the aggregate Class Principal Balance of the Class M Notes and Class B Notes has been reduced to zero, any payments of principal to the Class A Notes shall continue to made in accordance with the payment priorities set forth in Section 3.05 hereof.

All Realized Losses on the Loans shall be allocated on each Payment Date to the following REMIC I Regular Interests: first, to REMIC I Regular Interests LTI-1 until the Uncertificated Principal Balance thereof has been reduced to zero, then to REMIC I Regular Interest LTI-PF until the Uncertificated Principal Balance thereof has been reduced to zero, however, that with respect to the first three Payment Dates, Realized Losses relating to the Initial Loans shall be allocated to REMIC I Regular Interest LTI-1 and Realized Losses relating to the Subsequent Loans shall be allocated to REMIC I Regular Interest LTI-PF until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the REMIC I Regular Interests LTI-1 and LTI-PF shall be deemed to have been allocated to the following REMIC II Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC II Regular Interests MTI-AA and MTI-ZZ up to an aggregate amount equal to the excess of (a) the REMIC II Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Loans for such Payment Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC II Regular Interests MTI-AA and MTI-ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-B-2 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interests MTI-B-2 have been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-B-1 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-B-1 has been reduced to zero; fifth, concurrently to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-9 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-9 has each been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-8 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated

Principal Balance of REMIC II Regular Interest MTI-M-8 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-7 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-6 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-5 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-4 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-3 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-2 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-2 has been reduced to zero; and thirteenth, to the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-M-1 and REMIC II Regular Interest MTI-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-1 has been reduced to zero.

Section 3.27     Determination of the LIBOR Rate. On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trust Administrator and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trust Administrator after consultation with the Seller, the rate will be the reference bank rate.

The Reference Bank Rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trust Administrator after consultation with the Seller. The Reference Bank Rate will be determined as of 11:00 A.M., London time, on the LIBOR Rate Adjustment Date on the basis of rates offered by the Reference Banks to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A, Class M and Class B Notes and Class G Certificates. The Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Class A, Class M and Class B Notes and Class G Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior Payment Date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a Payment Date would be based on LIBOR for the previous Payment Date for the third consecutive Payment Date, the Trust Administrator after consultation with the Seller shall select an alternative comparable index over which the Trust Administrator has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Note Interest Rate applicable to the Class A, Class M and Class B Notes and Class G Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 3.28     Liquidation on Final Maturity Date. On the Final Maturity Date, if the Securities are not paid in full on or prior to the Final Maturity Date, the Indenture Trustee shall take full account of the assets and liabilities of the Issuer, shall liquidate the assets, in a commercially reasonable manner and on commercially reasonable terms, as promptly as is consistent with obtaining the fair value thereof and in accordance with Section 5.15, and shall apply and distribute the proceeds therefrom in the order of priority described in Section 3.05(b), (c), (d) and (e).

Section 3.29     No Recourse. Upon the occurrence of an Event of Default under the Notes, this Indenture or the other Basic Documents, Noteholders shall have recourse only to the Collateral and all proceeds thereof, as and to the extent provided herein, and no recourse shall be had by such Noteholders against the Issuer or its other assets or properties.

Section 3.30     Additional Representations. The Issuer hereby represents and warrants to the Indenture Trustee and Trust Administrator that as of the Closing Date:

(a)        This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other Liens (except as expressly permitted otherwise in this Indenture), and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)        The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC.

(c)        The Issuer owns and has good and marketable title to the Mortgage Notes free and clear of any Lien of any Person.

(d)        The original executed copy of each Mortgage Note (except for any Mortgage Note with respect to which a Lost Note Affidavit has been delivered to a Custodian) has been delivered to a Custodian.

(e)        The Issuer has received a written acknowledgment from a Custodian that such Custodian is acting solely as agent of the Indenture Trustee.

(f)         Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Notes. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Mortgage Notes other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or any security interest that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)        None of the Mortgage Notes has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee, except for (i) any endorsements that are part of a complete chain of endorsements from the originator of the Mortgage Note to the Indenture Trustee, and (ii) any marks or notations pertaining to Liens that have been terminated or released.

(h)        With respect to that portion of the Collateral described in clause (f), the Issuer represents to the Indenture Trustee and the Trust Administrator that:

(i)         This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(ii)         The Collateral constitutes “general intangibles” within the meaning of the applicable UCC.

(iii)        The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(iv)        Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

Section 3.31	The Interest Rate Cap Agreement.

(a)        The Trust Administrator shall deposit any amounts received by it with respect to the Interest Rate Cap Agreement into the Interest Rate Cap Account.

(b)        On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Noteholders and Certificateholders, the Interest Rate Cap Account. The Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement

(c)        The Trust Administrator shall terminate the Counterparty upon the occurrence of an event of default or termination event under the Interest Rate Cap Agreement of which a Responsible Officer of the Trust Administrator has actual knowledge. In the event that the Interest Rate Cap Agreement is cancelled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trust Administrator shall, at the written direction of the Holders of not less than 50% of the aggregate Note Balance of the Notes (or if none of the Notes are outstanding, the Certificates), and to the extent a replacement contract is available (from a counterparty designated by the Issuer in writing and acceptable to the Holders of not less than 50% of the aggregate Note Balance of the Notes (or if none of the Notes are outstanding, the Certificates)) execute a replacement contract comparable to the Interest Rate Cap Agreement providing interest rate protection which is equal to the then-existing protection provided by the Interest Rate Cap Agreement; provided, however, that the cost of any such replacement contract providing the same interest rate protection shall be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Counterparty.

(d)        Prior to the related Interest Rate Cap Termination Date and upon the redemption of the Notes, the Interest Rate Cap Agreement shall be assigned by the Issuer to the Class X-1 Certificateholders.

Section 3.32	Basis Risk Reserve Fund.

(a)        On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Holders of the Class A, Class M and Class B Notes, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Indenture.

(b)        On the Closing Date, $1,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Payment Date, the Trust Administrator shall transfer from the Payment Account to the Basis Risk Reserve Fund pursuant to Section 3.05(e)(xxix), the Required Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund may be withdrawn by the Trust Administrator in connection with any Payment Date to fund the amounts required to be distributed to holders of the Class A, Class M and Class B Notes pursuant to Section 3.05(e)(xvi) through (xxvii) to the extent Monthly Excess Cashflow and amounts from the Interest Rate Cap Agreement on such date are insufficient to make such payments. Any such amounts distributed shall be treated for federal tax purposes as amounts distributed by REMIC III to the Class X-1 Certificateholders. On any Payment Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Amount shall be distributed to the Class X-1 Certificateholder pursuant to Section 3.05(e)(xxx).

(c)        Amounts distributed pursuant to clauses (xvi) through (xxvii) of Section 3.05(e) for such Payment Date shall be treated for federal income tax purposes as amounts distributed by REMIC III to the Class X-1 Certificateholders.

(d)        Funds in the Basis Risk Reserve Fund may be invested in Permitted Investments by the Trust Administrator at the written direction of the majority Holder of the Class X-1 Certificates. Any net investment earnings on such amounts shall be payable to the Holder of the Class X-1 Certificates on each Payment Date. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall be invested by the Trust Administrator in the Chase Vista Prime Money Market Fund. Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of REMIC I, REMIC II or REMIC III, until released from the Basis Risk Reserve Fund pursuant to this Section 3.32. The Basis Risk Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and is not an asset of REMIC I, REMIC II or REMIC III. For all federal tax purposes, amounts transferred by REMIC III to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC III to the Class X-1 Certificateholders. The Class X-1 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes. The Trust Administrator shall have no liability for losses on investments in Permitted Investments made pursuant to this Section 3.32(d) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holder of the Class X-1 Certificate in the same manner as if distributed pursuant to Section 3.05(e)(xxx) hereof.

(e)        On the Payment Date immediately after the Payment Date on which the aggregate Class Principal Balance of the Class A, Class M and Class B Notes equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the Class A, Class M and Class B Notes shall be distributed to the Holder of the Class X-1 Certificates in the same manner as if distributed pursuant to Section 3.05(e)(xxx) hereof.

Section 3.33	Pre-Funding Account and Capitalized Interest Account.

(a)        The Trust Administrator shall establish and maintain, on behalf of the Noteholders, the Pre-Funding Account. On the Closing Date, the Depositor shall remit the Pre-Funding Amount to the Trust Administrator for deposit in the Pre-Funding Account. On each Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.04(a), with respect to the related Subsequent Transfer Agreement, the Trust Administrator shall remit to the Seller the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Loans.

If any funds remain in the Pre-Funding Account on January 24, 2006, to the extent they represent interest earnings on the amounts originally deposited into the Pre-Funding Account, the Trust Administrator shall distribute them to the order of the Depositor. The remaining funds in the Pre-Funding Account shall be transferred to the Payment Account to be included as part of principal payments to the Notes, in accordance with the priorities set forth herein, on the January 2006 Payment Date.

(b)        The Trust Administrator shall establish and maintain, on behalf of the Noteholders, the Capitalized Interest Account. On the Closing Date, the Depositor shall remit the Capitalized Interest Deposit to the Trust Administrator for deposit in the Capitalized Interest Account. On the Business Day prior to each of the November 2005, December 2005 and January 2006 Payment Dates, the Trust Administrator shall transfer from the Capitalized Interest

Account to the Payment Account an amount equal to the Capitalized Interest Requirement for such Payment Date. On each of the November 2005 and December 2005 Payment Dates, the Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Seller. Any funds remaining in the Capitalized Interest Account immediately after the January 2006 Payment Date shall be paid to the Depositor.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01     The Notes. The Book-Entry Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold security entitlements to the Book-Entry Notes through the book-entry facilities of the Depository in minimum Initial Note Balances of $25,000 and integral multiples of $1 in excess thereof.

The Trust Administrator may for all purposes (including the making of payments due on the Book-Entry Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Trust Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of the Book-Entry Notes and give notice to the Depository of such record date. Without the written consent of the Issuer and the Trust Administrator, no Book-Entry Note may be transferred by the Depository except to a successor Depository that agrees to hold such Book-Entry Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Trust Administrator with the written approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes to which it has a security entitlement in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated and delivered by the Trust Administrator to or upon the order of the Issuer.

Section 4.02     Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Issuer shall cause to be kept at the Trust Administrator’s Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Each purchaser of a Note (other than a Class B-1 Note and Class B-2 Note), who is a trustee of a plan subject to the Employee Retirement Income Security Act of 1974, as amended or section 4975 of the Code (a “Plan”) or is acting on behalf of a Plan, or using Plan assets to effect such transfer, is required to provide written confirmation (or in the case of any such Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer such Notes are rated at least investment grade, and that such transferee believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the regulations, and agrees to so treat such Notes and that the acquisition and holding of such notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Regardless of the rating of such Notes, a prospective purchaser or transferee may instead provide the Trust Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Indenture Trustee, the Trust Administrator, the Issuer, the Servicers, the Master Servicer or the Underwriter, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the Indenture Trustee, the Trust Administrator, the Issuer, the Servicers, the Master Servicer or the Underwriter to any obligation in addition to those undertaken in this Indenture.

No transfer, sale, pledge or other disposition of a Class B-1 Note and Class B-2 Note shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 4.02, in the event that a transfer of a Class B-1 Note or Class B-2 Note is to be made, (i) unless the Depositor directs the Trust Administrator otherwise in writing, the Trust Administrator shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator, the Issuer and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trust Estate, the Depositor, the Issuer, the Master Servicer or the Servicers, and (ii) the Trust Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit D hereto, and the Trust Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Depositor, the Issuer and the Trust Administrator certifying to the Depositor, the Issuer and the Trust Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Indenture Trustee, Trust Administrator, the Trust Estate, the Depositor, the Issuer or the Servicers. In lieu of the requirements set forth in the preceding sentence, transfers of Class B-1 Notes and Class B-2 Notes may be made in accordance with this Section 4.02 if the prospective transferee of such a Certificate provides the Trust Administrator, the Depositor and the Issuer with an investment letter substantially in the form of Exhibit F attached hereto, which investment letter shall not be an expense of the Indenture Trustee, Trust Administrator, the Issuer, the Trust Estate, the Depositor, the Master Servicer or the Servicers, and which investment letter states that, among other things, such transferee (i) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B-1 Note or Class B-2 Note desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Indenture Trustee, Trust Administrator, the Administrator, the Depositor, the Master Servicer, the Servicers, the Issuer and the Note Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Indenture. In the case of any Class B-1 Notes or Class B-2 Notes presented for registration in the name of any Person, either (i) the Trust Administrator shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator, the Depositor and the Issuer to the effect that the purchase or holding of such Class B-1 Notes or Class B-2 Notes is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, Trust Administrator, the Issuer, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Indenture or the Servicing Agreement, which Opinion of Counsel shall not be an expense of the Indenture Trustee, Trust Administrator, the Issuer, the Depositor, the Master Servicer or the Servicers, or (ii) the prospective transferee shall be required to provide the Trust Administrator, the Depositor and the Master Servicer with a certification to the effect set forth in Exhibit F, which the Trust Administrator may rely upon without further inquiry or investigation, in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an insurance company investing its general accounts, an investment manager, a named fiduciary or a trustee of any such plan) who is using “plan assets” of any such plan to effect such acquisition (each of the foregoing, a “Plan Investor”).

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Class in authorized initial Note Balances evidencing the same aggregate Percentage Interests.

Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of the same Class and of like tenor, in authorized initial Note Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be imposed for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by the Note Registrar and delivered to the Trust Administrator for subsequent destruction.

The Issuer hereby appoints the Trust Administrator as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.05 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.09 of the Trust Agreement. The Trust Administrator hereby accepts such appointment.

Section 4.03     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost or stolen note, there is delivered to the Trust Administrator such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee and the Trust Administrator harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trust Administrator that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Trust Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trust Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee or the Trust Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee and the Trust Administrator) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04     Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Trust Administrator, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Trust Administrator, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

Section 4.05     Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trust Administrator, be delivered to the Trust Administrator and shall be promptly canceled by the Trust Administrator. The Issuer may at any time deliver to the Trust Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trust Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 4.05, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Trust Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Trust Administrator.

Section 4.06     Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes constituting the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s security entitlement to such Book-Entry Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)	the provisions of this Section 4.06 shall be in full force and effect;

(ii)         the Note Registrar, the Paying Agent, the Trust Administrator and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners;

(iii)        to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)        the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such

Beneficial Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)        whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the security entitlements to the Book-Entry Notes and has delivered such instructions to the Trust Administrator.

Section 4.07     Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Trust Administrator shall give all such notices and communications specified herein to be given to Noteholders to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08     Definitive Notes. If (i) the Issuer determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuer is unable to locate a qualified successor, (ii) the Issuer elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Holders of the Notes representing security entitlements to at least a majority of the Note Balances of the Notes advise the Depository (with a copy to the Trust Administrator) in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Trust Administrator of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners. Upon surrender to the Trust Administrator of the typewritten Notes constituting the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Trust Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Trust Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

Section 4.09     Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal purposes, the Notes will qualify as regular interests in a REMIC as defined in the Code. The Issuer, the Indenture Trustee and the Trust Administrator by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as regular interests in a REMIC as defined in the Code.

Section 4.10     Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.13, 3.15, 3.16 and the last paragraph of Section 4.02, (v) the rights, obligations and immunities of the Trust Administrator hereunder (including the rights of the Trust Administrator under Section 6.07 and the obligations of the Trust Administrator under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Trust Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(A)	either:

(1)        each Class of Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Trust Administrator for cancellation; or

(2)        each Class of Notes not theretofore delivered to the Trust Administrator for cancellation:

a.	have become due and payable,
b.	will become due and payable within one year, or
c.	have been declared immediately due and payable pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Trust Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Trust Administrator for cancellation when due on the Final Scheduled Payment Date;

(B)              the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including amounts payable to the Indenture Trustee); and

(C)       the Issuer has delivered to the Indenture Trustee and the Trust Administrator an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this

Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

Section 4.11     Application of Trust Money. All monies deposited with the Trust Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent of the Issuer, or Certificate Paying Agent as designee of the Issuer, as the Trust Administrator may determine, to the Securityholders, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12     Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Trust Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trust Administrator to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 4.13     Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Trust Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Trust Administrator, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trust Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01     Events of Default. The Issuer shall deliver to the Indenture Trustee and the Trust Administrator, within five days after learning of the occurrence any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of “Event of Default” written notice in the form of an Officer’s Certificate of its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.02     Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, and upon the request of the Holders of Notes representing not less than a majority of the Voting Rights of all Notes, the Indenture Trustee shall, declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the Trust Administrator if given by Noteholders), and upon any such declaration the unpaid principal amount of each Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Voting Rights of all Notes, by written notice to the Issuer and the Indenture Trustee and the Trust Administrator may in writing waive the related Event of Default and rescind and annul such declaration and its consequences if

(i)         the Issuer has paid or deposited with the Trust Administrator a sum sufficient to pay:

(A)             all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)              all sums paid by the Trust Administrator hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee and the Trust Administrator and its agents and counsel; and

(ii)         all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)        The Issuer covenants that if a default occurs in the payment of (i) any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Trust Administrator, pay to it, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and the Trust Administrator and their respective agents and counsel.

(b)        In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)        If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)        In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trust Administrator or the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)         to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, the Trust Administrator and each predecessor Indenture Trustee and Trust Administrator, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, by the Indenture Trustee and Trust Administrator and each predecessor Indenture Trustee and Trust Administrator, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)         unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)        to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)        to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trust Administrator, and, in the event that the Indenture Trustee and the Trust Administrator shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee and the Trust Administrator such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee and the Trust Administrator, each predecessor Indenture Trustee and Trust Administrator and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, by the Indenture Trustee and the Trust Administrator and each predecessor Indenture Trustee and Trust Administrator except as a result of negligence, willful misconduct or bad faith.

(e)        Nothing herein contained shall be deemed to authorize the Indenture Trustee or the Trust Administrator to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee or the Trust Administrator to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee and the Trust Administrator, each predecessor Indenture Trustee and the Trust Administrator and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

(g)        In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04	Remedies; Priorities.

(a)        If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may do one or more of the following (subject to Section 5.05):

(i)         institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)         institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(iv)        refrain from selling the Trust Estate (unless otherwise directed by a majority of Noteholders) and continue to apply all amounts received thereon to payments on the Notes in accordance with Section 3.05; and

(v)        sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law.

provided, however, that the Indenture Trustee must sell or otherwise liquidate the Trust Estate following an Event of Default, if (i) the Holders of the Notes representing not less than a majority of the Voting Rights of all of the Notes direct the Indenture Trustee to sell or otherwise liquidate the Trust Estate or (ii) the Indenture Trustee determines that the Loans will not continue to provide sufficient funds for (A) the payment of expenses under this Indenture and (B) the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clause (A) and (B), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a Servicing Default has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Loans by the related Servicers as provided in the Servicing Agreement.

(b)        If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee shall forward such funds to the Trust Administrator and Trust Administrator shall pay out the money or property in the following order relating to the Loans:

(i)         To the Indenture Trustee, the Administrator and the Trust Administrator for amounts due under Section 6.07 hereof and to the Owner Trustee for amounts due pursuant to Article VII of the Trust Agreement; and

(ii)	To the Noteholders in the order of priority set forth in Section 3.05.

The Trust Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Trust Administrator shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05     Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, unless otherwise directed to by a majority of the Voting Rights of the Notes, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer.

Section 5.06     Limitation of Suits. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i)         such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)         the Holders of not less than 25% of the Voting Rights of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)        such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)        the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v)        no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balances of the Notes.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee or the Trust Administrator shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Voting Rights of the Notes, the Indenture Trustee or the Trust Administrator in their sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.07    Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture each Noteholders shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08     Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09     Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Trust Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10     Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or the Trust Administrator or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11     Control by Noteholders. The Holders of a majority of the Voting Rights of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)         such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)         subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than a majority of the Voting Rights of Notes;

(iii)        if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee is required to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than a majority of the Voting Rights of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv)        the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

Section 5.12     Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Voting Rights of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee, the Trust Administrator and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13     Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee or the Trust Administrator for any action taken, suffered or omitted by it as Indenture Trustee or Trust Administrator, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee or the Trust Administrator, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Voting Rights of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14     Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Trust Administrator, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15	Sale of Trust Estate.

(a)        The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)        The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless:

(1)        all Noteholders consent to or direct the Indenture Trustee to make, such Sale, or

(2)        the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Certificateholder under the Certificate, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c)        Unless the Securityholders have otherwise consented or directed the Indenture Trustee, the Indenture Trustee will not sell at any public Sale all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount.

(d)	In connection with a Sale of all or any portion of the Trust Estate:

(1)        any Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(2)        the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Securityholders as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(3)        the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(4)        the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(5)        no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 5.16     Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

ARTICLE VI

THE INDENTURE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 6.01	Duties of Indenture Trustee and the Trust Administrator.

(a)        If an Event of Default has occurred and is continuing, each of the Indenture Trustee and the Trust Administrator shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)         each of the Indenture Trustee and the Trust Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee or the Trust Administrator ; and

(ii)         in the absence of bad faith on its part, each of the Indenture Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee or the Trust Administrator and conforming to the requirements of this Indenture; however, each of the Indenture Trustee and the Trust Administrator shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)        Neither the Indenture Trustee nor the Trust Administrator may be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)         this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)         neither the Indenture Trustee, nor the Trust Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee or the Trust Administrator was negligent in ascertaining the pertinent facts; and

(iii)        neither the Indenture Trustee nor the Trust Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by the Indenture Trustee pursuant to Section 5.11.

(d)        Neither the Indenture Trustee nor the Trust Administrator shall be liable for interest on any money received by it except as it may agree in writing with the Issuer.

(e)        Money held in trust by the Indenture Trustee or the Trust Administrator need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)         No provision of this Indenture shall require the Indenture Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)        Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee and the Trust Administrator shall be subject to the provisions of this Section and to the provisions of the TIA.

(h)        The Indenture Trustee shall act in accordance with Section 7.01 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 7.02 of the Servicing Agreement.

Section 6.02	Rights of Indenture Trustee and Trust Administrator.

(a)        Each of the Indenture Trustee and the Trust Administrator may conclusively rely on, and shall be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Indenture Trustee nor the Trust Administrator need investigate any fact or matter stated in the document.

(b)        Before the Indenture Trustee or the Trust Administrator acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Trust Administrator shall be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c)        Neither the Indenture Trustee shall nor the Trust Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s or the Trust Administrator conduct does not constitute willful misconduct, negligence or bad faith.

(d)        Each of the Indenture Trustee and the Trust Administrator may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)        Each of the Indenture Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

Section 6.03     Individual Rights of Indenture Trustee and the Trust Administrator. The Indenture Trustee or the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or the Trust Administrator, as applicable, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

Section 6.04     Indenture Trustee’s Disclaimer and Trust Administrator’s Disclaimer. Neither the Indenture Trustee nor the Trust Administrator shall be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Agreement or the Notes, (ii) accountable for the Issuer’s use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer or any other Person in the Indenture, the Trust Agreement or in any document issued in connection with the sale of the Notes or in the Notes other than the Trust Administrator’s certificate of authentication.

Section 6.05     Notice of Event of Default. Subject to Section 5.01, the Trust Administrator shall mail to each Noteholder notice of an Event of Default of which a Responsible Officer of the Indenture Trustee or the Trust Administrator has actual knowledge within the later of 90 days after it occurs and 90 days after such Responsible Officer’s knowledge thereof. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Trust Administrator may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Section 6.06     Reports by Trust Administrator to Holders. The Trust Administrator shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns including without limitation Form 1099, to the extent such form is required by law. In addition, upon the Issuer’s written request, the Trust Administrator shall promptly furnish information reasonably requested by the Issuer with respect to the Notes that is reasonably available to the Trust Administrator to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 6.07     Compensation and Indemnity. The Issuer shall reimburse the Indenture Trustee, the Trust Administrator, the Administrator and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s, the Administrator’s, the Trust Administrator’s or the Owner Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify each of the Indenture Trustee and the Trust Administrator and hold each of them harmless against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee or the Trust Administrator, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee, the Administrator or the Trust Administrator to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, unless the Issuer is materially prejudiced thereby. The Issuer shall defend any such claim, and the Indenture Trustee or the Trust Administrator, as applicable (each an “Indemnified Party”) shall have the right to employ separate counsel with respect to any such claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the employment thereof has been specifically authorized by the Issuer in writing; (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Issuer and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Issuer has failed to assume the defense of such claim within a reasonable period of time following written notice thereof, it being understood, however, with respect to any event described in clause (ii) or clause (iii) hereof, that the Issuer shall not, in connection with any one such claim or separate but substantially similar or related claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or the Trust Administrator through the Indenture Trustee’s or the Trust Administrator’s own willful misconduct, negligence or bad faith.

The Issuer’s payment obligations to the Indenture Trustee, the Trust Administrator, the Administrator and the Owner Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee, the Administrator or the Trust Administrator. When the Indenture Trustee, the Trust Administrator or the Owner Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.08     Replacement of Indenture Trustee or Trust Administrator. No resignation or removal of the Indenture Trustee or the Trust Administrator and no appointment of a successor Indenture Trustee or Trust Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or Trust Administrator pursuant to this Section 6.08. No termination of the Indenture Trustee or the Trust Administrator without cause will be effective unless the costs and expenses of such Indenture Trustee or Trust Administrator, as applicable, have been reimbursed to the Indenture Trustee or Trust Administrator, as applicable, in connection with such removal. The Indenture Trustee or the Trust Administrator may resign at any time by so notifying the Issuer. The Holders of a majority of Note Balances of the Notes may remove the Indenture Trustee or the Trust Administrator by so notifying the Indenture Trustee or the Trust Administrator, as applicable, and may appoint a successor Indenture Trustee or Trust Administrator. The Issuer shall remove the Indenture Trustee or the Trust Administrator if

(i)         the Indenture Trustee or the Trust Administrator fails to comply with Section 6.11;

(ii)         the Indenture Trustee or the Trust Administrator is adjudged a bankrupt or insolvent;

(iii)        a receiver or other public officer takes charge of the Indenture Trustee or the Trust Administrator or its property; or

(iv)        the Indenture Trustee or the Trust Administrator otherwise becomes incapable of acting.

If the Indenture Trustee or the Trust Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Trust Administrator for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee and the Trust Administrator in such event being referred to herein as the retiring Trust Administrator), the Issuer shall promptly appoint a successor Indenture Trustee or successor Trust Administrator. In addition, the Indenture Trustee or the Trust Administrator will resign to avoid being directly or indirectly controlled by the Issuer.

A successor Indenture Trustee or Trust Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee or Trust Administrator, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee or Trust Administrator shall become effective, and the successor Indenture Trustee or Trust Administrator shall have all the rights, powers and duties of the Indenture Trustee or Trust Administrator, as applicable, under this Indenture. The successor Indenture Trustee or Trust Administrator shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee or Trust Administrator shall promptly transfer all property held by it as Indenture Trustee or Trust Administrator to the successor Indenture Trustee or Trust Administrator, as applicable.

If a successor Indenture Trustee or Trust Administrator does not take office within 60 days after the retiring Indenture Trustee or Trust Administrator resigns or is removed, the retiring Indenture Trustee or Trust Administrator, as applicable, the Issuer or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Trust Administrator.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee or Trust Administrator pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or Trust Administrator.

Section 6.09     Successor Indenture Trustee or Trust Administrator by Merger. If either the Indenture Trustee or the Trust Administrator consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee or Trust Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee or the Trust Administrator, as applicable, shall provide the Rating Agencies written notice of any such transaction after the Closing Date.

In case at the time such successor or successors by merger, conversion or consolidation to the Trust Administrator shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trust Administrator may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trust Administrator may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trust Administrator; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture.

Section 6.10	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)        Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b)        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)         all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)         no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)        Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)        Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11     Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA §310(a). The Indenture Trustee and the Trust Administrator shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of A or better by S&P, A2 or better by Moody’s and A or better by Fitch. The Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12     Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 6.13     Representations and Warranties. Each of the Indenture Trustee and the Trust Administrator hereby represents that:

(a)        It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b)        The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its charter or bylaws.

(c)        It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture.

(d)        This Indenture, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)        Each of the Indenture Trustee and the Trust Administrator is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the New York UCC. The local law of jurisdiction of each of the Indenture Trustee and the Trust Administrator as securities intermediary shall be the State of New York.

Section 6.14     Directions to Indenture Trustee and Trust Administrator. The Indenture Trustee and the Trust Administrator are hereby directed:

(a)        In the case of the Indenture Trustee, to accept the grant of a security interest in the Trust Estate and hold the assets of the Trust in trust for the Noteholders;

(b)        In the case of the Trust Administrator, to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 in accordance with the terms of this Indenture; and

(c)        to take all other actions as shall be required to be taken by the terms of this Indenture.

Section 6.15     Compliance with Withholding-Requirements. Notwithstanding any other provision of this Indenture, the Trust Administrator shall comply with all federal withholding requirements respecting payments to Noteholders of interest that the Trust Administrator reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for such withholding.

Section 6.16	Periodic Filings.

(a)        The Trust Administrator shall reasonably cooperate with the Depositor in connection with the Issuer’s compliance with the reporting requirements under the Exchange Act. The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such Forms 8-K and 10-K on behalf of the Depositor. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such Form 8-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the dissolution of the Issuer.

(b)        Each Form 8-K shall be filed by the Trust Administrator within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 31st of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trust Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations. Such Form 10-K shall include as exhibits, the annual statements of compliance described under Section 3.10 of the Servicing Agreement and the annual servicing reports described under Section 3.11 of the Servicing Agreement, to the extent such reports have been timely delivered to the Trust Administrator. If they are not so timely delivered, the Trust Administrator shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trust Administrator. The Trust Administrator

shall have no liability with respect to (a) any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trust Administrator’s inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith, or (b) any inaccuracy in such periodic reports resulting from incorrect information provided to the Trust Administrator by the Servicers. The Form 10-K shall also include a certification in the form attached hereto as Exhibit B (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization and furnished to the Trust Administrator at least 5 Business Days prior to the date on which the Form 10-K is required to be filed.

(c)        The Trust Administrator shall sign a certification in the form attached hereto as Exhibit C (the “Trust Administrator Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification. In addition, the Trust Administrator shall, subject to the provisions of Sections 6.01 and 6.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trust Administrator’s obligations under this Section 6.16 or any inaccuracy made in the Trust Administrator Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless such Persons, then the Trust Administrator shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trust Administrator on the other. The Trust Administrator acknowledges that the Depositor is relying on the Trust Administrator’s performance of its obligations under this Section 6.16 in order to perform its obligations under Section 6.16(b) above.

(d)        If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 6.16, to be conducted differently than as described, the Depositor, the Indenture Trustee and the Trust Administrator will reasonably cooperate to amend the provisions of this Section 6.16 in order to comply with such amended reporting requirements and such amendment of this Section 6.16. Any such amendment shall be made in accordance with Section 9.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trust Administrator on behalf of the Issuer under the Exchange Act. Notwithstanding the foregoing, the Depositor and the Trust Administrator shall not be obligated to enter into any amendment pursuant to this Section 6.12 that adversely affects its obligations and immunities under this Indenture.

(e)        Upon any filing with the Commission, the Trust Administrator shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)         Prior to January 31 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall file a Form 15D Suspension Notification with respect to the Issuer.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01     Issuer To Furnish Trust Administrator Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Trust Administrator (a) not more than five days after each Record Date, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Noteholders as of such Record Date and, (b) at such other times as the Trust Administrator may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trust Administrator is the Note Registrar, no such list shall be required to be furnished.

Section 7.02	Preservation of Information; Communications to Noteholders.

(a)        The Trust Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Trust Administrator as provided in Section 7.01 and the names and addresses of Noteholders received by the Trust Administrator in its capacity as Note Registrar. The Trust Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)        Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)        The Issuer, the Indenture Trustee, the Trust Administrator and the Note Registrar shall have the protection of TIA § 312(c).

Section 7.03	Reports by Issuer.
(a)	The Issuer shall:

(i)         file with the Trust Administrator, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii)         file with the Trust Administrator, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)        supply to the Trust Administrator (and the Trust Administrator shall transmit by mail to all Noteholders described in TIA § 313(c) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses

(i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b)        Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04     Reports by Trust Administrator. If required by TIA §313(a), within 60 days after each January 1 beginning with January 1, 2006, the Trust Administrator (on behalf of the Indenture Trustee) shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Trust Administrator (on behalf of the Indenture Trustee) also shall comply with TIA §313(b).

The Issuer shall notify the Trust Administrator and the Indenture Trustee in writing if and when the Notes are listed on any stock exchange. A copy of each report at the time of its mailing to Noteholders shall be filed by the Trust Administrator with the Commission and each stock exchange, if any, on which the Notes are listed (to the extent the Trust Administrator has been notified by the Issuer of such listing).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01     Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee or the Trust Administrator pursuant to this Indenture. The Trust Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02	Trust Accounts.

(a)        On or prior to the Closing Date, the Trust Administrator shall establish and maintain, in the name of the Trust Administrator, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder, the Payment Account as provided in Section 3.01 of this Indenture.

(b)        All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholder.

(c)        On each Payment Date, the Trust Administrator shall distribute all amounts on deposit in the Payment Account to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to the Certificateholder in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b)).

Section 8.03     Officer’s Certificate. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

Section 8.04     Termination Upon Payment to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee and the Trust Administrator created hereby shall terminate upon the payment to the Noteholders, the Certificate Paying Agent (on behalf of the Owner Trustee, the Certificateholders, the Indenture Trustee and the Trust Administrator of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Section 8.05	Release of Trust Estate.

(a)        Subject to the payment of its fees and expenses and the fees and the expenses of the Trust Administrator, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b)        The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee and the Trust Administrator pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

Section 8.06     Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Trust Administrator promptly, prior to such Noteholder’s receipt of the final payment thereon.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Noteholders.

(a)        Without the consent of any Noteholders but with prior notice to the Rating Agencies, the Issuer, the Indenture Trustee and the Trust Administrator, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Trust Administrator, for any of the following purposes:

(i)         to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)         to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)        to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

(iv)        to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)        to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)        to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Noteholders;

(vii)       to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii)      to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee and the Trust Administrator shall have received an Opinion of Counsel that entering into such indenture supplement is permitted hereunder and will not (A) have any material adverse tax consequences to the Noteholders, including any Adverse REMIC Event and (B) adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

Each of the Indenture Trustee and the Trust Administrator is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)        The Issuer and the Indenture Trustee and the Trust Administrator, when authorized by an Issuer Request, may, also without the consent of any of the Noteholders but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall, as evidence by an Opinion of Counsel, be permitted hereunder and shall not, as evidenced by such Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax.

(c)        The Issuer, the Trust Administrator and the Indenture Trustee shall, as directed by the Holders of not less than 100% of the Certificate Percentage Interests, enter into an indenture or indentures supplemental hereto for the purpose of providing for the issuance of one or more additional Classes of Notes entitled to payments derived solely from all or a portion of the payments to which the Certificates issued on the Closing Date pursuant to the Trust Agreement are entitled; provided, however, that such action shall as evidenced by an Opinion of Counsel, be permitted hereunder and shall not as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any existing Noteholder or (ii) cause the Issuer to be subject to an entity level tax. Each such Class of Notes shall be a non-recourse obligation of the Issuer and shall be entitled to interest and principal in such amounts, and to such security for the repayment thereof, as shall be specified in such amendment or amendments. Promptly after the execution by the Issuer, the Trust Administrator and the Indenture Trustee of any amendments pursuant to this Section or the creation of a new Indenture and the issuance of the related Class or Classes of Notes, the Issuer shall require the Trust Administrator to give notice to the Noteholders and the Rating Agencies setting forth in general terms the substance of the provisions of such amendment. Any failure of the Trust Administrator to provide such notice as is required under this paragraph, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment or any Class of Notes issued pursuant thereto.

Section 9.02     Supplemental Indentures With Consent of Noteholders. The Issuer, the Indenture Trustee and the Trust Administrator, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Voting Rights of the Notes affected thereby, by Act of Noteholders delivered to the Issuer and the Indenture Trustee and the Trust Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided however, that no such supplemental indenture shall, without the consent of each Noteholder of each Note affected thereby:

(a)       change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(b)        reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)        modify or alter the provisions of the exception in the definition of the term “Outstanding”

(d)        reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(e)        modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of each Noteholder affected thereby;

(f)         modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(g)        permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Indenture Trustee and the Trust Administrator of any supplemental indenture pursuant to this Section 9.02, the Trust Administrator shall mail to Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trust Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03     Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, each of the Indenture Trustee and the Trust Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Each of the Indenture Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Trust Administrator’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04     Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Trust Administrator, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05     Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06     Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee or the Trust Administrator shall, bear a notation in form approved by the Indenture Trustee and the Trust Administrator as to any matter provided for in such supplemental indenture. If the Issuer, the Indenture Trustee or the Trust Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, the Trust Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trust Administrator in exchange for Outstanding Notes.

Section 9.07    Supplemental Indentures Affecting the Master Servicer and the Servicers. Notwithstanding any other provision of this Article IX, no supplemental indenture shall be executed that would materially and adversely affect the interests of the Master Servicer and the Servicers described under Sections 3.22 or 10.18 hereunder or in Appendix A without the consent of the Master Servicer and the Servicers.

ARTICLE X

MISCELLANEOUS

Section 10.01	Compliance Certificates and Opinions, etc.

(a)        Upon any application or request by the Issuer to the Indenture Trustee or the Trust Administrator to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee or the Trust Administrator, as applicable (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every Officer’s Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)         a statement that each signatory of such Officer’s Certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)         a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)        a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)        a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)        if the signatory to such Certificate or Opinion is required to be Independent, the statement required by the definition of the term “Independent Certificate”.

(b)        (i)         Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)         Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

(iii)        Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)        Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balances of the Notes.

(v)        Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Loans as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Trust Administrator and the Indenture Trustee every six months, commencing January 1, 2006, an Officer’s Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer’s business and that the proceeds thereof were applied in accordance with the Basic Documents.

Section 10.02   Form of Documents Delivered to Indenture Trustee and Trust Administrator. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Depositor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller, the Depositor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee and/or the Trust Administrator, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s or the Trust Administrator’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03	Acts of Noteholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trust Administrator, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trust Administrator and the Issuer, if made in the manner provided in this Section 10.03.

(b)        The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Trust Administrator deems sufficient.

(c)	The ownership of Notes shall be proved by the Note Registrar.

(d)        Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trust Administrator or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04   Notices, etc., to Indenture Trustee, Trust Administrator, Issuer and Rating Agencies.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)         the Indenture Trustee or the Trust Administrator by any Noteholder or by the Issuer, it shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee or the Trust Administrator at the Corporate Trust Office. The Indenture Trustee or the Trust Administrator shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii)         the Issuer by the Indenture Trustee, by the Trust Administrator or by any Noteholder, it shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Home Equity Mortgage Trust 2005-HF1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee and the Trust Administrator by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Trust Administrator.

Notices required to be given to the Rating Agencies by the Issuer or the Indenture Trustee, the Trust Administrator or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Surveillance Group and (ii) in the case of Standard & Poor’s, at the following address: Standard & Poor’s, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 10.05   Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trust Administrator but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trust Administrator shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06   Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Trust Administrator to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Trust Administrator a copy of each such agreement and the Trust Administrator shall cause payments to be made and notices to be given in accordance with such agreements.

Section 10.07   Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.08   Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.09   Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee and the Trust Administrator in this Indenture shall bind its successors, co-trustees and agents.

Section 10.10   Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.11   Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 10.12   Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.13   GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.14   Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.15   Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or the Trust Administrator or any other counsel reasonably acceptable to the Indenture Trustee and the Trust Administrator) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee or the Trust Administrator under this Indenture.

Section 10.16   Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Indenture Trustee or the Trust Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Trust Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee, the Trust Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Indenture Trustee or the Trust Administrator or of any successor or assign of any of them in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Trust Administrator and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary of the Issuer shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.17   No Petition. The Indenture Trustee and the Trust Administrator by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to the day one year and one day after the date this Indenture terminates institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

Section 10.18	Optional Termination.

(a)        The Terminating Entity shall have the right, but not the obligation, upon the Aggregate Collateral Balance (after applying payments received in the related Collection Period) as of such Payment Date being less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date, to purchase from the Issuer all of the assets of the Trust Estate at a price equal to the greater of (I) the sum of (A) 100% of the Aggregate Collateral Balance (other than in respect of REO) plus one month’s accrued interest thereon at the applicable Mortgage Interest Rate with respect to each Loan, (B) with respect to any REO, the lesser of (x) the appraised value of any REO as determined by the higher of two independent valuations completed by two independent companies selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Loan related to any REO, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and (C) any remaining unreimbursed Advances, Servicing Advances and Servicing Fees payable to a Servicer (other than a Servicer that is the Terminating Entity), the Master Servicer or the Trust Administrator and any unreimbursed Advances (made by the Indenture Trustee as a successor Master Servicer) and expenses payable to the Trust Administrator, the Master Servicer and the Indenture Trustee (the sum of (A), (B) and (C), collectively, the “Par Value”) and (II) the Fair Market Value;

(b)        If the Terminating Entity has not exercised its purchase option described above, on any Payment Date on or after the date on which the aggregate Principal Balance of the Loans and the appraised value of the REOs at the time of the purchase is less than five percent of the Aggregate Collateral Balance as of the Cut-off Date (the “Auction Date”), the Trust Administrator shall solicit, or cause to be solicited, good faith bids for the Loans and all property acquired in respect of any remaining Loan (the “Trust Collateral”) from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Loans. If the Trust Administrator receives at least three bids for the Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trust Administrator shall sell the Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Loan Auction Price”) and following such sale shall have no further liability or responsibility therefor. If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trust Administrator shall continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the Terminating Entity exercises its purchase option. All of the expenses incurred by the Trust Administrator in connection with the solicitation of bids for a successful auction described in this paragraph shall be payable to the Trust Administrator, out of the Loan Auction Price received in connection with such successful auction; provided, however that any indemnification rights available to the Trust Administrator under this Agreement in connection with any auctions will not be limited by this sentence and the Trust Administrator shall not be entitled to be reimbursed for any expenses incurred in connection with an auction that is not successful. Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or the Seller or any of their respective affiliates.

(c)        If any right to purchase is exercised, the Terminating Entity or Auction Purchaser, as applicable, shall deposit the Termination Price, with the Trust Administrator pursuant to Section 4.10 hereof and, upon the receipt of such deposit, the Indenture Trustee or the Custodians shall release to the designee appointed by the Terminating Entity or the Auction Purchaser, as applicable, the files pertaining to the Loans being purchased. The Terminating Entity or the Auction Purchaser, as applicable, at their expense, shall prepare and deliver to the Indenture Trustee or the related Custodians, for execution, at the time the related Loans are to be released to the Terminating Entity or the Auction Purchaser, as applicable, appropriate documents assigning each such Loan from the Indenture Trustee and the Issuer to the Terminating Entity or the Auction Purchaser, as applicable. The Terminating Entity shall give the Indenture Trustee, the Trust Administrator, the Master Servicer and the Servicers not less than fifteen Business Days’ prior written notice of the Payment Date on which the Terminating Entity anticipates that the final distribution will be made to the related Securityholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes and/or the Certificateholders may surrender their Certificates to the Trust Administrator (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee by first class mail to Holders of the affected Securities. Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date and shall specify: (i) the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes and/or Certificates is anticipated to be made upon presentation and surrender of Notes and/or Certificates at the office or agency of the Trust Administrator therein designated; and (ii) the amount of any such final payment, if known.

Section 10.19   Inspection. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Trust Administrator, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee or the Trust Administrator, as applicable, shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Trust Administrator, as applicable, may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 10.20   Limitation of Liability of Owner Trustee. Notwithstanding anything to the contrary herein, this Indenture has been executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Home Equity Mortgage Trust 2005-HF1, in the exercise of the powers and authority conferred and vested in it, (a) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuer, (b) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

Section 10.21	Determination of the Terminating Entity.

(a)        If any Servicer intends to be the Terminating Entity, such party must give written notice to the Trust Administrator no later than twenty (20) days prior to the first day of the Optional Termination Notice Period. Upon receiving such notice, the Trust Administrator shall immediately request from the Seller and the Seller shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not the Seller retains the servicing rights to any Loan.

(b)	The Trust Administrator shall determine the “Terminating Entity” as follows:

(i)         the Seller, if it is the owner of the servicing rights with respect to any Loans on the Optional Termination Date;

(ii)         SPS, if (a) the Seller is not the owner of the servicing rights with respect to any Loans on the Optional Termination Date and (b) SPS is a Servicer or Special Servicer with respect to any Loans on the Optional Termination Date and SPS has given notice to the Trust Administrator pursuant to Section 10.21(a) above; or

(iii)        the Majority Servicer on the Optional Termination Date, if (a) the Seller is not the owner of the servicing rights with respect to any Loans on the Optional Termination Date and (b) SPS has not given notice to the Trust Administrator pursuant to Section 10.21(a) above.

(c)         No later than fifteen (15) days prior to the first day of the Optional Termination Notice Period, the Trust Administrator shall provide notice to each Servicer that is a servicer of any of the Loans of the identity of the Terminating Entity.

Section 10.22	Additional Termination Requirements.

(a)        In the event that the Optional Termination Holder exercises its purchase option with respect to the Loans as provided in Section 10.18 or the Auction Purchaser purchases the Loans pursuant to Section 10.18, at such time as the Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 10.22 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         Within 90 days prior to the final Payment Date set forth in the notice given by the Trust Administrator under Section 10.18, the Depositor shall prepare and the Trust Administrator, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trust Administrator, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

(ii)         Within 90 days after the time of adoption of such a plan of complete liquidation, the Trust Administrator shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

(iii)        On the date specified for final payment of the Notes and Certificates, the Trust Administrator shall, after payment of any unreimbursed Advances, Servicing Advances, Master Servicing Fees, Servicing Fees or other payment or compensation payable to each Servicer and the Master Servicer pursuant to the Servicing Agreement and other payments required to be made to the Trust Administrator or the Administrator under the Basic Documents, make final payments of principal and interest on the Notes and Certificates in accordance with Section 3.05 and distribute or credit, or cause to be distributed or credited, to the Holders of the Class A-R, Class A-RL and Class G Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and any REMIC) shall terminate at that time.

(b)        The Trust Administrator as agent for REMIC I, REMIC II and REMIC III hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 10.22(a)(1) and to take such other action, at the Depositor’s expense, in connection therewith as may be reasonably requested by the Depositor.

(c)        By their acceptance of the Notes, the Holders thereof hereby authorize the Depositor to prepare and the Trust Administrator to adopt and sign a plan of complete liquidation.

ARTICLE XI

REMIC PROVISIONS

Section 11.01	REMIC Provisions.

(a)        The REMIC Administrator shall make an election to treat the Loans and the proceeds of the Loans and the proceeds on deposit in the Payment Account as three REMICs under the Code and, if necessary, under applicable state law, in accordance with Section 2.06 of the Trust Agreement, designated as REMIC I, REMIC II and REMIC III. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Securities are issued. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC I Regular Interests will be designated as the “regular interests” and the Class G Certificates will be the sole class of “residual interests” in REMIC I. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC II Regular Interests will be designated as the “regular interests” and the Class A-RL Certificates will be the sole class of “residual interests” in REMIC II. For the purposes of the REMIC elections in respect of that portion of the Trust Estate, the REMIC III Regular Interests will be designated as the “regular interests” and the Class A-R Certificates will be the sole class of “residual interests” in REMIC III. The REMIC Administrator and the Indenture Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in each REMIC elected in respect of the Trust Fund other than the “regular interests” and “residual interests” so designated.

(b)        The Closing Date is hereby designated as the “Startup Day” of each of REMIC I, REMIC II and REMIC III, as designated in clause (a) above, within the meaning of Section 860G(a)(9) of the Code.

(c)        The Trust Administrator shall act on behalf of the “tax matters person” (within the meaning of the REMIC Provisions) for each REMIC created hereunder, in the manner provided under Treasury regulations section 1.860F 4(d) and temporary Treasury regulations section 301.6231(a)(7)1T.

(d)        The REMIC Administrator shall (i) prepare, sign and file, or cause to be prepared, signed and filed, federal and state tax returns using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Noteholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions and, otherwise, shall, shall deliver such tax returns in a timely manner to the Owner Trustee, if the Owner Trustee is required to sign such returns in accordance with Section 5.03 of the Trust Agreement, and shall sign (if the Owner Trustee is not so required) and file such tax returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Owner Trustee with respect to any tax or liability arising from the Owner Trustee’s signing of Tax Returns that contain errors or omissions. Each Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

(e)        The REMIC Administrator shall provide (i) to any Transferor of a Class A-R Certificate, Class A-RL Certificate and Class G Certificate such information as is necessary for the application of any tax relating to the transfer of a Class A-R Certificate, Class A-RL Certificate or Class G Certificate to any Person who is not a Permitted Transferee, (ii) to the Trust Administrator, and the Trust Administrator shall forward to the Noteholders and the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC.

(f)         Each Servicer and the REMIC Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within each Servicer’s or the REMIC Administrator’s control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status of each REMIC as a REMIC under the REMIC Provisions (and the Indenture Trustee and the Trust Administrator shall assist each Servicer and the REMIC Administrator, to the extent reasonably requested by each Servicer and the REMIC Administrator to do so). Each Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Estate to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any portion of any of the REMICs as a REMIC or (ii) result in the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an “Adverse REMIC Event”) unless each Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and each Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Estate and the Noteholders and the Certificateholders, at the expense of the Trust Estate, but in no event at the expense of each Servicer, the REMIC Administrator, the Owner Trustee or the Indenture Trustee) to the effect that the contemplated action will not, with respect to each REMIC created hereunder, endanger such status or, unless each Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Estate against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Estate, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Estate, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Estate has been given and that all other preconditions to the taking of such action have been satisfied. Neither the Indenture Trustee nor the Trust Administrator shall take or fail to take any action (whether or not authorized hereunder) as to which each Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any of the REMICs created hereunder or any related assets thereof, or causing any of the REMICs to take any action, which is not expressly permitted under the terms of this Agreement, the Indenture Trustee and the Trust Administrator will consult with each Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any of the REMICs, and neither the Indenture Trustee nor the Trust Administrator shall take any such action or cause any REMIC to take any such action as to which each Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. Each Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of each Servicer or the REMIC Administrator. At all times as may be required by the Code, each Servicer, the Trust Administrator and the Indenture Trustee will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each REMIC created hereunder as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)        In the event that any tax is imposed on “prohibited transactions” of any of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of any of the REMICs as defined in Section 860G(c) of the Code, on any contributions to any of the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to each Servicer, if such tax arises out of or results from a breach by each Servicer of any of its obligations under this Agreement or each Servicer has in its sole discretion determined to indemnify the Trust Estate against such tax, (ii) to the Indenture Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article XI or (iv) otherwise against amounts on deposit in the Custodial Account and on the Payment Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the accrued interest due on each Class entitled thereto on a pro rata basis.

(h)        The Trust Administrator and each Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)         Following the Startup Day, neither the Servicers, the Trust Administrator nor the Indenture Trustee shall accept any contributions of assets to any of the REMICs created hereunder unless (subject to Section 11.01(f)) the Servicers, the Trust Administrator and the Indenture Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in such REMIC will not cause any of the REMICs to fail to qualify as a REMIC at any time that any Notes or Class A-R

Certificates, Class A-RL Certificates or Class G Certificates are outstanding or subject any of the REMICs to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)         Neither the Servicers nor the Trust Administrator shall (subject to Section 11.01(f)) enter into any arrangement by which any of the REMICs created hereunder will receive a fee or other compensation for services nor permit any of the REMICs to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)        Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the “latest possible maturity date” by which the Class Principal Balance of each Class of Notes representing a regular interest in the applicable REMIC is the Final Payment Date.

(l)         Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC created hereunder.

(m)       Neither the Depositor, the Indenture Trustee nor the Servicers shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either of the REMICs created hereunder, (iii) the termination of the applicable REMIC pursuant to Section 3.05 of the Trust Agreement or (iv) a purchase of Loans pursuant to the Purchase Agreement) nor acquire any assets for any of the REMICs, nor sell or dispose of any investments in the Custodial Account or the Payment Account for gain nor accept any contributions to any of the REMICs after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of any of the REMICs as a REMIC or (b) unless each Servicer has determined in its sole discretion to indemnify the Trust Estate against such tax, cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

(n)        The Trust Administrator will apply for an employer identification number from the Internal Revenue Service on a Form SS-4 or any other acceptable method for all tax entities.

Section 11.02   Distributions on the REMIC I Regular Interests and REMIC II Regular Interests.

(a)	Distributions on the REMIC I Regular Interests.

On each Payment Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Class G Certificates, as the case may be:

(i)         first, to the Holders of the Class G Certificates, an amount equal to any Additional Balance Advance Amount with respect to the Loans for such Payment Date;

(ii)         second, to the Holders of REMIC I Regular Interests LTI-P, LTI-RL and LTI-R, in an amount equal to (x) the related Uncertificated Accrued Interest for such Payment Date, plus (y) any amounts in respect thereof remaining unpaid from previous Payment Dates and second, to Holders of REMIC I Regular Interests LTI-1, LTI-S1, LTI-S2, LTI-S3 and LTI-PF an amount equal to (x) the related Uncertificated Accrued Interest for such Payment Date, plus (y) any amounts in respect thereof remaining unpaid from previous Payment Dates;

(iii)        third, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clauses (i) and (ii) above and, in the case of distributions made pursuant to Section 11.02(a)(iii)(c), the amount of any Prepayment Charges for such Payment Date, allocated as follows:

(a)        to the Holders of REMIC I Regular Interest LTI-R, an amount equal to the amount of principal distributed to the holder of the Corresponding Uncertificated Interest on such Payment Date pursuant to Section 11.02(b)(ii)(a);

(b)        to the Holders of REMIC I Regular Interest LTI-RL, an amount equal to the amount of principal distributed to the holder of the Corresponding Note on such Payment Date pursuant to Section 3.05(b);

(c)        to the Holders of REMIC I Regular Interest LTI-P, an amount equal to the amount distributed to the holder of the Corresponding Uncertificated Interest on such Payment Date pursuant to Section 11.02(b)(ii)(b);

(d)        to the Holders of REMIC I Regular Interest LTI-1, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-1 is reduced to zero; and

(e)        to the Holders of REMIC I Regular Interest LTI-PF, until the Uncertificated Principal Balance of REMIC I Regular Interest LTI-PF is reduced to zero; and

any remaining amount to the Holders of the Class G Certificates; provided, however, that for the first three Payment Dates, such amounts constituting available funds relating to the Initial Loans shall be allocated to REMIC I Regular Interest LTI-1, and such amounts constituting available funds relating to the Subsequent Loans and shall be allocated to REMIC I Regular Interest LTI-PF.

(b)	Distributions on the REMIC II Regular Interests.

On each Payment Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Payment Account and distributed to the holders of the Class A-RL Certificates, as the case may be:

(i)         first, to the extent of the sum of available funds for such Payment Date, to Holders of REMIC II Regular Interests MTI-AA, MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1, MTI-B-2, MTI-ZZ, MTI-P, MTI-R and MTI-S, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest MTI-ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC II Regular Interest MTI ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest MTI-A-1, REMIC II Regular Interest MTI-A-2A, REMIC II Regular Interest MTI-A-2B, REMIC II Regular Interest MTI-A-3A, REMIC II Regular Interest MTI-A-3B, REMIC II Regular Interest MTI-M-1, REMIC II Regular Interest MTI-M-2, REMIC II Regular Interest MTI-M-3, REMIC II Regular Interest MTI-M-4, REMIC II Regular Interest MTI-M-5, REMIC II Regular Interest MTI-M-6, REMIC II Regular Interest MTI-M-7, REMIC II Regular Interest MTI-M-8, REMIC II Regular Interest MTI-M-9, REMIC II Regular Interest MTI-B-1 and REMIC II Regular Interest MTI-B-2 in the same proportion as the amounts are allocated to the Corresponding Note, pursuant to Section 3.05(b) herein, for each such REMIC II Regular Interest, and the Uncertificated Principal Balance of the REMIC II Regular Interest MTI-ZZ shall be increased by such amount;

(ii)         second, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 11.02(b)(ii)(b), the amount of any Prepayment Charges for such Payment Date, allocated as follows:

(a)        to the Holders of REMIC II Regular Interest MTI-R, an amount equal to the amount distributed to the holder of the Corresponding Note on such Payment Date pursuant to Section 3.05(b); and

(b)        to the Holders of REMIC II Regular Interest MTI-P, an amount equal to the amount distributed to the holder of the Corresponding Note on such Payment Date pursuant to Section 3.05(b); and

(iii)        third, to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the available funds for such Payment Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(a)        98% of such remainder to the Holders of REMIC II Regular Interest MTI-AA, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero;

(b)        2% of such remainder, first, to the Holders of REMIC II Regular Interest MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1 and MTI-B-2, equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Note, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and second, to the Holders of REMIC II Regular Interest MTI-ZZ, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

(c)        any remaining amount to the Holders of the Class A-RL Certificates.

IN WITNESS WHEREOF, the Issuer, the Trust Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HOME EQUITY MORTGAGE TRUST 2005-HF1, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:	/s/ Anita E. Dallago
Name:	Anita E. Dallago
Title:	Senior Financial Services Officer

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A., as Trust Administrator

By:	/s/ Annette Marsula
Name:	Annette Marsula
Title:	Vice President

JPMORGAN CHASE BANK, N.A. hereby accepts the appointment as Paying Agent pursuant to Section 3.03 hereof and as Note Registrar pursuant to Section 4.02 hereof.

By:	/s/ Annette Marsula
Name:	Annette Marsula
Title:	Vice President

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP. hereby acknowledges and agrees to the provisions set forth in Section 6.16

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this 1st day of November, 2005, before me personally appeared Anita E. Dallago to me known, who being by me duly sworn, did depose and say, that he is the Senior Financial Services Officer of Wilmington Trust Company, one of the companies described in and which executed the above instrument; and that he signed his name thereto by like order.

Notary Public

/s/ J. Christopher Murphy

NOTARIAL SEAL

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF RAMSEY	)

On this ____ day of November, 2005, before me personally appeared Becky Warren to me known, who being by me duly sworn, did depose and say, that she is the Assistant Vice President of U.S. Bank National Association, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Notary Public

/s/ Tiffany M. Jeanson

NOTARIAL SEAL

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF KINGS	)

On this 4th day of November, 2005, before me personally appeared Annette M. Marsula to me known, who being by me duly sworn, did depose and say, that she is the Vice President of JPMorgan Chase Bank, N.A., one of the national banking associations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the JPMorgan Chase Bank, N.A., of said national banking associations; and that she signed his name thereto by like order.

Notary Public

/s/ Irene Siegel

NOTARIAL SEAL

EXHIBIT A-1

FORM OF CLASS A NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER OR BENEFICIAL OWNER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE OR A SECURITY ENTITLEMENT THERETO, SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 4.02 OF THE INDENTURE.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICERS, THE MASTER SERVICER, THE INDENTURE TRUSTEE, THE TRUST ADMINISTRATOR, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

HOME EQUITY MORTGAGE TRUST 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

Class A-[__]	Principal Amount: $[____________]
Registered	Cut-off Date: October 1, 2005
No. 1	Percentage Interest: 100%
CUSIP NO. [___________]	Note Interest Rate: Adjustable
First Payment Date: November 25, 2005	Assumed Final Payment Date: February 2036

Home Equity Mortgage Trust 2005-HF1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[___________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal and interest on the Class A-[__] Notes pursuant to Section 3.05 of the Indenture dated as of November 4, 2005 (the “Indenture”), among the Issuer, as issuer, JPMorgan Chase Bank, N.A., as trust administrator (the “Trust Administrator”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date (as defined below). Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the 25th day of each month, or, if any such date is not a Business Day, then the next Business Day (the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, November 4, 2005, from the Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class A-[__] Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days.

Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-HF1, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trust Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicers, the Master Servicer, the Depositor, the Trust Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto shall be deemed to make the representations set forth in Section 4.02 of the Indenture.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trust Administrator, the Indenture Trustee and any agent of the Issuer, the Trust Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trust Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Trust Administrator and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer, the Trust Administrator and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer, the Trust Administrator and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of J.P. Morgan Chase Bank, N.A., in its individual capacity, U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

HOME EQUITY MORTGAGE TRUST 2005-HF1 By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Dated: November 4, 2005

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[__] Notes referred to in the within mentioned Indenture.

J.P. MORGAN CHASE BANK, N.A., not in its individual capacity but solely as Trust Administrator

By:
Authorized Signatory

Dated: November 4, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/
Signature Guaranteed

*/

 ____________________________

*     NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-2

FORM OF CLASS M NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE [CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3A, CLASS A-3B] [AND CLASS M-[_]] NOTES AS DESCRIBED IN THE INDENTURE (AS DEFINED HEREIN).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER OR BENEFICIAL OWNER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE OR A SECURITY ENTITLEMENT THERETO, SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 4.02 OF THE INDENTURE.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

.

HOME EQUITY MORTGAGE TRUST 2005-HF1

HOME EQUITY LOAN-BACKED NOTES, SERIES 2005-HF1

Class M-[_]	Initial Notional Amount: $[___________]
Registered	Cut-off Date: October 1, 2005
No. 1	Percentage Interest: 100%
CUSIP NO. [_____________]	Note Interest Rate: Adjustable
First Payment Date: November 25, 2005	Assumed Final Payment Date: February 2036

Home Equity Mortgage Trust 2005-HF1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $[__________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class M-[_] Notes pursuant to Section 3.05 of the Indenture dated as of November 4, 2005 (the “Indenture”), among the Issuer, as issuer, JPMorgan Chase Bank, N.A., as trust administrator (the “Trust Administrator”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date (as defined below). Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the 25th day of each month, or, if any such date is not a Business Day, then the next Business Day (the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, November 4, 2005, from the Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class M-[_] Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days.

Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-HF1, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trust Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicers, the Master Servicer, the Depositor, the Trust Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto shall be deemed to make the representations set forth in Section 4.02 of the Indenture.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trust Administrator, the Indenture Trustee and any agent of the Issuer, the Trust Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trust Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Trust Administrator and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer, the Trust Administrator and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer, the Trust Administrator and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term "Issuer" as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of J.P. Morgan Chase Bank, N.A., in its individual capacity, U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

HOME EQUITY MORTGAGE TRUST 2005-HF1 By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Dated: November 4, 2005

CERTIFICATE OF AUTHENTICATION

This is one of the Class M-[__] Notes referred to in the within mentioned Indenture.

J.P. MORGAN CHASE BANK, N.A., not in its individual capacity but solely as Trust Administrator

By:
Authorized Signatory

Dated: November 4, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/
Signature Guaranteed

*/

_____________________________

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-3

FORM OF CLASS B NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3A, CLASS A-3B, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8, CLASS M-9 [AND CLASS B-1] NOTES AS DESCRIBED IN THE INDENTURE (AS DEFINED HEREIN).

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE INDENTURE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS NOTE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

EACH HOLDER OR BENEFICIAL OWNER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE OR A SECURITY ENTITLEMENT THERETO, SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 4.02 OF THE INDENTURE.

THIS NOTE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE SERVICER, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE INDENTURE OR THE BASIC DOCUMENTS.

HOME EQUITY MORTGAGE TRUST 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

Class B-[__]	Principal Amount: $[_________]
Registered	Cut-off Date: October 1, 2005
No. 1	Percentage Interest: 100%
CUSIP NO. [____________]	Note Interest Rate: Variable
First Payment Date: November 25, 2005	Assumed Final Payment Date: February 2036

Home Equity Mortgage Trust 2005-HF1, a statutory trust duly organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CREDIT SUISSE FIRST BOSTON LLC or registered assigns, the principal sum of $[_________], payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class B-[__] Notes pursuant to Section 3.05 of the Indenture dated as of November 4, 2005 (the “Indenture”), between the Issuer, as issuer, JPMorgan Chase Bank, N.A., as trust administrator (the “Trust Administrator”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date, to the extent not previously paid on a prior Payment Date. Capitalized terms used but not defined herein are defined in Appendix A of the Indenture.

Pursuant to the terms of the Indenture, a distribution will be made on the 25th day of each month, or, if any such date is not a Business Day, then the next Business Day (the “Payment Date”), commencing as described in the Indenture, to the Person in whose name this Note is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) related Accrual Period, or, in the case of the first Payment Date, November 4, 2005, from the Remittance Amount in an amount equal to the product of the Percentage Interest evidenced by this Notes and the amount of interest and principal, if any required to be distributed to Holders of Class B-[__] Notes on such Payment Date.

Interest will be computed on the basis of the actual number of days in each Accrual Period and a year assumed to consist of 360 days

Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Home Equity Loan-Backed Notes, Series 2005-HF1, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture.

The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

The entire unpaid principal amount of this Note shall be due and payable in full on the Final Scheduled Payment Date pursuant to the Indenture, to the extent not previously paid on a prior Payment Date. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Voting Rights of all Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Trust Administrator, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date with respect to the preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by, the holder hereof or such holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note, or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Seller, the Servicers, the Master Servicer, the Depositor, the Trust Administrator or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Master Servicer, the Trust Administrator or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed.

Each Holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a security entitlement to a Note, covenants and agrees by accepting the benefits of the Indenture that such Holder or Beneficial Owner of a Note will not prior to the day that is one year and one day after the date this Indenture terminates, institute against the Issuer or the Depositor, or join in any institution against the Issuer or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

No transfer of this Class B-[__] Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 4.02 of the Indenture, in connection with any transfer of this Class B-[__] Note, (i) the Trust Administrator shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator, the Issuer and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said 1933 Act and laws or is being made pursuant to said 1933 Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trust Estate, the Depositor, the Issuer, the Servicers or the Master Servicer, and (ii) the Trust Administrator shall require the transferee to execute a representation letter, substantially in the form of Exhibit D to the Indenture, and the Trust Administrator shall require the transferor to execute a representation letter, substantially in the form of Exhibit E to the Indenture, each acceptable to and in form and substance satisfactory to the Depositor, the

Issuer and the Trust Administrator certifying to the Depositor, the Issuer and the Trust Administrator the facts surrounding such transfer, which representation letters shall not be an expense of the Indenture Trustee, Trust Administrator, the Trust Estate, the Depositor, the Issuer, the Master Servicer or the Servicers. In lieu of the requirements set forth in the preceding sentence, transfers of this Class B-[__] Note may be made if the prospective transferee provides the Trust Administrator, the Depositor and the Issuer with an investment letter substantially in the form of Exhibit F to the Indenture, which investment letter shall not be an expense of the Indenture Trustee, Trust Administrator, the Issuer, the Trust Estate, the Depositor, the Master Servicer or the Servicers, and which investment letter states that, among other things, such transferee (i) is a “qualified institutional buyer” as defined under Rule 144A, acting for its own account or the accounts of other “qualified institutional buyers” as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class B-[__] Note desiring to effect any transfer shall, and does hereby agree to, indemnify the Indenture Trustee, Trust Administrator, the Depositor, the Servicers, the Master Servicer, the Issuer and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws and this Indenture.

Each Holder or Beneficial Owner of this Note, by acceptance of this Note or a security entitlement thereto shall be deemed to make the representations set forth in Section 4.02 of the Indenture.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a security entitlement to a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Trust Administrator, the Indenture Trustee and any agent of the Issuer, the Trust Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered (as of the day of determination or as of such other date as may be specified in the Indenture) as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trust Administrator, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Trust Administrator and the Indenture Trustee and the rights of the holders of the Notes under the Indenture at any time by the Issuer, the Trust Administrator and the Indenture Trustee with the consent of the holders of Notes representing a majority of the Voting Rights of all Notes at the time Outstanding and with prior notice to the Rating Agencies. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Voting Rights of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note (or any one of more Predecessor Notes)

shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer, the Trust Administrator and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders but with prior notice to the Rating Agencies.

The term “Issuer” as used in this Note includes any successor or the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of J.P. Morgan Chase Bank, N.A., in its individual capacity, U.S. Bank National Association, in its individual capacity, Wilmington Trust Company, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

HOME EQUITY MORTGAGE TRUST 2005-HF1 By WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Authorized Signatory

Dated: November 4, 2005

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[__] Notes referred to in the within mentioned Indenture.

J.P. MORGAN CHASE BANK, N.A., not in its individual capacity but solely as Trust Administrator

By:
Authorized Signatory

Dated: November 4, 2005

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

___________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/
Signature Guaranteed

*/

 _______________________________

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF DEPOSITOR CERTIFICATION

Re: Credit Suisse First Boston Mortgage Acceptance Corp.

Home Equity Mortgage Trust 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

I, __________________________, certify that:

1.            I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Home Equity Mortgage Trust 2005-HF1 (the “Trust”);

2.            Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.            Based on my knowledge, the distribution information required to be prepared by the Trust Administrator based upon the servicing information required to be provided by each Servicer and the Master Servicer under the Servicing Agreement is included in these reports;

4.            Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trust Administrator in accordance with the terms of the Servicing Agreement and based upon the review required under the Servicing Agreement, and except as disclosed in the report, each Servicer and the Master Servicer has fulfilled its obligations under the Servicing Agreement; and

5.            The reports disclose all significant deficiencies relating to each Servicer’s and the Master Servicer’s compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement, that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of November 4, 2005 (the “Indenture”), among the Trust, JPMorgan Chase Bank, N.A., as trust administrator and U.S. Bank National Association, as indenture trustee.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By:
Name:
Title:
Date:

EXHIBIT C

FORM OF TRUST ADMINISTRATOR CERTIFICATION

Re: Credit Suisse First Boston Mortgage Acceptance Corp.

Home Equity Mortgage Trust 2005-HF1

Home Equity Loan-Backed Notes, Series 2005-HF1

I, ___________________________, am a [title] of JPMorgan Chase Bank, N.A. (in its capacity as trust administrator for the above-referenced notes, the “Trust Administrator”), and in such capacity hereby certify to Credit Suisse First Boston Mortgage Acceptance Corp. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.          The Trust Administrator has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.          Subject to paragraph 4 hereof, based on the Trust Administrator’s knowledge and assuming the accuracy and completeness of the information supplied to the Trust Administrator by each Servicer, the Distribution Information in the Monthly Statements, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Indenture to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.          Based on the Trust Administrator’s knowledge, the Distribution Information required to be provided by the Trust Administrator under the Indenture is included in these reports.

4.          In compiling the Distribution Information and making the foregoing certifications, the Trust Administrator has relied upon information furnished to it by the Servicers under the Servicing Agreement. The Trust Administrator shall have no responsibility or liability for any inaccuracy in all reports on Form 8-K resulting from information received from the Servicers unless such inaccuracy is due to the Trust Administrator’s own negligence, willful misconduct or bad faith.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information calculated and reported by the Trust Administrator pursuant to Sections 3.25 and 6.16 of the Indenture.

“Monthly Statements” shall mean the monthly statements prepared by the Trust Administrator pursuant to Section 3.25 of the Indenture.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated as of November 4, 2005 (the “Indenture”), among Home Equity Mortgage Trust 2005-HF1, U.S. Bank National Association as indenture trustee and the Trust Administrator.

JPMORGAN CHASE BANK, N.A., as Trust Administrator

By:
Name:
Title:
Date:

EXHIBIT D

FORM OF INVESTOR REPRESENTATION LETTER

______________, 20__

Credit Suisse First Boston

Mortgage Acceptance Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010-3629

JPMorgan Chase Bank, N.A.

4 New York Plaza

New York, New York 10004

Attention: Worldwide Securities Services/Structured Finance Services-Home Equity Mortgage Trust 2005-HF1

Re:	Home Equity Mortgage Trust 2005-HF1, Home Equity Loan-Backed Notes, Series 2005-HF1, [Class B-1] [Class B-2]

Ladies and Gentlemen:

_________________________ (the “Purchaser”) intends to purchase from ___________________________ (the “Seller”) $_____________ Initial Certificate Principal Balance Home Equity Mortgage Trust 2005-HF1, Home Equity Loan-Backed Notes, Series 2005-HF1, [Class B-1] [Class B-2] (the “Notes”), issued pursuant to the Indenture (the “Indenture”), dated as of November 4, 2005, between Home Equity Mortgage Trust 2005-HF1, (the “Issuer), JPMorgan Chase Bank, N.A., as trust administrator and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trust Administrator, the Indenture Trustee and the Issuer that:

(a)        The Purchaser understands that (a) the Notes have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Notes, (c) the Notes may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Indenture contains restrictions regarding the transfer of the Notes and (e) the Notes will bear a legend to the foregoing effect.

(b)        The Purchaser is acquiring the Notes for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

(c)        The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Act.

(d)        The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Indenture and (b) such other information concerning the Notes, the Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Issuer and is relevant to the Purchaser’s decision to purchase the Notes. The Purchaser has had any questions arising from such review answered by the Depositor or the Issuer to the satisfaction of the Purchaser.

(e)        The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Note, any interest in any Note or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Note under the Act, that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

(f)         The Purchaser hereby certifies, represents and warrants to, and covenants with the Depositor, the Indenture Trustee, the Trust Administrator and the Issuer that the following statements in (i) or (ii) are correct:

(i)         The Purchaser is not an employee benefit plan or other plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any person (including an insurance company investing its general account, an investment manager, a named fiduciary or a trustee of any such plan) who is using “plan assets” of any such plan to effect such acquisition (each of the foregoing, a “Plan Investor”); or

(ii)         the Purchaser has provided the Indenture Trustee, the Depositor, the Trust Administrator and the Issuer with an Opinion of Counsel acceptable to and in form and substance satisfactory to the Indenture Trustee, the Depositor, the Trust Administrator and the Issuer to the effect that the purchase or holding of Notes is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Depositor, the Trust Administrator, the Issuer, the Master Servicer or the Servicers to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Trust Administrator, the Issuer, the Depositor, the Master Servicer or the Servicers.

In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Indenture Trustee, the Trust Administrator and the Issuer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (i) or (ii) above.

Very truly yours,
(Purchaser)

By:
Name:
Title:

EXHIBIT E

FORM OF TRANSFEROR REPRESENTATION LETTER

______________, 20__

Credit Suisse First Boston

Mortgage Acceptance Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010-3629

JPMorgan Chase Bank, N.A.

4 New York Plaza

New York, New York 10004

Attention: Worldwide Securities Services/Structured Finance Services-Home Equity Mortgage Trust 2005-HF1

Re:	Home Equity Mortgage Trust 2005-HF1, Home Equity Loan-Backed Notes, Series 2005-HF1, [Class B-1] [Class B-2]

Ladies and Gentlemen:

_________________________ (the “Purchaser”) intends to purchase from ___________________________ (the “Seller”) $_____________ Initial Certificate Principal Balance Home Equity Mortgage Trust 2005-HF1, Home Equity Loan-Backed Notes, Series 2005-HF1, [Class B-1] [Class B-2] (the “Notes”), issued pursuant to the Indenture (the “Indenture”), dated as of November 4, 2005, among Home Equity Mortgage Trust 2005-HF1, (the “Issuer), JPMorgan Chase Bank, N.A. (the “Trust Administrator”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). All terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trust Administrator, the Indenture Trustee and the Issuer that:

Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Note. The Seller has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Very truly yours,
(Purchaser)

By:
Name:
Title:

EXHIBIT F

FORM OF RULE 144A INVESTMENT REPRESENTATION

DESCRIPTION OF RULE 144A SECURITIES, INCLUDING NUMBERS:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

(1)        In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

(2)        The Buyer, pursuant to Section 4.02 of the Indenture (the “Indenture”), dated as of November 4, 2005, among Home Equity Mortgage Trust 2005-HF1 (the “Issuer”), JPMorgan Chase Bank, N.A., as trust administrator (the “Trust Administrator”) and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) warrants and represents to, and covenants with, the Seller, the Indenture Trustee, the Depositor, the Issuer, the Trust Administrator, the Master Servicer and each Servicer as follows:

(iii)        The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(iv)        The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(v)        The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trust Administrator or any Servicer.

(vi)        Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(vii)       The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex I or Annex II. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

	(1)	The Buyer:
(viii)	is not a Plan Investor; or

(ix)        has provided the Trust Administrator, the Depositor and the Issuer with an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator, the Depositor, and the Issuer to the effect that the purchase or holding of this Note is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Indenture Trustee, the Trust Administrator, the Issuer, the Depositor, the Master Servicer or any Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Indenture Trustee, the Depositor, the Issuer, the Trust Administrator, the Master Servicer or the Servicers.

(1)        This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

_________________________________ Print Name of Seller	_________________________________ Print Name of Purchaser
By: ______________________________ Name: Title:	By: ______________________________ Name: Title:
Taxpayer Identification:	Taxpayer Identification:
No.	No.
Date: ______________________________	Date: ______________________________

ANNEX I TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS OTHER THAN REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

(2)        As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

(3)        In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

(4)        The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

(5)        For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

(6)        The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

____ Yes	___ No	Will the Buyer be purchasing the Rule 144A Securities for the Buyer’s own account?

(7)        If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

(8)        The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:
Date:

ANNEX II TO EXHIBIT F

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[FOR BUYERS THAT ARE REGISTERED INVESTMENT COMPANIES]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

(9)        As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

(10)      In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

(11)      The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

(12)      The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi)

currency, interest rate and commodity swaps.

(13)      The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

(14)      The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer
By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT G

FORM OF INTEREST RATE CAP AGREEMENT

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON]

Facsimile Cover Sheet

To:	Credit Suisse First Boston Management LLC

Attention:	NY IRP Derivative Documentation

Fax number:	+1 917 326 8603

Date:	18 October 2005

Pages (including cover page):	7

Our Reference No: External ID: 53086646N / Risk ID: 447337246

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

A subsidiary of CREDIT SUISSE FIRST BOSTON	Registered Office as above Registered with unlimited liability in England under No. 2500199 Authorised and Regulated by the Financial Services Authority VAT No: GB 447 0737 41

18 October 2005

Credit Suisse First Boston Management LLC

11 Madison Avenue

New York, NY 10010

External ID: 53086646N

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSFBi" means Credit Suisse First Boston International and "Counterparty" means Credit Suisse First Boston Management LLC.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1987 Interest Rate and Currency Exchange Agreement dated as of 16 July 1990 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Transaction Type:	Rate Cap Transaction

Notional Amount:	USD 300,000,000 subject to amortisation as set out in the Additional Terms

Trade Date:	18 October 2005

Effective Date:	04 November 2005

Termination Date:	25 October 2008, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Payment Date:	04 November 2005, subject to adjustment in accordance with the Following Business Day Convention

Fixed Amount:	USD 1,389,000

Floating Amounts:

Floating Rate Payer:	CSFBi

Floating Rate Payer Payment Dates:	The 25th day of each month, commencing on 25 November 2005, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Amount:	The amount calculated pursuant to Section 6.1(a) of the 2000 ISDA Definitions as the Floating Amount shall be the actual Floating Amount, with respect to each such Calculation Period.

Cap Rate:	4.6350%

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Calculation Agent:	CSFBi

Account Details:

Payments to CSFBi:	As advised separately in writing

Payments to Counterparty:	As advised separately in writing

For the purpose of facilitating this Transaction, an Affiliate of CSFBi, which is organized in the United States of America (the “Agent”), has acted as agent for CSFBi. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse First Boston International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation period up to but excluding the Payment Date scheduled to occur on:	Notional Amount:
25-November-2005	USD 300,000,000.00
25-December-2005	USD 295,687,212.00
25-January-2006	USD 290,505,552.00
25-February-2006	USD 284,595,814.00
25-March-2006	USD 278,559,637.00
25-April-2006	USD 271,911,333.00
25-May-2006	USD 262,461,353.00
25-June-2006	USD 252,246,027.00
25-July-2006	USD 240,492,590.00
25-August-2006	USD 229,960,106.00
25-September-2006	USD 219,970,808.00
25-October-2006	USD 210,153,398.00
25-November-2006	USD 200,366,649.00
25-December-2006	USD 189,557,979.00
25-January-2007	USD 179,506,691.00
25-February-2007	USD 169,557,611.00
25-March-2007	USD 161,233,559.00
25-April-2007	USD 153,884,724.00
25-May-2007	USD 143,567,363.00
25-June-2007	USD 131,175,141.00
25-July-2007	USD 118,701,326.00
25-August-2007	USD 106,938,164.00
25-September-2007	USD 96,666,190.00
25-October-2007	USD 88,784,803.00
25-November-2007	USD 81,543,275.00

Calculation period up to but excluding the Payment Date scheduled to occur on:	Notional Amount:
25-December-2007	USD 74,931,777.00
25-January-2008	USD 69,512,461.00
25-February-2008	USD 64,236,973.00
25-March-2008	USD 60,119,454.00
25-April-2008	USD 56,294,119.00
25-May-2008	USD 51,836,910.00
25-June-2008	USD 47,696,027.00
25-July-2008	USD 43,878,383.00
25-August-2008	USD 40,364,599.00
25-September-2008	USD 37,142,211.00
25-October-2008	USD 34,189,886.00

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully, Credit Suisse First Boston International

By:
Name:
Title:

Confirmed as of the date first written above:

Credit Suisse First Boston Management LLC

By:________________________________

Name:

Title:

SCHEDULE

to the

Master Agreement

dated as of November 4, 2005

between

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	and	HOME EQUITY MORTGAGE TRUST 2005-HF1
_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)	"Specified Entity" means in relation to Party A for the purpose of:
	Section 5(a)(v),	Not Applicable
	Section 5(a)(vi),	Not Applicable
	Section 5(a)(vii),	Not Applicable
	Section 5(b)(iv),	Not Applicable

and in relation to Party B for the purpose of:

	Section 5(a)(v),	Not Applicable
	Section 5(a)(vi),	Not Applicable
	Section 5(a)(vii),	Not Applicable
	Section 5(b)(iv),	Not Applicable
(b)	"Specified Transaction" is not applicable to Party A or Party B for any purpose.

(c)	Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.

Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.

Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and will not apply to Party B.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d)	Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and Party B.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)	The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.
(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
	(i)	Loss will apply.
	(ii)	The Second Method will apply.
(g)	"Termination Currency" means United States Dollars.
(h)	Additional Termination Events. The following Additional Termination Events will apply:

(i)

Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)

If, at any time, the Terminating Entity purchases all of the assets of the Trust Estate pursuant to Section 10.18 of the Indenture, then an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event

Part 2

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:
(i)	Party A makes the following representation to Party B:

(A)	Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.
(B)	Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.
(C)	Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.
(D)	Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(ii)	Party B makes no representations for the purpose of Section 3(f) of this Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:— None

(b)           Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Certified copy of the board of directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

		Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B

Incumbency certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes
Party A and B

An opinion of counsel to such party (or, in the case of Party B, counsel to the Owner Trustee) as to the enforceability of this Agreement that is reasonably satisfactory in form and substance to the other party.

		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No
Party B	An executed copy of the Indenture.	Within 30 days after the date of this Agreement.	Yes

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1)	Address for notices or communications to Party A (other than by facsimile):-
Address:	One Cabot Square London E14 4QJ England	Attention:	(1) Head of Credit Risk Management; (2) Managing Director – Operations Department; (3) Managing Director - Legal Department

Telex No.:	264521	Answerback:	CSFBI G

(For all purposes.)

(2)	For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-
Facsimile No.:	44 20 7888 2686
Attention:	Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

Party B:

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, NY 10004-2477

Attention: Worldwide Securities Services/Global Debt: Home Equity Mortgage Trust 2005-HF1

(b)	Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010

Attention:	General Counsel

Legal and Compliance Department

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.
(f)	Credit Support Document. Credit Support Document means:-

With respect to Party A: The Credit Support Annex.

With respect to Party B: Not Applicable.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: Not applicable.

(h)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)	"Affiliate." Each of Party A and Party B shall be deemed to have no Affiliates.
(j)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-": and (ii) deleting the final paragraph thereof.
(k)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(l)

Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(m)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

Part 5.

Other Provisions.

(a)	Definitions.

Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Indenture, (the "Indenture" dated as of November 4, 2005, among Home Equity Mortgage Trust 2005-HF1, as Issuer, JPMorgan Chase Bank, N.A. as Trust Administrator and U.S. Bank National Association, as Indenture Trustee. In the event of any inconsistency between the terms of this Agreement and the terms of the Indenture, this Agreement will govern.

(b)	Counterparty Rating Agency Downgrade.

(i)       If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, within thirty (30) days of such Ratings Event, and at its own expense (unless, within 30 days of such Ratings Event, each of Standard and Poor’s, a Division of McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) (each a “Rating Agency”) has reconfirmed the rating of the Notes, which was in effect immediately prior to such Ratings Event), (A) assign this Transaction hereunder to a third party that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Threshold (as defined below) on terms substantially similar to this Confirmation, (B) deliver collateral satisfactory to S&P pursuant to an ISDA Credit Support Annex (subject to New York Law) with a form of Paragraph 13 in the form annexed hereto (the “CSA”), (C) obtain, subject to an S&P Confirmation, a guaranty of Party A’s obligations under this Transaction, or (D) establish, subject to an S&P Confirmation (as defined below), any other arrangement which will be sufficient to restore the immediately prior ratings of the Notes. For purposes of this Transaction, a “Ratings Event” shall occur with respect to Party A (or any applicable credit support provider), if its ratings fall below the Approved Ratings Threshold.. "Approved Rating Threshold" means the relevant party's short-term unsecured and unsubordinated debt ceases to be rated at least “A-1” by S&P (or, if such party, or any applicable credit support provider, does not have a short-term rating, then its long-term unsecured and unsubordinated debt ceases to be rated at least “A+” by S&P) and its short term unsecured and unsubordinated debt cease to be rated at least “P2” by Moody’s (including in connection with a merger, consolidation or other similar transaction by such party or any applicable credit support provider).

(ii)      If Party A’s (or any applicable credit support provider) long-term unsecured and unsubordinated debt ceases to be rated at least “BBB-” or Party A’s (or any applicable credit support provider) short-term unsecured and unsubordinated debt ceases to be rated at least “A-3” or such rating is withdrawn by S&P, then Party A shall, within ten (10) days of such downgrade or withdrawal and at its own expense (unless, within 10 days of such downgrade, each Rating Agency has reconfirmed the rating of the Notes, which was in effect immediately prior to such downgrade) (A) assign this Transaction hereunder to a third party that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Threshold on terms substantially similar to this Confirmation or (B) obtain, subject to an S&P Confirmation, a guaranty of Party A’s obligations under this Transaction from a third party.. “S&P Confirmation” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with S&P and receive from S&P a prior confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Notes.

(c)	Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi)     Eligible Contract Participant. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

(vii)    Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii)   Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)      Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2)      Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)      Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)      Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)	Section 4 is hereby amended by adding the following new agreement:

(f)       Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and, if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e)	Transfer. Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), provided that to the extent Party A makes a transfer pursuant to Section 6(b)(ii) it will provide a prior written notice to the Rating Agencies of such transfer and such transfer will only be made mutatis mutandis to a party that satisfies the Approved Ratings Threshold, neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a Transferee) on at least five Business Days’ prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Offered Notes will not be reduced or withdrawn.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(f)

Owner Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company (the Owner Trustee ) not individually or personally but solely as Owner Trustee of Party B(the "Trust"), in the exercise of the powers and authority conferred and vested in it under, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Owner Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Owner Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Owner Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA and the Indenture.

(g)	Party B Representations. Party B represents that:

(i)       Status. The Owner Trustee is Owner Trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the PSA and the Indenture, and the Owner Trustee has the power to own assets in its capacity as Owner Trustee of the Trust.

(ii)      Powers. In its capacity as Owner Trustee of the Trust, the Owner Trustee has power to execute this Agreement and any other documentation relating to this Agreement that the Owner Trustee is executing and delivering on behalf of the Trust, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which Party B is party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)     No violation or conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Owner Trustee or Party B, any provision of the Trust Agreement, any order or judgment of any court or other agency of government applicable to the Owner Trustee, Party B or any assets of Party B, or any contractual restriction binding on or affecting the Owner Trustee, Party B or any assets of Party B;

(iv)     Consents. All governmental and other consents that are required have been obtained by Party B with respect to this Agreement or any Credit Support Document to which Party B is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

(v)      Obligations binding. The obligation of Party B under this Agreement and any Credit Support Document to which Party B is party constitute legal, valid and binding obligations of Party B, enforceable against Party B in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to Party B or the Owner Trustee which would or might prevent the Owner Trustee from having recourse to the assets of Party B for the purposes of meeting such obligations.

(h)

Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Notes. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

"to another account in the same legal and tax jurisdiction as the original account"

(k)

Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement. The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l)

Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)

Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Notes, the Indenture or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes (other than information provided by Party A for purposes of the disclosure document relating to the Notes); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(n)

Amendment Subject to Rating Agency Approval . This Agreement will not be amended unless Party B shall have received prior written confirmation from each Rating Agency that such amendment will not cause a downgrade or withdrawal of the current ratings of any outstanding Notes.

(o)

Limited Recourse Non-petition. The liability of Party B in relation to this Agreement and any Confirmation hereunder is limited in recourse to assets in the Trust and payments of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Indenture. Upon application of all of the assets in the Trust (and proceeds thereon) in accordance with the Indenture, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.

(q)

Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

(r)

Additional Provisions. Notwithstanding the terms of Sections 5 and 6 of the ISDA Master Agreement, if Party B has satisfied its payment obligations under Section 2(a)(i) of the ISDA Master Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) of the ISDA Master Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the ISDA Master Agreement only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the ISDA Master Agreement with respect to Party A as the Affected Party or Section 5(b)(iii) of the ISDA Master Agreement with respect to Party A as the Burdened Party. For purposes of the Transaction to which this Agreement relates, Party B’s only obligation under Section 2(a)(i) of the ISDA Master Agreement is to pay the Fixed Amount on the Fixed Rate Payer Payment Date.

(s)	Permitted Security Interest. For purposes of Section 7 of the Agreement, Party A hereby consents to the Permitted Security Interest.

“Permitted Security Interest” means the collateral assignment by Party B of the Cap Collateral to the Indenture Trustee pursuant to the Indenture, and the granting to the Indenture Trustee of a security interest in the Cap Collateral pursuant to the Indenture.

“Cap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with the Agreement or any Transaction governed by the Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

(t)

The parties hereto acknowledge and agree that under the Indenture and in connection with this Agreement, JPMorgan Chase Bank, N.A., as Trust Administrator, may act for Party B hereunder, and Party A hereby acknowledges and agrees that it will, unless otherwise directed by the Indenture Trustee or the Trust Administrator, make all payments hereunder to, and otherwise deal directly with, the Trust Administrator on behalf of Party B.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	HOME EQUITY MORTGAGE TRUST 2005-HF1
("Party A")	("Party B")
By: _____________________________________ Name: Title:	By: Wilmington Trust Company, not individually, but solely as Owner Trustee
By: _____________________________________ Name: Title:	By: _____________________________________ Name: Title:

Draft: November 1, 2005	CSA

Elections and Variables

to the ISDA Credit Support Annex

dated as of November 4, 2005

between

Credit Suisse First Boston International	and	Home Equity Mortgage Trust 2005-HF1
("Party A")		("Party B")

Paragraph 13.

(a)	Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

	With respect to Party A:	None.
	With respect to Party B:	None.
(b)	Credit Support Obligations.
	(i)	Delivery Amount, Return Amount and Credit Support Amount.
	(A)	"Delivery Amount" has the meaning specified in Paragraph 3(a).
	(B)	"Return Amount" has the meaning specified in Paragraph 3(b).
	(C)	"Credit Support Amount" has the meaning specified in Paragraph 3.

(ii)           Eligible Collateral. On any date, the following items will qualify as "Eligible Collateral" for each party:

		Valuation Percentage

(A)	Cash	100%

(B)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year	100%

(C)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years	97%

(D)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years	95%

(iii)	Other Eligible Support. None.
(iv)	Thresholds.
	(A)	"Independent Amount" means with respect to Party A: Not applicable.

"Independent Amount" means with respect to Party B: Not applicable.

(B)	"Threshold" means with respect to Party A and Party B: Not applicable.
(C)	"Minimum Transfer Amount" means with respect to Party A: $50,000.

"Minimum Transfer Amount" means with respect to Party B: Not applicable.

(D)

Rounding The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $10,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.

(c)	Valuation and Timing.
(i)	"Valuation Agent" means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.
(ii)	"Valuation Date" means,
(A)

in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

(B)

in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, or a Ratings Event has occurred and Party A has not obtained a substitute counterparty as set forth in Part 5(b)(3) the last Local Business Day of each calendar week.

(iii)

"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) "Notification Time" means 4:00 p.m., London time, on a Local Business Day.
(d)	Conditions Precedent and Secured Party's Rights and Remedies.

No events shall constitute a "Specified Condition."

(e)	Substitution.
(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)

Consent. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.
(i)	"Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.
(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:
(A)	with respect to any Cash; the amount thereof; and
(B)

with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)

Alternative. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians:

The Trustee (as defined in the PSA) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).
(h)	Distributions and Interest Amount.
(i)	Interest Rate. The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.
(ii)

Transfer of Interest Amount. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii)

Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply and for the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall be compounded daily.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i)	shall be given to or made at the following addresses:

If to Party A:

Address:	One Cabot Square London E14 4QJ England

Telephone:	44 20 7888 3083
Facsimile:	44 20 7883 7987
Attention:	Collateral Management Unit

If to Party B:

As set forth in Part 4(a) of the Schedule;

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)

shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B: To be notified to Party A by Party B at the time of the request for the Transfer.

(l)	Other Provisions.
(i) Additional Definitions

As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii)	Transfer Timing
(a) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

"Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(b)	Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".
(iii)	Events of Default

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

"For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party".

(iv)	Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(v)	Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(vi)	No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vii)	Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(viii)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(ix)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(x)	External Verification of Mark-to-Market Valuations.

Every month after a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(xi) shall only apply to the extent that the Offered Certificates outstanding at such time (as defined in the PSA) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	HOME EQUITY MORTGAGE TRUST 2005- HF1 By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
("Party A")	("Party B")
By:____________________________________ Name: Title: Authorized Signatory	By:____________________________________ Name: Title: Authorized Signatory
By:____________________________________ Name: Title: Authorized Signatory

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON INTERNATIONAL]

Facsimile Cover Sheet

To:	Home Equity Mortgage Trust 2005-HF1

Attention:	Heakyung Chung, CSFBi Marketer

Fax number:	To be delivered by Heakyung Chung

To:	Credit Suisse First Boston Management LLC

Attention:	NY IRP Derivative Documentation

Fax number:	+1 917 326 8603

Date:	04 November 2005

Pages (including cover page):	11

Our Reference No: External ID: 53086646NOV / Risk ID: 447337246

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

A subsidiary of CREDIT SUISSE FIRST BOSTON	Registered Office as above Registered with unlimited liability in England under No. 2500199 Authorised and Regulated by the Financial Services Authority VAT No: GB 447 0737 41

Novation Confirmation

Date:	04 November 2005

To:	Home Equity Mortgage Trust 2005-HF1

To:	Credit Suisse First Boston Management LLC

From:	Credit Suisse First Boston International “CSFBi”

Re:	Novation Transaction

External ID:	53086646NOV

______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below. This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.       The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern. In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.          The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	04 November 2005
Novated Amount:	USD 300,000,000
Transferor:	Credit Suisse First Boston Management LLC
Transferee:	Home Equity Mortgage Trust 2005-HF1
Remaining Party:	Credit Suisse First Boston International
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 04 November 2005

3.         The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	18 October 2005
Effective Date of Old Transaction:	04 November 2005
Termination Date of Old Transaction:	25 October 2008

4.          The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

5.	Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSFBi, which is organized in the United States of America (the “Agent”), has acted as agent for CSFBi. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse First Boston International is authorised and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse First Boston International

By: .............................................

Name:

Title:

Credit Suisse First Boston Management LLC

By: .............................................

Name:

Title:

Home Equity Mortgage Trust 2005-HF1

By:   Wilmington Trust Company, not individually, but solely as Owner Trustee

By: .............................................

Name:

Title:

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.

             [CREDIT SUISSE FIRST BOSTON INTERNATIONAL LETTERHEAD]

[GRAPHIC OMITTED]

                                CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                                One Cabot Square,       Telephone 020 7888 8888
                                London E14 4QJ          www.csfb.com

                              FACSIMILE COVER SHEET

To:                                 Home Equity Mortgage Trust 2005-HF1

Attention:                          Heakyung Chung, CSFBi Marketer

Fax number:                         To be hand delivered by Heakyung Chung

Date:                               04 November 2005

Pages (including cover page):       7

Our Reference No: External ID: 53086646N3 / Risk ID: 447337246

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the
Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below:

FOR INTEREST RATE PRODUCTS:             FOR EQUITY DERIVATIVES:
Telephone Numbers: (212) 538-9370       Telephone numbers: (212) 538-4437 /
                                            (212) 538-8297 /(212) 325-5119
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com  Facsimile number: (212) 325-8173

FOR CREDIT DERIVATIVES:
Telephone Numbers: (212) 538-9370
Facsimile number: (917) 326-8603
Email: list.otc-inc-accept-ny@csfb.com
We are delighted to have entered into this transaction with you

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

A subsidiary of CREDIT SUISSE FIRST BOSTON

                                                      Registered Office as above
                Registered with unlimited liability in England under No. 2500199
                    Authorised and Regulated by the Financial Services Authority
                                                          VAT No: GB 447 0737 41

                                                                04 November 2005
Home Equity Mortgage Trust 2005-HF1

External ID: 53086646N3

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade
Date specified below (the "Transaction"). This Confirmation constitutes a
"Confirmation" as referred to in the Agreement specified below.

IN THIS CONFIRMATION "CSFBI" MEANS CREDIT SUISSE FIRST BOSTON INTERNATIONAL AND
"COUNTERPARTY" MEANS HOME EQUITY MORTGAGE TRUST 2005-HF1.

1.       The definitions and provisions contained in the 2000 ISDA Definitions
         (as published by the International Swaps and Derivatives Association,
         Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this
         Confirmation, this Confirmation will govern. References herein to a
         "Transaction" shall be deemed to be references to a "Swap Transaction"
         for the purposes of the 2000 ISDA Definitions.

         This Confirmation supplements, forms part of, and is subject to, the
         1992 ISDA Master Agreement dated as of 04 November 2005 as amended and supplemented from time to time (the "Agreement"), between you and us.
         All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

         CSFBi and Counterparty each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.       The terms of the  particular  Transaction  to which  this  Confirmation relates are as follows:

            Transaction Type:           Rate Cap Transaction

            Notional Amount:            USD 300,000,000  subject to amortisation
                                        as set out in the Additional Terms

            Trade Date:                 18 October 2005

            Effective Date:             04 November 2005

            Termination Date:           25 October  2008,  subject to adjustment
                                        in   accordance    with   the   Modified
                                        Following Business Day Convention

         Fixed Amounts:

            Fixed Rate Payer:           Counterparty

            Fixed Rate Payer
            Payment Date:               04 November 2005,  subject to adjustment
                                        in   accordance   with   the   Following
                                        Business Day Convention

            Fixed Amount:               USD 1,389,000

         Floating Amounts:

            Floating Rate Payer:        CSFBi

            Floating Rate Payer
            Payment Dates:              The 25th day of each  month,  commencing
                                        on 25 November  2005,  and ending on the
                                        Termination Date, inclusive,  subject to
                                        adjustment   in   accordance   with  the
                                        Modified    Following    Business    Day
                                        Convention

            Floating                    Amount:  The amount calculated  pursuant
                                        to  Section  6.1(a)  of  the  2000  ISDA
                                        Definitions as the Floating Amount shall
                                        be  the  actual  Floating  Amount,  with
                                        respect to each such Calculation Period.

            Cap Rate:                   4.6350%

                  Floating Rate Option: USD-LIBOR-BBA

                  Designated Maturity:  1 month

                  Spread:               None

                  Floating Rate
                  Day Count Fraction:   Actual/360

                  Reset Dates:          The first day of each Calculation Period

                  Compounding:          Inapplicable

         Business Days:                 New York

         Calculation Agent:             CSFBi

         Account Details:

            Payments to CSFBi:          As advised separately in writing

            Payments to Counterparty:   As advised separately in writing

For the purpose of facilitating this Transaction, an Affiliate of CSFBi, which is organized in the United States of America (the "Agent"), has acted as agent for CSFBi. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse First Boston International is authorized and regulated by the
Financial Services Authority and has entered into this transaction as principal.
The time at which the above transaction was executed will be notified to
Counterparty on request.

                                ADDITIONAL TERMS

     ---------------------------------------- -------------------------------
     Calculation    period    up   to   but          Notional Amount:
     excluding  the Payment Date  scheduled
     to occur on:

     ---------------------------------------- -------------------------------
                25-November-2005                    USD 300,000,000.00
     ---------------------------------------- -------------------------------
                25-December-2005                    USD 295,687,212.00
     ---------------------------------------- -------------------------------
                 25-January-2006                    USD 290,505,552.00
     ---------------------------------------- -------------------------------
                25-February-2006                    USD 284,595,814.00
     ---------------------------------------- -------------------------------
                  25-March-2006                     USD 278,559,637.00
     ---------------------------------------- -------------------------------
                  25-April-2006                     USD 271,911,333.00
     ---------------------------------------- -------------------------------
                   25-May-2006                      USD 262,461,353.00
     ---------------------------------------- -------------------------------
                  25-June-2006                      USD 252,246,027.00
     ---------------------------------------- -------------------------------
                  25-July-2006                      USD 240,492,590.00
     ---------------------------------------- -------------------------------
                 25-August-2006                     USD 229,960,106.00
     ---------------------------------------- -------------------------------
                25-September-2006                   USD 219,970,808.00
     ---------------------------------------- -------------------------------
                 25-October-2006                    USD 210,153,398.00
     ---------------------------------------- -------------------------------
                25-November-2006                    USD 200,366,649.00
     ---------------------------------------- -------------------------------
                25-December-2006                    USD 189,557,979.00
     ---------------------------------------- -------------------------------
                 25-January-2007                    USD 179,506,691.00
     ---------------------------------------- -------------------------------
                25-February-2007                    USD 169,557,611.00
     ---------------------------------------- -------------------------------
                  25-March-2007                     USD 161,233,559.00
     ---------------------------------------- -------------------------------
                  25-April-2007                     USD 153,884,724.00
     ---------------------------------------- -------------------------------
                   25-May-2007                      USD 143,567,363.00
     ---------------------------------------- -------------------------------
                  25-June-2007                      USD 131,175,141.00
     ---------------------------------------- -------------------------------
                  25-July-2007                      USD 118,701,326.00
     ---------------------------------------- -------------------------------
                 25-August-2007                     USD 106,938,164.00
     ---------------------------------------- -------------------------------
                25-September-2007                   USD 96,666,190.00
     ---------------------------------------- -------------------------------
                 25-October-2007                    USD 88,784,803.00
     ---------------------------------------- -------------------------------
                25-November-2007                    USD 81,543,275.00
     ---------------------------------------- -------------------------------
                25-December-2007                    USD 74,931,777.00
     ---------------------------------------- -------------------------------
                 25-January-2008                    USD 69,512,461.00
     ---------------------------------------- -------------------------------
                25-February-2008                    USD 64,236,973.00
     ---------------------------------------- -------------------------------
                  25-March-2008                     USD 60,119,454.00
     ---------------------------------------- -------------------------------
                  25-April-2008                     USD 56,294,119.00
     ---------------------------------------- -------------------------------
                   25-May-2008                      USD 51,836,910.00
     ---------------------------------------- -------------------------------
                  25-June-2008                      USD 47,696,027.00
     ---------------------------------------- -------------------------------
                  25-July-2008                      USD 43,878,383.00
     ---------------------------------------- -------------------------------
                 25-August-2008                     USD 40,364,599.00
     ---------------------------------------- -------------------------------
                25-September-2008                   USD 37,142,211.00
     ---------------------------------------- -------------------------------
                 25-October-2008                    USD 34,189,886.00
     ---------------------------------------- -------------------------------

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                     Yours faithfully,

                                     Credit Suisse First Boston International

                                     By:______________________________
                                     Name:
                                     Title:

Confirmed as of the date first written above:

Home Equity Mortgage Trust 2005-HF1
By: Wilmington Trust Company, not individually, but solely as Owner Trustee

By:________________________________
Name:
Title:

Our Reference No: External ID: 53086646N3 / Risk ID: 447337246

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of November 4, 2005

Credit Suisse First Boston International (“Party A”)	and	Home Equity Mortgage Trust 2005-HF1 (“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.	Interpretation

(a)            Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)            Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)            Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations
(a)	General Conditions.

(i)       Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)      Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)     Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)            Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)	Netting. If on any date amounts would otherwise be payable:—
	(i)	in the same currency; and
	(ii)	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)	Deduction or Withholding for Tax.

(i)             Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)	promptly notify the other party (“Y”) of such requirement;

(2)          pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)          promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)          if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)	the failure by Y to comply with or perform any agreement contained in

Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)           the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)	Liability. If:—

(1)          X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)	X does not so deduct or withhold; and
(3)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)            Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)	Basic Representations.

(i)       Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)      Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)     No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)     Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)      Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)            Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)            Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)            Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)            Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)             Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)            Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

(i)            any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)	any other documents specified in the Schedule or any Confirmation; and

(iii)          upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)            Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)            Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)            Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)            Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.	Events of Default and Termination Events

(a)            Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)           Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)          Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)	Credit Support Default.

(1)      Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)      the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)      the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)         Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)           Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)         Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)        Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)      is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)       Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)      the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)      the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)          Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)           Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)      to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)      to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)          Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)         Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)         Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)          Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)            Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.              Early Termination

(a)            Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)	Right to Terminate Following Termination Event.

(i)       Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)      Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)     Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)	Right to Terminate. If:—

(1)      a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)      an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)	Effect of Designation.

(i)       If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)      Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)	Calculations.

(i)       Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)      Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)            Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)	Events of Default. If the Early Termination Date results from an Event of Default:—

(1)      First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)      First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)      Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)      Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)	Termination Events. If the Early Termination Date results from a Termination Event:—

(1)      One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)	Two Affected Parties. If there are two Affected Parties:—

(A)     if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)     if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)         Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)         Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)            a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)            a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.	Contractual Currency

(a)            Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)            Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)            Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)            Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.	Miscellaneous

(a)            Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)            Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)            Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)            Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)	Counterparts and Confirmations.

(i)       This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)      The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)             No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)            Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.	Offices; Multibranch Parties

(a)            If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)            Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)            If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.	Notices

(a)            Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)	if in writing and delivered in person or by courier, on the date it is delivered;
(ii)	if sent by telex, on the date the recipient’s answerback is received;

(iii)          if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)          if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)	if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)            Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.	Governing Law and Jurisdiction

(a)            Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)            Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)       submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)      waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)            Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)            Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.	Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)            in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)            in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)	in respect of all other obligations payable or deliverable (or which would have been but for

Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)	in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)            the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)            such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency,

of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged,

it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Credit Suisse First Boston International	Home Equity Mortgage Trust 2005-HF1 By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee
By: ___________________________________ Name: Title: Date: November 4, 2005	By: ___________________________________ Name: Title: Date: November 4, 2005
By: ___________________________________ Name: Title: Date: November 4, 2005

APPENDIX A

DEFINITIONS

Accepted Servicing Practices: With respect to any Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period: For the Class A, Class M and Class B Notes and the Class G Certificates and any Payment Date, the period commencing on the immediately preceding Payment Date (or the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date. For the Class A-R, Class A-RL, Class P, Class X-1 and Class X-S Certificates and any Payment Date, the calendar month preceding such Payment Date.

Accrued Certificate Interest: With respect to each Payment Date and the REMIC I, REMIC II or REMIC III Regular Interests, the Uncertificated Accrued Interest for such Regular Interest. With respect to each Payment Date, interest accrued during the related Accrual Period at the interest rate for such Notes or Certificates, as applicable, on the related Notes Balance or Certificate Balance, as applicable, for such Payment Date.

Act of Noteholder: As defined in Section 10.03 of the Indenture.

Additional Balance: With respect to any HELOC, any future Draw (other than a Draw representing an Excluded Amount) made by the related Mortgagor pursuant to the related Loan Agreement after the Cut-Off Date, together with all money due or to become due in respect of such Draw.

Additional Balance Advance Amount: Shall mean, with respect to any Payment Date, (a) the sum of (i) the excess, if any, of (1) the aggregate principal amount of Additional Balances conveyed to the Trust Estate during the related Collection Period, over (ii) Principal Collections applied to purchase such Additional Balances from the Payment Account and (b) the excess of (i) any Additional Balance Advance Amount remaining unreimbursed from a prior Payment Date, over (ii) all amounts distributed to the Class G Certificateholders pursuant to Section 5.01(a) of the Trust Agreement other then amounts in respect of the Additional Balance Advance Interest Distribution Amount. The Additional Balance Advance Amount shall be evidenced by the Class G Certificates. In no event shall Excluded Amounts constitute a part of the Additional Balance Advance Amount.

Adjustment Date: With respect to each HELOC, the date set forth in the related Mortgage Note on which the related Mortgage Interest Rate on the HELOC is adjusted in accordance with the terms of the Loan Agreement.

Administrator: JPMorgan Chase Bank, N.A. and its successors or assigns or any successor administrator appointed pursuant to the terms of the Administration Agreement.

Administration Agreement: The administration agreement dated as of the Closing Date among the Seller, the Issuer and the Trust Administrator.

Advance: The payment required to be made by a Servicer or the Master Servicer, as applicable, with respect to any Payment Date pursuant to Section 3.19 of the Servicing Agreement.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Aggregate Collateral Balance: As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

Aggregate Loan Balance: As of any Payment Date, an amount equal to the aggregate of the Principal Balances of the Loans as of the last day of the prior month.

Aggregate Subsequent Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Principal Balance as of the applicable Cut-off Date of the Subsequent Loans conveyed on such Subsequent Transfer Date, as listed on the revised Loan Schedule delivered pursuant to Section 2.04(b) of the Indenture; provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

Amortization Event: An Amortization Event will be in effect for any Payment Date if any one of the following events is in effect with respect to such Payment Date:

(a)        the Certificate Balance of the Class G Certificates after giving effect to all payments on such Payment Date is equal to or greater than 1.00% of the Aggregate Collateral Balance on such Payment Date;

(b)        a Servicing Default with respect to PNC shall occur and be unremedied under the Servicing Agreement and a qualified successor Servicer shall not have been appointed;

(c)        the Issuer shall become subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

(d)        Cumulative Realized Losses on the Loans exceeds the percentage of the initial Aggregate Collateral Balance as specified below:

Payment Date	Percentage of Initial Aggregate Collateral Balance
November 2005 – October 2008	N/A
November 2008 – October 2009	4.00% for the first month, plus an additional 1/12th of 1.95% for each month thereafter
November 2009 – October 2010	5.95% for the first month, plus an additional 1/12th of 1.55% for each month thereafter
November 2010 – October 2011	7.50% for the first month, plus an additional 1/12th of 0.85% for each month thereafter
November 2011 – October 2012	8.35% for the first month, plus an additional 1/12th of 0.45% for each month thereafter
November 2012 and thereafter	8.80%

After the occurrence of an Amortization Event with respect to a Payment Date, any future Draws shall be Excluded Amounts and shall not constitute a part of the Additional Balance Advance Amount and shall be the property of PNC. Such Draws shall continue to be Excluded Amounts until the next Payment Date on which an Amortization Event is not in effect.

Applied Loss Amount: For any Payment Date, the excess of the aggregate Class Principal Balance of the Notes over the Aggregate Collateral Balance after giving effect to all Realized Losses incurred with respect to Loans during the Collection Period for such Payment Date and payments of principal on such Payment Date.

Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by a property valuation made for the originator of the Loan at the time of origination of the Loan meeting the underwriting requirements of the originator.

Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same jurisdiction.

Auction Purchaser: As defined in Section 10.18 of the Indenture

Auction Price: As defined in Section 10.18 of the Indenture

Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, the City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee, Seller or Administrator who is authorized to act in matters relating to the Issuer under the Trust Agreement or Administration Agreement and who is identified on the list of Authorized Officers delivered to the Trust Administrator and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Bankruptcy Code: The United States Bankruptcy Code of 1978, as amended.

Basic Documents: The Trust Agreement, the Indenture, the Loan Purchase Agreement, the Servicing Agreement, the Administration Agreement, the Custodial Agreements, the Interest Rate Cap Agreement and the other documents and certificates delivered in connection with any of the above.

Basis Risk Reserve Fund: The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 3.32 of the Indenture in the name of the Trust Administrator for the benefit of the Noteholders. Funds in the Basis Risk Reserve Fund shall be held in trust for the holders of the Class A, Class M and Class B Notes for the uses and purposes set forth in the Indenture. The Basis Risk Reserve Fund will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h) established and maintained pursuant to Section 3.32 of the Indenture. The Basis Risk Reserve Fund is not an asset of any REMIC. Ownership of the Basis Risk Reserve Fund is evidenced by the Class X-1 Certificates.

Basis Risk Shortfall: For each Class of Notes and any Payment Date, the sum of:

(1)        the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes and (y) the Maximum Interest Rate, over (B) Current Interest for such Class calculated on the basis of the Net Funds Cap, for the applicable Payment Date;

(2)        any amounts relating to clause (1) remaining unpaid from prior Payment Dates, and

(3)        interest on the amount in clause (2) calculated on the basis of the lesser of (x) LIBOR plus the applicable Note Margin with respect to each such Class of Notes and (y) the Maximum Interest Rate, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Beneficial Owner: With respect to any Note, the Person who is the owner of a security entitlement to such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Notes held by the Depository as described in Section 4.06 of the Indenture. Initially, the Notes (other than the Class B-1 Notes and Class B-2 Notes) shall be Book-Entry Notes.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, Pennsylvania, Oregon, Florida, Delaware or Utah, or (iii) a day on which banks in the State of New York, Pennsylvania, Oregon, Florida, Delaware or Utah are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account: The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 3.33(b) of the Indenture. The Capitalized Interest Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.33(b) of the Indenture, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

Capitalized Interest Deposit: $175,792.69.

Capitalized Interest Requirement: With respect to the November 2005 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A, Class M and Class B Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A, Class M and Class B Notes and the Class G Certificates multiplied by (y) the Pre-Funding Amount outstanding at the end of the related Collection Period. With respect to the December 2005 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A, Class M and Class B Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A, Class M and Class B Notes and the Class G Certificates for such Payment Date multiplied by (y) the sum of (c) the Pre-Funding Amount at the end of the related Collection Period and (d) the aggregate Principal Balance of the Subsequent Loans that do not have a first Due Date prior to December 1, 2005, transferred to the Trust during the related Collection Period. With respect to the January 2006 Payment Date, an amount equal to interest accruing during the related Accrual Period for the Class A, Class M and Class B Notes and the Class G Certificates at a per annum rate equal to (x) the weighted average Note Interest Rate of the Class A, Class M and Class B Notes and the Class G Certificates for such Payment Date multiplied by (y) the sum of (c) the Pre-Funding Amount at the end of the related Collection Period and (d) the aggregate Principal Balance of the related Subsequent Loans that do not have a first Due Date prior to January 1, 2006, transferred to the Trust during the related Collection Period.

Carryforward Interest: For any class of Notes and the Class A-R, Class A-RL, Class P and Class G Certificates and any Payment Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Payment Date, and (2) interest on such amount for the related Accrual Period at the applicable Note Interest Rate for each class of Notes and the Class A-R, Class A-RL, Class P and Class G Certificates.

Certificate Balance: With respect to the Class G Certificates and any date of determination, the Initial Class G Certificate Balance, increased by any Additional Balance Advance Amount created prior to such date of determination, and reduced by all payments of principal in respect of the Additional Balance Advance Amount on such Certificates prior to such date of determination. With respect to the Class A-R Certificates and any date of determination, the Initial Class A-R Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination. With respect to the Class A-RL Certificates and any date of determination, the Initial Class A-RL Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination. With respect to the Class P Certificates and any date of determination, the Initial Class P Certificate Balance, reduced by all payments of principal on such Certificates prior to such date of determination.

Certificates: Collectively, the Class G Certificates, Class A-R Certificates, Class A-RL Certificates, Class P Certificates, Class X-1 Certificates, Class X-2 Certificates and Class X-S Certificates.

Certificate Distribution Account: The account or accounts created and maintained by the Certificate Paying Agent pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Paying Agent will make all distributions on the Certificates from money on deposit in the Certificate Distribution Account. The Certificate Distribution Account shall be an Eligible Account.

Certificate of Trust: The Certificate of Trust filed for the Owner Trust pursuant to Section 3 810(a) of the Statutory Trust Statute, including all amendments and restatements.

Certificate Paying Agent: The paying agent appointed pursuant to Section 3.10 of the Trust Agreement.

Certificate Percentage Interest: With respect to the Certificates, the Certificate Percentage Interest stated on the face thereof.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates.

Certificate Registrar: Initially, the Trust Administrator, in its capacity as Certificate Registrar, or any successor to the Trust Administrator in such capacity.

Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee, the Trust Administrator or the Indenture Trustee or any Affiliate of the Owner Trustee, the Trust Administrator or the Indenture Trustee shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee, the Trust Administrator or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee, the Trust Administrator or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee, the Trust Administrator or the Owner Trustee, as the case may be, the pledgee’s right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of the Owner Trustee, the Trust Administrator or the Indenture Trustee.

Charged Off Loan: With respect to any Payment Date, a defaulted Loan that has not yet been liquidated, giving rise to a Realized Loss, on the date on which the related Servicer determines, pursuant to the procedures set forth in Section 3.07 of the Servicing Agreement, that there will be (i) no Significant Net Recoveries with respect to such Loan or (ii) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

Class: Collectively, all of the Notes bearing the same designation.

Class A Notes: The Class A-1 Notes, the Class A-2A Notes, the Class A-2B Notes, the Class A-3A Notes and the Class A-3B Notes.

Class A-1 Notes: The Class A-1 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class A-2A Notes: The Class A-2A Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class A-2B Notes: The Class A-2B Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class A-3A Notes: The Class A-3A Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class A-3B Notes: The Class A-3B Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-1 to the Indenture.

Class A-R Certificates: The Class A-R Certificates substantially in the form set forth in Exhibit I to the Trust Agreement. The Class A-R Certificates is designated as the sole class of “residual interest” in REMIC III.

Class A-R Certificate Balance: An amount equal to $100.00 less amounts distributed in respect of principal pursuant to Section 5.01(a) of the Trust Agreement.

Class A-R Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(iii) and Section 3.05(c)(ii) of the Indenture for payment to the Class A-R Certificates under the Trust Agreement.

Class A-RL Certificates: The Class A-RL Certificates substantially in the form set forth in Exhibit I to the Trust Agreement. The Class A-RL Certificates is designated as the sole class of “residual interest” in REMIC II.

Class A-RL Certificate Balance: An amount equal to $100.00 less amounts distributed in respect of principal pursuant to Section 5.01(a) of the Trust Agreement.

Class A-RL Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(iii) and Section 3.05(c)(ii) of the Indenture for payment to the Class A-RL Certificates under the Trust Agreement.

Class B Notes: The Class B-1 Notes and Class B-2 Notes.

Class B-1 Notes: The Class B-1 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-3 to the Indenture.

Class B-1 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M Notes and Class P Certificates, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class B-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 90.90% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class B-2 Notes: The Class B-2 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-3 to the Indenture.

Class B-2 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M Notes, Class B-2 Notes and Class P Certificates, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class B-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 92.90% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class G Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(a), Section 3.05(b)(ii) and Section 3.05(e)(ii) of the Indenture for payment to the Class G Certificates under the Trust Agreement.

Class G Certificates: The Class G Certificates substantially in the form of Exhibit K to the Trust Agreement. The Class G Certificates are designated as the sole class of “residual interest” in REMIC I.

Class M Notes: The Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class M-9 Notes.

Class M-1 Notes: The Class M-1 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-1 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes and Class P Certificates after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-1 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 62.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-2 Notes: The Class M-2 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-2 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-2 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 68.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-3 Notes: The Class M-3 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-3 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-3 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 72.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-4 Notes: The Class M-4 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-4 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-4 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 75.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-5 Notes: The Class M-5 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-5 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 and Class P Certificates, in each case, after giving effect to payments on such Payment Date and

(ii) the Class Principal Balance of the Class M-5 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 78.50% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-6 Notes: The Class M-6 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-6 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4, Class M-5 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-6 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 81.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-7 Notes: The Class M-7 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-7 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-7 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 84.10% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-8 Notes: The Class M-8 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-8 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-8 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 86.30% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class M-9 Notes: The Class M-9 Home Equity Loan-Backed Notes, Series 2005-HF1, in substantially the form set forth in Exhibit A-2 to the Indenture.

Class M-9 Principal Payment Amount: For any Payment Date on or after the Stepdown Date and for which a Trigger Event is not in effect, with respect to such Payment Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A Notes, Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes and Class P Certificates, in each case, after giving effect to payments on such Payment Date and (ii) the Class Principal Balance of the Class M-9 Notes immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 88.90% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Class P Certificates: The Class P Certificates substantially in the form of Exhibit L to the Trust Agreement.

Class P Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(iii), Section 3.05(c)(i) and Section 3.05(d)(i) of the Indenture for payment to the Class A-RL Certificates under the Trust Agreement.

Class Principal Balance: For any Class of Notes or Certificates (other than the Class X-1, Class X-2 and Class X-S Certificates) and as of any date of determination, an amount equal to the Initial Note Balance or Certificate Balance of that Class, reduced by the aggregate of the following amounts allocable to that Class: (i) all amounts previously distributed to holders of Notes or Certificates of that Class as payments of principal; and (ii) in the case of any Class of Subordinate Notes, any reductions to the Class Principal Balance thereof due to Realized Losses.

With respect to the Class X-1 Certificates and as of any date of determination, an amount equal to the Overcollateralization Amount as of such date of determination.

Class X-1 Certificates: The Class X-1 Certificates substantially in the form of Exhibit A to the Trust Agreement.

Class X-1 Distribution Amount: On any Payment Date, the sum of Accrued Certificate Interest for such Payment Date and the Overcollateralization Release Amount, if any, for the Determination Date related to such Payment Date.

Class X-1 Notional Amount: With respect to the Class X-1 Certificates and any Payment Date, the aggregate of the Class Principal Balances for all Classes of REMIC II Regular Interests before giving effect to payments to be made and the allocation of Applied Loss Amounts to occur on such Payment Date.

Class X-2 Certificates: The Class X-2 Certificates substantially in the form of Exhibit A to the Trust Agreement.

Class X-S Certificates: The Class X-S Certificates substantially in the form of Exhibit A to the Trust Agreement.

Class X-S Certificate Distribution Amount: The amount payable to the Certificate Paying Agent under Section 3.05(b)(i) of the Indenture for payment to the Class X-S Certificates under the Trust Agreement.

Class X-S Notional Amount: Immediately prior to any Payment Date, with respect to the Class X-S Certificates, an amount equal to the aggregate Principal Balance of the Ocwen Serviced Loans, SPS Serviced Loans and Wilshire Serviced Loans as of the Due Date in the month of such Payment Date (prior to giving effect to any Scheduled Payments due on such Loans on such Due Date). For federal income tax purposes, however, the Class X-S Notional Amount will equal the Uncertificated Notional Amount of REMIC II Regular Interest MTI-S.

Closing Date: November 4, 2005.

Code: The Internal Revenue Code of 1986 (or any successor statute thereto) and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Collection Period: With respect to each Payment Date, the calendar month preceding the month of that Payment Date.

Combined Loan-to-Value Ratio: With respect to any Loan at origination, the ratio, expressed as a percentage of (i) the sum of (A) the original principal balance of such Loan, and (B) any outstanding principal balance at origination of such Loan, of all other Permitted Liens, if any, secured by senior liens on the related Mortgaged Property, to (ii) the Appraised Value.

Compensating Interest Payment: For any Payment Date, an amount to be paid by the applicable Servicer (other than PNC) for such Payment Date, equal to the lesser of (i) the sum of (x) an amount equal to 0.25% per annum on the aggregate Principal Balance of the related Loans otherwise payable to the related Servicer on such Payment Date (prior to giving effect to any Scheduled Payments due on the Loans on such Due Date) and (y) any Prepayment Interest Excess payable to such Servicer for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall for the Loans being serviced by the related Servicer relating to Principal Prepayments received during the related Prepayment Period.

For any Payment Date, the Master Servicer and the Loans, the excess of (i) the Compensating Interest Payments required to be remitted by the Servicers for such Payment Date over (ii) the amount of the Compensating Interest Payments actually remitted by the Servicers for such Payment Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the documents contained in the Mortgage File.

Corporate Trust Office: With respect to the Trust Administrator, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Trust Administrator and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Worldwide Securities Services/Structured Finance Services: Home Equity Mortgage Trust-2005-HF1. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is as set forth in the Trust Agreement. With respect to the Indenture Trustee, the designated office of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Indenture shall be administered, which office at the date of the execution of the Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust - Structured Finance.

Corresponding Notes: With respect to (i) REMIC II Regular Interest MTI-P, (ii) REMIC II Regular Interest MTI-R, (iii) REMIC II Regular Interest MTI-A-1, (iv) REMIC II Regular Interest MTI-A-2A, (v) REMIC II Regular Interest MTI-A-2B, (vi) REMIC II Regular Interest MTI-A-3A, (vii) REMIC II Regular Interest MTI-A-3B, (viii) REMIC II Regular Interest MTI-M-1, (ix) REMIC II Regular Interest MTI-M-2, (x) REMIC II Regular Interest MTI-M-3, (xi) REMIC II Regular Interest MTI-M-4, (xii) REMIC II Regular Interest MTI-M-5, (xiii) REMIC II Regular Interest MTI-M-6, (xiv) REMIC II Regular Interest MTI-M-7, (xv) REMIC II Regular Interest MTI-M-8, (xvi) REMIC II Regular Interest MTI-M-9, (xvii) REMIC II Regular Interest MTI-B-1, (xiii) REMIC II Regular Interest MTI-B-2, (xix) REMIC II Regular Interest MTI-S and (xx) REMIC I Regular Interest LTI-RL, the (i) Class P Certificates, (ii) Class A-R Certificates, (iii) Class A-1 Notes, (iv) Class A-2A Notes, (v) Class A-2B Notes, (vi) Class A-3A Notes, (vii) Class A-3B Notes, (viii) Class M-1 Notes, (ix) Class M-2 Notes, (x) Class M-3 Notes, (xi) Class M-4 Notes, (xii) Class M-5 Notes, (xiii) Class M-6 Notes, (xiv) Class M-7 Notes, (xv) Class M-8 Notes, (xvi) Class M-9 Notes, (xvii) Class B-1 Notes, (xiii) Class B-2 Notes, (xix) Class X-S Certificates and (xx) Class A-RL Certificates, respectively.

Corresponding Uncertificated Interest: With respect to (a)(i) REMIC I Regular Interest LTI-P and (ii) REMIC I Regular Interest LTI-R, (b)(i) REMIC II Regular Interest MTI-P and (ii) REMIC II Regular Interest MTI-R, respectively.

Counterparty:	Credit Suisse First Boston International or CSFBi.

Credit Limit: With respect to any HELOC, the maximum loan balance permitted under the terms of the related Loan Agreement.

Credit Risk Manager: Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation.

Credit Risk Management Agreement: Any of the agreements between Wilshire Ocwen and SPS and the Credit Risk Manager dated as of November 4, 2005.

Credit Risk Manager Fee: With respect to any Loan and any Collection Period, the product of (i) the Credit Risk Manager Fee Rate divided by 12 and (ii) the Principal Balance of such Loan as of the first day of such Collection Period.

Credit Risk Manager Fee Rate: 0.0150% per annum.

Credit Scores: The credit score for each Loan shall be obtained in accordance with the related originator’s underwriting guidelines. In cases in which one credit score was obtained for purposes of origination, that shall be the credit score. If two credit bureau scores were obtained, the Credit Score will be the lower score. If three credit bureau scores were obtained, the Credit Score will be the middle of the three. When there is more than one applicant, the Credit Score of the applicant with the higher income will be used. There is only one (1) score for any Loan regardless of the number of borrowers and/or applicants.

Cumulative Realized Losses: With respect to any date of determination, the cumulative amount of Realized Losses since the Cut-off Date, less (i) any amounts in respect of recoveries and applied as principal on a Loan in any month subsequent to the month in which such Loan was designated as a Liquidated Loan and (ii) Net Recoveries received on Charged Off Loans.

Current Interest: For any Payment Date and any Class of Notes and the Class A-R, Class A-RL, Class P and Class G Certificates, the amount of interest accruing at the applicable Note Interest Rate on the related Class Principal Balance during the related Accrual Period, as reduced by a pro rata portion of any Interest Shortfalls.

Custodial Account: The account or accounts created and maintained by a Servicer pursuant to Section 3.02(b) of the Servicing Agreement, in which the related Servicer shall deposit or cause to be deposited certain amounts in respect of the Loans.

Custodial Agreement: Any of the Custodial Agreements between a Custodian, the Trust Administrator and the Indenture Trustee, relating to the custody of the Loans and the related Loan Files.

Custodian: Any of Wells Fargo Bank, National Association, LaSalle Bank, National Association or JPMorgan Trust Company, N.A. Each Custodian shall act as agent on behalf of the Indenture Trustee, and its on-going fees and expenses shall be paid by the Trust Administrator or as otherwise specified therein.

Cut-off Date: For any Loan (other than a Subsequent Loan), the open of business on October 1, 2005. For any Subsequent Loan, the related Subsequent Transfer Date.

Cut-off Date Loan Balance: With respect to any Loan, the unpaid principal balance thereof as of the close of business on the Business Day immediately prior to the Cut-off Date.

Data Remittance Date: With respect to any Payment Date and Ocwen, PNC and SPS, the 10th calendar day of the month in which such Payment Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day; provided, however that updated information relating to Principal Prepayments with respect to the related Prepayment Period shall be provided by Ocwen, PNC and SPS no later than 5:00 p.m. New York City time on the Business Day following the end of the related Prepayment Period. With respect to any Payment Date and Wilshire, the 13th calendar day of the month in which such Payment Date occurs; provided, however that updated information relating to Principal Prepayments with respect to the related Prepayment Period shall be provided by Wilshire no later than 2:00 p.m. New York City time on the second Business Day following the end of the related Prepayment Period.

Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

Deficient Valuation: With respect to any Loan, a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, provided, however, that a Deficient Valuation shall not include any reduction that results in the permanent forgiveness of the principal of a Loan.

Deferred Amount: For any Class of Subordinate Notes and any Payment Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.

Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

Deleted Loan: A Loan replaced or to be replaced with an Eligible Substitute Loan pursuant to Section 2(d) of the Loan Purchase Agreement.

Delinquency Rate: With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of all Loans 60 or more days delinquent (including all foreclosures and REOs but excluding Liquidated Loans) as of the close of business on the last day of such month and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Denomination: With respect to each Note, the amount set forth on the face thereof as the “Initial Note Balance of this Note” or the “Initial Notional Amount of this Note” or, if neither of the foregoing, the percentage interest appearing on the face thereof. With respect to each Certificate the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or, if not the foregoing, the percentage interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Acceptance Corp., or its successor in interest.

Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Trust Administrator with the approval of the Issuer. Any successor to the Depository shall be an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Payment Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Payment Date.

Disqualified Organization: Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, and if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any “electing large partnership,” as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class 2A-R Certificate by such Person may cause the Trust Estate or any Person having an Ownership Interest in any Class of Certificates (other than such Person) or an interest in any Class of Notes to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class 2A-R Certificate to such Person. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Draw: With respect to any HELOC, a borrowing by the Mortgagor under the related Loan Agreement.

Draw Period: With respect to each HELOC, the period commencing after the date of origination of such Loan, during which the related Mortgagor is permitted to make Draws on such HELOC.

Due Date: The day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

Eligible Account: With respect to each Custodial Account, an account or accounts that satisfy the requirements of either (I), (II), (III) or (IV) of clause (b) below and (ii) the Master Servicer Account and Payment Account, either (a) a trust account or accounts maintained at the corporate trust department of the Trust Administrator or (b) one or more accounts that satisfy the following requirements:

(I)         that are maintained with a depository institution or trust company whose short-term unsecured debt obligations (or, in the case of a depository institution or trust company that is the principal subsidiary of a bank holding company, the debt obligations of such holding company) at the time of deposit therein have been rated by each Rating Agency in its highest short-term rating category (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the short-term unsecured debt obligations of such depository institution or trust company, the related Servicer, the Master Servicer or the Trust Administrator, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings);

(II)        that are maintained with a depository institution or trust company the long-term unsecured debt obligations of which have been rated Baa3 or higher by Moody’s, AA or higher by Fitch and AA- or higher by Standard & Poor’s (provided, that if there at any time shall be a downgrading, withdrawal or suspension of the long-term unsecured debt obligations of such depository institution or trust company, the related Servicer, the Master Sservicer or the Trust Administrator, as applicable, shall, within ten Business Days thereof, move such account to another depository institution or trust company having such required ratings), and the deposits in which are fully insured by the Federal Deposit Insurance Corporation;

(III)      that are segregated trust accounts maintained with the corporate trust department of a depository institution or a trust company, acting in its fiduciary capacity; or

(IV)      such other accounts that are acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the related Servicer, the Master Servicer, the Trust Administrator and the Indenture Trustee, without reduction or withdrawal of the rating of any Class of Notes.

The depository institution or trust company with which the Eligible Account is maintained shall be organized under the laws of the United States or any state thereof, have a net worth in excess of $100,000,000 and deposits insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and be subject to supervision and examination by federal or state banking authorities. An Eligible Account may bear interest, and may include, if otherwise permitted by this definition, an account maintained with the Trust Administrator.

Eligible Substitute Loan: A Loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officer’s Certificate delivered to the Trust Administrator and the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited by the Seller in the Custodial Account in the month of substitution); (ii) comply with each representation and warranty set forth in Annex B to the Loan Purchase Agreement; (iii) have a Mortgage Rate no lower than and not more than 1 % per annum higher than the Mortgage Rate of the Deleted Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Loan; (vi) meet the conditions set forth for treatment as a “qualified mortgage” as set forth in Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1),

(2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9); and (vii) not be 30 days or more delinquent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)	the failure to pay the Current Interest on any Note on any Payment Date;

(ii)         the failure by the Issuer on the final maturity date to reduce the Class Principal Balances of any Note then outstanding to zero;

(iii)        there occurs a default in the observance or performance of any negative covenant, covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate, note or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made which has a material adverse effect on Securityholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the outstanding Note Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv)        there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)        there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Event of Liquidation: Following the occurrence of an Event of Default under the Indenture, as evidenced by a written notice provided by the Indenture Trustee to the Owner Trustee, the Depositor and the Issuer that all conditions precedent to the sale or other liquidation of the Trust Estate pursuant to Section 5.04 of the Indenture have been satisfied.

Event of Servicer Termination: With respect to the Servicing Agreement, a Servicing Default as defined in Section 7.01 of the Servicing Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Excess Cashflow Loss Payment: An amount equal to the aggregate Realized Losses on the Loans incurred during the related Collection Period, such amount to distributed as part of the Principal Payment Amount as set forth in Section 3.05(d) and (e) of the Indenture.

Excess Servicing Fee: With respect to each Loan (other than the HELOCs) and any Payment Date, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Class X-S Notional Amount for such Payment Date.

Excess Servicing Fee Rate: With respect to the Wilshire Serviced Loans, the excess, if any, of 0.50% over the “Wilshire Servicing Fee Rate” as defined in the Wilshire Letter Agreement. With respect to the Ocwen Serviced Loans, the excess, if any, of 0.50% over the “Ocwen Servicing Fee Rate” as defined in the Ocwen Letter Agreement. With respect to the SPS Serviced Loans, the excess, if any, of 0.50% over the “SPS Servicing Fee Rate” as defined in the SPS Letter Agreement.

Excluded Amount: For any Payment Date for which an Amortization Event is in effect, all Draws made by a Mortgagor under the related HELOC during the related Collection Period. Excluded Amounts will not be transferred to the Trust Estate, and the portion of the aggregate collections in respect of principal and interest for the related Collection Period from the related Mortgagor shall be allocated to an Excluded Amount based on a pro rata allocation between such Excluded Amount and the Principal Balance of the related HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

Fair Market Value: The fair market value of all of the property of the Trust, as agreed upon between the Terminating Entity and a majority of the Holders of the Class A-RL Certificates; provided, however, that if the Terminating Entity and a majority of the Holders of the Class A-RL Certificates do not agree upon the fair market value of all the property of the Trust, the Terminating Entity shall solicit, or cause the solicitation of, good faith bids for all of the property of the Trust until it has received three bids from institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Loans, and the Fair Market Value shall be equal to the highest of such three bids.

Fannie Mae: Fannie Mae or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Final Maturity Date: February 25, 2036.

Final Scheduled Payment Date: The Payment Date occurring in February 2036.

Foreclosure Profit: With respect to a Liquidated Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds plus Subsequent Recoveries (net of any unpaid related Servicing Fee) exceeds (ii) the related Loan Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Loan immediately prior to the final recovery of its Liquidation Proceeds.

Freddie Mac: Freddie Mac or any successor thereto.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of any item of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Loan Agreement and the related Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Loan Agreement to determine the new Mortgage Interest Rate for such Loan.

HELOC: An individual adjustable rate, residential home equity revolving line of credit secured by a first or second deed of trust or mortgage, including any Additional Balances with respect thereto, each HELOC sold and subject to this Agreement being identified on the Loan Schedule and being identified as a HELOC.

Holder: Any of the Noteholders or Certificateholders.

HUD: The United States Department of Housing and Urban Development and any successor thereto.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture dated as of the Closing Date between the Issuer, as issuer, the Indenture Trustee, as indenture trustee and the Trust Administrator, as trust administrator.

Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Trust Administrator and/or the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Index: With respect to any HELOC, the index identified on the Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.

Initial Class A-R Certificate Balance: $100.00.

Initial Class A-RL Certificate Balance: $100.00.

Initial Class G Certificate Balance: $0.00.

Initial Class P Certificate Balance: $100.00.

Initial Loan: A Loan conveyed to the Trust on the Closing Date pursuant to the Indenture as identified on the Loan Schedule delivered to the Trust Administrator on the Closing Date.

Initial Note Balance: With respect to the (i) Class A-1 Notes, $157,490,000, (ii) the Class A-2A Notes, $70,000,000, (iii) the Class A-2B Notes, $30,000,000, (iv) the Class A-3A Notes, $189,000,000, (v) the Class A-3B Notes, $47,000,000, (vi) the Class M-1 Notes, $23,180,000, (vii) the Class M-2 Notes, $18,300,000, (viii) the Class M-3 Notes $12,200,000, (ix) the Class M-4 Notes, $9,150,000, (x) the Class M-5 Notes, $9,760,000, (xi) Class M-6 Notes, $8,540,000, (xii) the Class M-7 Notes, $8,540,000, (xiii) the Class M-8 Notes, $6,710,000, (xiv) the Class M-9 Notes, $7,930,000, (xv) the Class B-1 Notes, $6,100,000 and (xvi) the Class B-2 Notes, $6,100,000.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which a Responsible Officer of the Indenture Trustee shall have received notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Loan which are required to be remitted to the related Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the related Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the related Servicer’s normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Loan.

Interest Rate Cap Account: The account established by the Trust Administrator pursuant to Section 3.31(b) of the Indenture. Amounts deposited in the Interest Rate Cap Account will be distributed by the Trust Administrator in accordance with Section 3.05(f) of the Indenture.

Interest Rate Cap Agreement: Collectively, the ISDA Master Agreement (including the Schedule thereto, the transaction evidenced by the related confirmation and novation confirmation by and between the Issuer and the Counterparty), forms of which are attached hereto as Exhibit G to the Indenture.

Interest Rate Cap Termination Date: The Payment Date in October 2008.

Interest Remittance Amount: With respect to any Payment Date, the sum of the following:

(i)         all interest collected (other than Payaheads and any interest collections allocated to the Reimbursable Excluded Amount) or advanced in respect of Scheduled Payments on the Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the loans during the related

Prepayment Period, less the Servicing Fee, the Credit Risk Manager Fee and the Master Servicing Fee with respect to such Loans and unreimbursed Advances due to a Servicer, the Master Servicer or the Trust Administrator with respect to the Loans,

(ii)         the portion of any Substitution Amount or purchase price paid with respect to such Loans during the related Collection Period allocable to interest and the interest portion of the Termination Price paid in connection with any Optional Termination;

(iii)        all Net Liquidation Proceeds, Net Recoveries and Subsequent Recoveries (net of any unpaid related Servicing Fees and unreimbursed Advances) collected with respect to the Loans during the related Collection Period, in each case to the extent allocable to interest;

(iv)        all Compensating Interest Payments paid by each Servicer or the Master Servicer with respect to the Loans it is servicing for such Payment Date; and

(v)        any amounts withdrawn from the Capitalized Interest Account to pay interest on the Notes with respect to such Payment Date

Interest Shortfall: For any Payment Date, the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on Loans resulting from (a) Principal Prepayments received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) Relief Act Reductions.

ISDA: International Swaps and Derivatives Association, Inc.

ISDA Master Agreement: With respect to the Interest Rate Cap Agreement, the Master Agreement dated as of the Closing Date between the Trust Administrator and the Counterparty, including the Schedule thereto.

Issuer, Owner Trust or Trust: The Home Equity Mortgage Trust 2005-HF1, a Delaware statutory trust, or its successor in interest, created by the Certificate of Trust.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trust Administrator and the Indenture Trustee.

LIBOR: On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trust Administrator and as to any Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR Rate Adjustment Date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Trust Administrator after consultation with the Seller, the rate will be the Reference Bank Rate.

The establishment of LIBOR by the Trust Administrator and the Trust Administrator’s subsequent calculation of the Note Interest Rate applicable to the Class A, Class M and Class B Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

LIBOR Rate Adjustment Date: With respect to the first Payment Date, the second LIBOR Business Day preceding the Closing Date, and thereafter, the second LIBOR Business Day preceding each Accrual Period.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

Liquidated Loan: With respect to any Payment Date, any Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover, if any, with respect to the disposition of the Loan and any related REO have been recovered.

Liquidation Expenses: All out-of-pocket expenses (exclusive of overhead) incurred by or on behalf of the Servicer in connection with the liquidation of any Loan and not recovered under any insurance policy, including legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to cure defaults on any mortgage loan which is senior to such Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Loan) respecting such Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

Liquidation Proceeds: Amounts received in connection with the partial or complete liquidation of a defaulted Loan, whether through the sale or assignment of such Loan, trustee’s sale, foreclosure sale or otherwise remaining after, or not otherwise required to be applied to, the satisfaction of any related first lien loan, less the sum of unreimbursed Servicing Advances and Advances.

Loan: An individual mortgage loan (including any HELOC) which is sold and assigned to the Depositor identified on the Loan Schedule, which Loan Schedule includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, proceeds of any REO disposition,

Additional Balances, any escrow accounts related to the Loan, and all other rights, benefits, proceeds and obligations arising from or in connection with such Loan, excluding replaced or repurchased mortgage loans. The Loans shall be designated on the Loan Schedule attached as Exhibit A to the Servicing Agreement and Exhibit A to the Loan Purchase Agreement.

Loan Agreement: With respect to any HELOC, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

Loan File: With respect to each Loan, the documents indicated on Exhibit C to the Loan Purchase Agreement.

Loan Purchase Agreement: The loan purchase agreement dated the Closing Date among the Seller, as assignor, the Depositor, as assignee, the Indenture Trustee and the Issuer.

Loan Schedule: The schedule of Loans transferred to the Issuer, a copy of which shall be attached as Exhibit A to the Servicing Agreement and as Exhibit A to the Loan Purchase Agreement, which schedule shall be amended or supplemented to include Subsequent Loans as they are transferred to the Issuer and which sets forth as to each Loan, among other things:

(i)	the Loan identifying number (“LOAN #”);
(ii)	the street address of the Mortgaged Property including state, city and zip code (“ADDRESS”);
(iii)	the maturity of the Mortgage Note (“MATURITY DATE”);
(iv)	the Mortgage Interest Rate (“CUR RATE”);
(v)	the Principal Balance at origination (“ORG AMT”);
(vi)	the type of property securing the Mortgage Note (“PROPERTY TYPE”);
(vii)	the Appraised Value (“APPRSL”);

(viii)	the initial scheduled monthly payment of principal, if any, and interest (“ORIGINAL P & I”);
(ix)	the Cut-off Date Loan Balance (“CUT-OFF BAL”);
(x)	the Combined Loan-to-Value Ratio at origination (“Combined Loan-to-Value Ratio”);
(xi)	the date of the Mortgage Note (“NOTE DATE”);
(xii)	the original term to maturity of the Loan (“ORIGINAL TERM”);
(xiii)	under the column “OCCP CODE,” a code indicating whether the Loan is secured by a non-owner occupied residence;

(xiv)	the Principal Balance of any Loan senior thereto (“SR BAL”);
(xv)	the Credit Score (“CR SCORE”);
(xvi)	the debt to income ratio (“DTI”);
(xvii)	product code (“PRODUCT CODE”);
(xviii)	loan purpose (“PURPOSE”);
(xix)	the lien position of the related Mortgage (“LIEN”);

(xx)	whether such Loan is a Wilshire Serviced Loan, an Ocwen Serviced Loan, an SPS Serviced Loan or a PNC Serviced Loan;
(xx)

with respect to each Loan that is not a HELOC, the amount of the Monthly Payment as of the Cut-off Date and with respect to each HELOC, the amount of the Minimum Monthly Payment as of the Cut off Date;

(xxi)	a code indicating whether the Loan is a HELOC; and
(xxii)	with respect to each HELOC, the Credit Limit;
(xxiii)	with respect to each HELOC, the Draw Period;
(xxiv)	with respect to each HELOC, the amortization period;

(xxv)	with respect to each HELOC, the first Adjustment Date and the Adjustment Date frequency;
(xxvi)	with respect to each HELOC, the Index;
(xxvii)	with respect to each HELOC, the Gross Margin;
(xxviii)	with respect to each HELOC, the Maximum Mortgage Interest Rate under the terms of the Mortgage Note;
(xxix)	with respect to each HELOC, the Minimum Mortgage Interest Rate under the terms of the Mortgage Note;
(xxx)	with respect to each HELOC, the first Adjustment Date immediately following the related Cut-off Date;
(xxxi)	with respect to each HELOC, the Index; and
(xxxii)	with respect to each HELOC, the termination fees.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

Loan-to-Value Ratio or LTV: With respect to any Loan, the ratio of the original outstanding principal amount of the Loan or with respect to any HELOC, the related Credit Limit, and, with respect to any junior lien Loan, the outstanding principal amount of any related senior lien as of the date of origination of such mortgage loan, to (i) the Appraised Value of the related Mortgaged Property at origination with respect to a Refinanced Loan, and (ii) the lesser of the Appraised Value of the related Mortgaged Property at origination or the purchase price of the related Mortgaged Property with respect to all other Loans.

Loss and Delinquency Test: With respect to the SPS Serviced Loans, SPS will fail the Loss and Delinquency Test on any date of determination as to which (i) the aggregate outstanding principal balance of the SPS Serviced Loans delinquent 60 days or more (including all related REO and related Loans in foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the SPS Serviced Loans as of the first day of the month of such determination is equal to or greater than 50% or (ii) cumulative Realized Losses for the SPS Serviced Loans exceed (a) with respect to any month prior to the third anniversary of the first Payment Date, 20% of the aggregate principal balance of the SPS Serviced Loans as of the Closing Date (the “Original SPS Loan Principal Balance”), (b) with respect to any month on or after the third anniversary but prior to the eighth anniversary of the first Payment Date, 30% of the Original SPS Loan Principal Balance, (c) with respect to any month on or after the eighth anniversary but prior to the ninth anniversary of the first Payment Date, 35% of the Original SPS Loan Principal Balance, (d) with respect to any month on or after the ninth anniversary but prior to the tenth anniversary of the first Payment Date, 40% of the Original SPS Loan Principal Balance, (e) with respect to any month on or after the tenth anniversary but prior to the eleventh anniversary of the first Payment Date, 45% of the Original SPS Loan Principal Balance and (f) with respect to any month on or after the eleventh anniversary of the first Payment Date, 50% of the Original SPS Loan Principal Balance. For purposes of this definition, the term “Realized Losses” shall not include Deficient Valuations.

Lost Note Affidavit: With respect to any Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

Majority Servicer: The Servicer servicing the largest percentage by Principal Balance of outstanding Loans on the Optional Termination Date; provided, however, that if such Servicer does not exercise its right to purchase the Loans under Section 10.18 of the Indenture, each other Servicer, in sequential order from the Servicer servicing the second largest percentage, the third largest percentage, and so forth, to the Servicer servicing the smallest percentage, in each case by Principal Balance of outstanding Loans on the Optional Termination Date, shall be the Majority Servicer.

Marker Rate: With respect to the Class X-1 Certificates and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interests MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1, MTI-B-2 and MTI-ZZ, with the rates on such REMIC II Regular

Interests, subject to a cap, for the purpose of this calculation, equal to the lesser of (A) LIBOR plus the Note Margin for the Corresponding Note and (B) the REMIC II Net WAC Rate.

Master Servicer: JPMorgan Chase Bank, N.A. in its capacity as master servicer and its successors and assigns.

Master Servicer Account: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.20 of the Servicing Agreement, in which the Servicers shall deposit certain amounts in respect of the Loans.

Master Servicing Fee: With respect to the Master Servicer and any Collection Period, one-twelfth of the product of (A) the Master Servicing Fee Rate and (B) the aggregate Principal Balance of the Loans as of the first day of the month for which such fee is being calculated (such fee shall be payable monthly and pro-rated for any partial month).

Master Servicing Fee Rate: With respect to any Loan, 0.0025% per annum.

Maximum Interest Rate: With respect to any Payment Date, an amount equal to the weighted average of the Mortgage Interest Rates of the Loans as of the last day of the Collection Period immediately preceding such Payment Date less the sum of the Servicing Fee Rate, the Master Servicing Fee Rate and the Credit Risk Manager Fee Rate on the Loans multiplied by 30 divided by the actual number of days in the related Accrual Period.

Maximum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such HELOC may be increased on any Adjustment Date.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Loans registered with MERS on the MERS® System.

Minimum Monthly Payment: With respect to any HELOC and any month, the minimum monthly payment required to be paid by the related Mortgagor in that month pursuant to the terms of the related Loan Agreement.

Minimum Mortgage Interest Rate: With respect to each HELOC, a rate that is set forth on the related Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Loan may be decreased on any Adjustment Date.

MOM Loan: Any Loan for which MERS acts as the mortgagee of such Loan, solely as nominee for the originator of such Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: For any Payment Date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount for such Payment Date.

Monthly Excess Interest: As to any Payment Date, the sum of (A) the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (xv) of Section 3.05(b) of the Indenture plus (B) the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (xiii) of Section 3.05(c) or (d) of the Indenture.

Monthly Payment: With respect to any Loan that is not a HELOC and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto and with respect to any HELOC, the Minimum Monthly Payment (in each case, after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first or junior lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or junior lien upon a leasehold estate of the Mortgagor.

Mortgage File: The Mortgage documents pertaining to a particular Initial Loan or Subsequent Loan and any additional documents delivered to the Indenture Trustee or the related Custodian to be added to the Mortgage File pursuant to the Indenture or the related Custodial Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues on any Loan in accordance with the provisions of the related Mortgage Note.

Mortgage Note: With respect to a Loan, the mortgage note, Loan Agreement or other evidence of the indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple parcel of real estate or leasehold estate, the term of which is equal to or longer than the term of the related Mortgage Note.

Mortgagor: The obligor or obligors under a Mortgage Note.

National Housing Act: The National Housing Act of 1934, as amended.

Net Funds Cap: For any Payment Date and any Class of Notes and the Class G, Class P, Class A-R and Class A-RL Certificates the annual rate equal to the sum of (i) a fraction, expressed as a percentage, obtained by dividing (1) the amount of interest which accrued on the Loans during the immediately preceding Collection Period minus the sum of (a) the aggregate Servicing Fee on the Loans paid to the Servicers in respect of the immediately preceding Collection Period, (b) the Excess Servicing Fee in respect of the immediately preceding Collection Period, (c) the Master Servicing Fee on the Loans paid in respect of such Payment Date and (d) the Credit Risk Management Fee on the Loans paid to the Credit Risk Manager in respect of such Payment Date by (2) the product of (a) the Aggregate Collateral Balance as of the immediately preceding Payment Date and (b) (x) with respect to any Class of Notes and the Class G Certificates, the actual number of days in the related Accrual Period divided by 360 and (y) with respect to the Class A-R, Class A-RL and Class P Certificates, 1/12.

Net Liquidation Proceeds: With respect to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses and unreimbursed Advances and unpaid Master Servicing Fees and Servicing Fees related thereto.

Net Mortgage Rate: With respect to any Loan and any day, the related Mortgage Interest Rate less the sum of the related Servicing Fee Rate, the Excess Servicing Fee Rate, the Master Servicing Fee Rate and the Credit Risk Manager Fee Rate.

Net Recovery: Any proceeds received by a Servicer on a delinquent or Charged Off Loan (including any Liquidation Proceeds received on a Charged Off Loan), net of any Servicing Fee and any other related expenses.

Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer that, in the good faith judgment of the applicable Servicer or the Master Servicer, as applicable, will not be ultimately recoverable by the applicable Servicer or the Master Servicer, as applicable, from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-United States Person: Any Person other than a United States Person.

Note Balance: With respect to any Note and any date of determination, the product of (i) the Percentage Interest of such Note and (ii) the Class Principal Balance for such Class of Notes.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Trust Administrator or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee, the Trust Administrator or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee, the Trust Administrator or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee, the Trust Administrator or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Interest Rate: With respect to the Class A Notes, Class M Notes, Class B Notes and Class G Certificates and any Payment Date, a per annum rate equal to the least of (i) One-Month LIBOR plus the applicable Note Margin and (ii) the Net Funds Cap for that Payment Date. For the Class A-R, Class A-RL and Class P Certificates, the Net Funds Cap.

With respect to the Class X-1 Certificates and any Payment Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (R) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-A-1, REMIC II Regular Interest MTI-A-2A, REMIC II Regular Interest MTI-A-2B, REMIC II Regular Interest MTI-A-3A, REMIC II Regular Interest MTI-A-3B, REMIC II Regular Interest MTI-M-1, REMIC II Regular Interest MTI-M-2, REMIC II Regular Interest MTI-M-3, REMIC II Regular Interest MTI-M-4, REMIC II Regular Interest MTI-M-5, REMIC II Regular Interest MTI-M-6, REMIC II Regular Interest MTI-M-7, REMIC II Regular Interest MTI-M-8, REMIC II Regular Interest MTI-M-9, REMIC II Regular Interest MTI-B-1, REMIC II Regular Interest MTI-B-2 and REMIC II Regular Interest MTI-ZZ. For purposes of calculating the Pass-Through Rate for the Class X-1 Certificates, the numerator is equal to the sum of the following components:

(A)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-AA;

(B)        the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-A-1;

(C)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-A-2A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-A-2A;

(D)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-A-2B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-A-2B;

(E)        the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-A-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-A-3A;

(F)        the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-A-3B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-A-3B;

(G)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-1;

(H)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-2;

(I)         the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-3;

(J)         the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-4;

(K)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-5;

(L)        the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-6;

(M)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-7;

(N)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-8;

(O)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-M-9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-M-9;

(P)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-B-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-B-1;

(Q)       the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-B-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-B-2; and

(R)        the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest MTI-ZZ.

Note Margin:

Class	Note Margin
	On or prior to the date upon which the related Optional Termination can occur	After the date upon which the related Optional Termination can occur
Class A-1	0.260%	0.520%
Class A-2A	0.110%	0.220%
Class A-2B	0.350%	0.700%
Class A-3A	0.170%	0.340%
Class A-3B	0.350%	0.700%
Class M-1	0.450%	0.675%
Class M-2	0.480%	0.720%
Class M-3	0.520%	0.780%
Class M-4	0.620%	0.930%
Class M-5	0.660%	0.990%
Class M-6	0.700%	1.050%
Class M-7	1.200%	1.700%
Class M-8	1.500%	2.000%
Class M-9	1.800%	2.300%
Class B-1	3.000%	3.500%
Class B-2	3.000%	3.500%
Class G	0.260%	0.520%

Note Owner: The Beneficial Owner of a Note.

Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

Note Registrar: The Trust Administrator, in its capacity as Note Registrar.

Notes: The Class A Notes, Class M Notes and Class B Notes issued and outstanding at any time pursuant to the Indenture.

Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company.

Ocwen Letter Agreement: The securitization servicing side letter agreement, dated as of October 1, 2005, between the Seller and Ocwen, as amended, supplemented or superceded from time to time.

Ocwen Serviced Loans: The Loans identified as such on the Loan Schedule.

Officer’s Certificate: With respect to any Servicer, the Special Servicer or the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of such Servicer, the Special Servicer or the Master Servicer and delivered to the Master Servicer, the Trust Administrator and the Indenture Trustee. With respect to the Issuer, a certificate signed by the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Trust Administrator and the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer, the Administrator, a Servicer, the Special Servicer or the Master Servicer.

Opinion of Counsel: A written opinion of counsel. Any Opinion of Counsel for a Servicer or the Master Servicer may be provided by in-house counsel for such Servicer or the Master Servicer if reasonably acceptable to the Indenture Trustee, the Trust Administrator and the Rating Agencies or the Depositor, as the case may be.

Optional Termination: The right of the Terminating Entity or the Auction Purchaser, as applicable, to purchase the Loans pursuant to Section 10.18 of the Indenture on a Payment Date as set forth in Section 10.18 of the Indenture.

Optional Termination Date: The Payment Date on which the Terminating Entity or the Auction Purchaser, as applicable, may exercise an Optional Termination.

Optional Termination Notice Period: The period during which notice is to be given to the affected Securityholders of an Optional Termination pursuant to Section 10.18(c) of the Indenture.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

(i)         Notes theretofore cancelled by the Note Registrar or delivered to the Trust Administrator for cancellation; and

(ii)         Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trust Administrator is presented that any such Notes are held by a protected purchaser.

Outstanding Loan: As to any Payment Date, a Loan which was not (i) the subject of a Principal Prepayment in full during any preceding Collection Period, (ii) purchased, deleted or substituted for during any preceding Collection Period pursuant to the Servicing Agreement or (iii) a Liquidated Loan or Charged Off Loan during any preceding Collection Period as of such Payment Date.

Overcollateralization Amount: For any Payment Date the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds (y) the aggregate Class Principal Balance of all of the Notes and the Class A-R, Class A-RL and Class P Certificates, plus the Additional Balance Advance Amount after giving effect to payments on such Payment Date.

Overcollateralization Deficiency: For any Payment Date the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the aggregate Class Principal Balance of the Notes and the Class A-R, Class A-RL and Class P Certificates, and the Additional Balance Advance Amount resulting from the payment of the Principal Payment Amount or Principal Collections, as applicable, on such Payment Date, but prior to allocation of any Applied Loss Amount on such Payment Date.

Overcollateralization Release Amount: For any Payment Date the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Notes and the Class A-R, Class A-RL and Class P Certificates, plus the Additional Balance Advance Amount, exceeds (2) the Targeted Overcollateralization Amount for such date.

Overfunded Interest Amount: With respect to any Subsequent Transfer Date and the Subsequent Loans, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at (x) the assumed weighted average Note Interest Rates of the Class A, Class M and Class B Notes and Class G Certificates multiplied by (y) the Pre-Funding Amount outstanding at the end of the related Collection Period for the total number of days remaining through the end of the Accrual Periods ending (a) November 25, 2005, (b) December 26, 2005 and (c) January 25, 2006 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 1.750%. The assumed weighted average Note Interest Rate of the Class A, Class M and Class B Notes and Class G Certificates will be calculated assuming LIBOR is 4.09000% for any Subsequent Transfer Date for the Subsequent Loans prior to the November 2005 Payment Date, 4.49000% for any Subsequent Transfer Date for the Subsequent Loans prior to the December 2005 Payment Date and 4.89000% for any Subsequent Transfer Date for the Subsequent Loans prior to the January 2006 Payment Date.

Owner Trustee: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of the Trust, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trust Estate: The meaning specified in Section 3.01 of the Trust Agreement.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Certificateholder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

Par Value: As defined in Section 10.18 of the Indenture; provided that the “Par Value” for any Auction Date shall also include the auction expenses of the Trust Administrator (which auction expenses shall not exceed $25,000)

Payahead: Any Scheduled Payment directed by the related mortgagor in writing to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent: With respect to the Indenture, any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Trust Administrator.

Payment Account: The account established by the Trust Administrator pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. Amounts deposited in the Payment Account will be distributed by the Trust Administrator in accordance with Section 3.05 of the Indenture.

Payment Date: The 25th day of each month, or if such day is not a Business Day, then the next Business Day.

Percentage Interest: With respect to any Note, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Note by the aggregate of the Denominations of all Notes of the same Class.

Permitted Investments: One or more of the following:

(i)         obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)         repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)        federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor’s, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor’s and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency that rates such securities in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)        a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Securities by such Rating Agency below the lower of the then-current rating or the rating assigned to such Securities as of the Closing Date by such Rating Agency, as evidenced in writing, provided that if a Servicer or any other Person controlled by such Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Loans;

provided, however, that no instrument shall be a Permitted Investment if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, or (3) an obligation of the Seller or Depositor. References herein to the highest rating available on unsecured long-term debt shall mean AAA (or the equivalent in the case of Moody’s), and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 (or the equivalent in the case of Moody’s).

Permitted Liens: Liens for (i) real estate taxes and special assessments not yet delinquent (provided, that property taxes may be delinquent up to one year); (ii) as to the Loans identified as junior Loans on the data tapes provided by the related Servicer to, among others, the Seller, any senior mortgage loans secured by such Mortgaged Property; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; (iv) liens prior to the related first mortgage, if verified as paid, and liens and judgments of $5,000 or less, including sewer or maintenance liens, mechanics’ liens or UCC filings that have been included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan; and other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the related Mortgage Documents; provided, however, that Permitted Liens discovered after final approval is given on a Loan application that are less than 1.0% of the Appraised Value or less than 10% of the original Principal Balance of the Loan, whichever is less, do not have to be included in the first mortgage balance for the purpose of calculating Combined Loan-to-Value Ratio for any related Loan

Permitted Transferee: Any Transferee of a Class A-R Certificate, Class A-RL Certificate or Class G Certificate, other than a Disqualified Organization or Non-United States Person.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity or organization of any type (whether or not a legal entity).

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code, as described in Section 3.05 of the Trust Agreement.

Plan Assets: The meaning specified in Section 2510.3-101 of the Department of Labor Regulations.

PNC: PNC Bank, N.A., a national banking association.

PNC Serviced Loans: The Loans identified as such on the Loan Schedule.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Pre-Funding Account: The separate Eligible Account created and maintained by the Trust Administrator with respect to the Loans pursuant to Section 3.33(a) of the Indenture in the name of the Trust Administrator for the benefit of the Noteholders and designated “JPMorgan Chase Bank, N.A., in trust for registered holders of Home Equity Loan-Backed Notes, Series 2005-HF1.” Funds in the Pre-Funding Account shall be held in trust for the Noteholders for the uses and purposes set forth in the Indenture and shall not be a part of any REMIC created under the Indenture; provided, however, that any investment income earned from Permitted Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

Pre-Funding Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $15,780,164.03.

Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, (ii) the date on which an Event of Default occurs or (iii) January 24, 2006.

Prepayment Assumption: 100% PPC.

Prepayment Charge: With respect to each Loan, the charge if the Mortgagor prepays such Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Interest Excess: As to any Loan (other than a HELOC), Payment Date and Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day through the fourteenth day of the calendar month in which such Payment Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction) on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the date on which such Principal Prepayment is so applied; provided that Prepayment Interest Excess shall only exist with respect to any Loan and any Payment Date if the related Principal Prepayment in full is deposited by the applicable Servicer in the related Custodial Account pursuant to Section 3.02(b)(i) of the Servicing Agreement in the same month as such Principal Prepayment in full is made, to be included with distributions on such Payment Date.

Prepayment Interest Shortfall: As to any Loan (other than a HELOC), Payment Date and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Payment Date, the difference between (i) one full month’s interest at the applicable Mortgage Interest Rate (giving effect to any applicable Relief Act Reduction), as reduced by the sum of the Servicing Fee Rate, Credit Risk Manager Fee Rate and Master Servicing Fee Rate, on the Principal Balance of such Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received that accrued during the month immediately preceding such Payment Date or, with respect to any Loan with a Due Date other than the first of the month, the amount of interest actually received that accrued during the one-month period immediately preceding the Due Date following the Principal Prepayment, with respect to such Loan in connection with such Principal Prepayment.

Prepayment Period: For any HELOC and any Payment Date, the calendar month preceding that Payment Date. For any Loan (other than a HELOC) and any Payment Date (other than the November 2005 Payment Date), and each Principal Prepayment in full, the 15th of the month preceding the month in which the related Payment Date occurs through the 14th of the month in which the related Payment Date occurs. With respect to the November 2005 Payment Date, each Loan (other than a HELOC) and each Principal Prepayment in full, October 1, 2005 through November 14, 2005. With respect to each Loan (other than a HELOC), each Payment Date and each Principal Prepayment in part, the calendar month preceding that Payment Date.

Principal Balance: For any Outstanding Loan (other than a HELOC) as to any Due Date, the unpaid principal balance of such Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Master Servicing Fee, the Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure. For any Outstanding Loan that is a HELOC as of any Determination Date, its outstanding principal balance as of the Cut-off Date plus any Additional Balances in respect of such HELOC, reduced by the principal received on or before the Due Date in the Collection Period immediately preceding such Determination Date. For any Liquidated Loan, $0.

Principal Collections: For any Payment Date will be equal to the sum of (1) all Principal collected (other than Payaheads and any principal collections allocated to the Reimbursable Excluded Amount) or advanced in respect of Scheduled Payments on the Loans during the related Collection Period (less amounts due to the Servicers, the Master Servicer and the Trust Administrator with respect to the Loans, to the extent allocable to principal, including Advances) and the principal portion of Payaheads on the Loans previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Loan that was repurchased by the Seller or purchased by a Servicer or the majority Class X-2 Certificateholder during the related Collection Period and the principal portion of the Termination Price paid in connection with any Optional Termination, (4) the portion of any Substitution Amount paid with respect to any replaced Loans during the related Collection Period allocable to principal, (5) all Net Liquidation Proceeds, Net Recoveries and Subsequent Recoveries on the Loans (net of any unpaid related Master Servicing Fees and Servicing Fees and unreimbursed Advances) collected with respect to the Loans during the related Collection Period, in each case to the extent allocable to principal, (6) amounts withdrawn from the Interest Rate Cap Account to cover Realized Losses on the Loans incurred during the related Collection Period and (7) with respect to the Payment Date in January 2006, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

Principal Prepayment: Any full or partial payment of principal on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Payment Amount: For any Payment Date will be equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount: For any Payment Date will be equal to the excess, if any, of Principal Collections for such Payment Date, over the sum of aggregate amount of Additional Balances created during the related Collection Period and conveyed to the Issuer and the amounts distributed to the Certificate Paying Agent in respect of the Additional Balance Advance Amount pursuant to Section 3.05(a) of the Indenture.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody’s or Standard & Poor’s. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Issuer, notice of which designation shall be given to the Trust Administrator. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 + or better in the case of Standard & Poor’s and P-1 or better in the case of Moody’s and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and “Aaa” in the case of Moody’s and in the case of any other Rating Agency, such equivalent rating.

Realized Loss: With respect to each Liquidated Loan, an amount (not less than zero) equal to (i) the Principal Balance of the Loan as of the date the Loan becomes a Liquidated Loan, minus (ii) the proceeds, if any, received during the month in which such Loan becomes a Liquidated Loan, to the extent applied as recoveries of principal of the Loan, net of the portion thereof reimbursable to the related Servicer or any Subservicer with respect to related expenses as to which the related Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (ii) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.07(e) of the Servicing Agreement.

Record Date: With respect to the Class A, Class M, Class B Notes and Class G Certificates and any Payment Date, the Business Day next preceding such Payment Date. With respect to the Class A-R, Class A-RL, Class P, Class X-1, Class X-2 and Class X-S Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date (or, in the case of the November 2005 Payment Date, the Closing Date).

Reference Bank Rate: With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Class Principal Balance of the Notes; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Principal Balance of the Notes. If no quotations can be obtained, the rate will be the rate for the prior

Payment Date; provided however, if, under the priorities listed previously in this paragraph, the rate for a Payment Date would be based on the rate for the previous Payment Date for the third consecutive Payment Date, the Trust Administrator after consultation with the Seller, shall select an alternative comparable index over which the Trust Administrator has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

Reference Banks: The leading banks selected by the Trust Administrator, which are engaged in transactions in Eurodollar deposits in the London interbank market.

Refinanced Loan: A Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Reimbursable Excluded Amount: As defined in Section 3.16(b) of the Servicing Agreement.

Released Loan: Any Charged Off Loan that is released by the related Servicer to the Class X-2 Certificateholders pursuant to Section 3.07(f) of the Servicing Agreement, generally on the date that is six months after the date on which such Servicer begins using Special Servicing on such Charged Off Loans. Any Released Loan will no longer be an asset of any REMIC or the Trust Estate.

Relief Act: The Servicemembers Civil Relief Act or any similar state law or regulation.

Relief Act Reductions: With respect to any Payment Date and any Loan as to which there has been a reduction in the amount of interest or principal collectible thereon (attributable to any previous month) as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: JPMorgan Chase Bank, N.A.; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement, the Master Servicer or the Indenture Trustee if acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC I: The segregated pool of assets consisting of the portion of the Trust Estate relating to the Loans (but excluding the Additional Balance Advance Amount, the Interest Rate Cap Account, the Basis Risk Reserve Fund, the Pre-Funding Account, the Capitalized

Interest Account and the Subsequent Loan Interest) with respect to which a REMIC election is to be made.

REMIC I Regular Interest LTI-1: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LTI-PF: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-PF shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LTI-P: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-P shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LTI-RL: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-RL shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LTI-R: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-R shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC I Regular Interest LTI-S1: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-S1 shall accrue interest at the related Uncertificated

REMIC I Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC I Regular Interest LTI-S2: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-S2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC I Regular Interest LTI-S3: One of the separate non-certificated beneficial ownership interests in REMIC I issued under the Indenture and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LTI-S3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC I Regular Interests: REMIC I Regular Interest LTI-1, LTI-PF, LTI-P, LTI-S1, LTI-S2, LTI-S3, LTI-RL and LTI-R.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in the trust to the Indenture Trustee, for the benefit of the Holders of the REMIC II Regular Interests and the Class A-RL Certificates, pursuant to Article II of the Indenture, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Net WAC Rate: With respect to any Payment Date, a per annum rate equal to the weighted average of the Uncertificated REMIC I Pass-Through Rates on the REMIC I Regular Interest LTI-1 and REMIC I Regular Interest LTI-1PF, weighted on the basis of such respective Uncertificated Principal Balances thereof immediately preceding such Payment Date.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement to the Indenture.

REMIC II Interest Loss Allocation Amount: With respect to any Payment Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Loans and related REO then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest MTI-AA minus the Marker Rate, divided by (b) 12.

REMIC II Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC II Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of REMIC II Regular Interests MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-

2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1, MTI-B-2, MTI-R and MTI-P, in each case as of such date of determination.

REMIC II Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the aggregate Principal Balance of the Loans and related REO then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC II Regular Interests MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1 and MTI-B-2 and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC II Regular Interests MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1, MTI-B-2 and MTI-ZZ.

REMIC II Regular Interest MTI-AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-A-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-A-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-A-2A: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-A-2A shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-A-2B: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-A-2B shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-A-3A: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a

Regular Interest in REMIC II. REMIC II Regular Interest MTI-A-3A shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-A-3B: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-A-3B shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-3: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-4: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II REMIC II Regular Interest MTI-M-4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-5: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-5 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-6: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-6 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-7: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-7 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-8: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-8 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-M-9: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-M-9 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-B-1: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-B-1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-B-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-B-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-P: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-P shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-R: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-R shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-S: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-S shall accrue interest as set forth in the Preliminary Statement to the Indenture. REMIC II Regular Interest MTI-S shall not be entitled to distributions of principal.

REMIC II Regular Interest MTI-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued under the Indenture and designated as a Regular Interest in REMIC II. REMIC II Regular Interest MTI-ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Indenture, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement to the Indenture.

REMIC II Regular Interest MTI-ZZ Maximum Interest Deferral Amount: With respect to any Payment Date, the excess of (i) REMIC II Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC II Regular Interest MTI-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC II Regular Interest MTI-ZZ over (y) the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) the sum of REMIC II Uncertificated Accrued Interest on REMIC II Regular Interests MTI-A-1, MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1 and MTI-B-2, with the rates on the REMIC II Regular Interests MTI-A-1,

MTI-A-2A, MTI-A-2B, MTI-A-3A, MTI-A-3B, MTI-M-1, MTI-M-2, MTI-M-3, MTI-M-4, MTI-M-5, MTI-M-6, MTI-M-7, MTI-M-8, MTI-M-9, MTI-B-1 and MTI-B-2 subject to a cap, for the purpose of this calculation, equal to the Note Interest Rate for the Corresponding Note and with the rate on the REMIC II Regular Interest MTI-ZZ subject to a cap, for the purpose of this calculation, equal to zero.

REMIC II Regular Interests: REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-A-1, REMIC II Regular Interest MTI-A-2A, REMIC II Regular Interest MTI-A-2B, REMIC II Regular Interest MTI-A-3A, REMIC II Regular Interest MTI-A-3B, REMIC II Regular Interest MTI-M-1, REMIC II Regular Interest MTI-M-2, REMIC II Regular Interest MTI-M-3, REMIC II Regular Interest MTI-M-4, REMIC II Regular Interest MTI-M-5, REMIC II Regular Interest MTI-M-6, REMIC II Regular Interest MTI-M-7, REMIC II Regular Interest MTI-M-8, REMIC II Regular Interest MTI-M-9, REMIC II Regular Interest MTI-B-1, REMIC II Regular Interest MTI-B-2, REMIC II Regular Interest MTI-S, REMIC II Regular Interest MTI-ZZ, REMIC II Regular Interest MTI-P and REMIC II Regular Interest MTI-R.

REMIC II Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in the trust to the Indenture Trustee, for the benefit of the Holders of the Notes, the Class P Certificates, the Class X-1 Certificates, the Class X-S Certificates and the Class A-R Certificates, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC III Regular Interests: The Notes, the Class P Certificates, the Class X-1 Certificates and the Class X-S Certificates.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: The REMIC I Regular Interests and REMIC II Regular Interests.

REMIC Ineligible Loan: A Loan will be a REMIC Ineligible Loan, if (a) the value of the real property securing the Loan was not at least equal to 80% of the original principal balance of the Loan, calculated by subtracting the principal balance of any home equity loans that are secured by liens that are senior to the Loan and a proportionate amount of any home equity loans that are secured by a lien of equal priority as the Loan from the Appraised Value of the property when the Loan was originated and (b) substantially all of the proceeds of the Loans were not used to acquire, improve or protect an interest in the real property securing the Loan.

Remittance Amount: The sum of the Interest Remittance Amount and the Principal Remittance Amount.

REO: A Mortgaged Property that is acquired by or on behalf of the Issuer in full or partial satisfaction of the related Mortgage.

Repurchase Price: With respect to any Loan required to be repurchased on any date pursuant to the Loan Purchase Agreement or the Servicing Agreement, an amount equal to the sum of (i) 100% of the Loan Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate (or with respect to the last day of the month in the month of repurchase, the Mortgage Rate will be the Mortgage Rate in effect as to second to last day in such month) on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase, (iii) and all expenses advanced and reimbursable to the Servicer and (iv) in connection with any Loan required to be repurchased pursuant to Section 2 of the Loan Purchase Agreement, any costs and damages incurred by the Trust Estate with respect to such Loan in connection with a breach of clause (b) to Exhibit B of the Loan Purchase Agreement.

Required Reserve Fund Deposit: With respect to any Payment Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Payment Date.

Responsible Officer: With respect to the Trust Administrator or the Indenture Trustee, any officer of the Trust Administrator or the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Average: For any Payment Date the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one through two, in the case of the first through second Payment Dates) immediately preceding months.

Scheduled Payment: For any Loan, the monthly scheduled payment of interest and principal, as determined in accordance with the provisions of the related Mortgage Note, as reduced by any Relief Act Reductions.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or a Certificateholder.

Seller: DLJ Mortgage Capital, Inc.

Senior Enhancement Percentage: For any Payment Date the fraction, expressed as a percentage, the numerator of which is the sum of the Class Principal Balance of the Class M

and Class B Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Payment Date, and the denominator of which is the Aggregate Collateral Balance for such Payment Date.

Senior Principal Payment Amount: For any Payment Date that is on or after the Stepdown Date, the amount, if any, by which (x) the Principal Balance of the Class A Notes and the Class P Certificates immediately prior to such Payment Date exceeds (y) the lesser of (A) the product of (i) 54.70% and (ii) the Aggregate Collateral Balance for such Payment Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Payment Date exceeds (ii) 0.50% of the Aggregate Collateral Balance.

Servicer: Wilshire, Ocwen, SPS or PNC, as applicable, and their respective successors and assigns.

Servicer Remittance Date: With respect to any Loan and Payment Date, the 18th calendar day of the month in which such Payment Date occurs, or if such 18th calendar day is not a Business Day, the Business Day immediately following such 18th calendar day.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the related Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of a Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Loans including any expenses incurred in relation to any such proceedings that result from the Loan being registered on the MERS System (provided that such expenses are reasonable and that the related Servicer specifies the Loan(s) to which such expenses relate, and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the related Servicer), (c) the management and liquidation of any REO (including default management and similar services, appraisal services and real estate broker services), (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and primary mortgage insurance policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the related Servicer, with respect to the liquidation of the Mortgaged Property in accordance with the terms of the Servicing Agreement, (f) compliance with the obligations under Section 3.04 of the Servicing Agreement (except for deposits made in connection with the deductible clause in a blanket policy), (g) the cost of obtaining any broker’s price opinion in accordance with Section 3.07 of the Servicing Agreement, (h) expenses incurred in connection with the recordation of Assignments of Mortgage or substitutions of trustees, (i) obtaining any legal documentation required to be included in a Mortgage File and/or correcting any outstanding title issues (ie. any lien or encumbrance on the related Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for such Servicer to perform its obligations under this Agreement and (j) expenses incurred in connection with any instrument of satisfaction or deed of reconveyance or substitutions of trustees on deeds of trust.

Servicing Agreement: The Servicing Agreement dated as of the Cut-Off Date among the Issuer, the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator and the Indenture Trustee.

Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of a Servicer in accordance with Section 4.01 of the Servicing Agreement.

Servicing Default: The meaning specified in Section 7.01 of the Servicing Agreement.

Servicing Fee: With respect to each Servicer and any Collection Period, the sum of (i) late fees and other fees to which the Servicer is entitled under the Servicing Agreement and Prepayment Interest Excess, that have been paid during such Collection Period, and (ii) one-twelfth of the product of (A) the Servicing Fee Rate and (B) the aggregate Principal Balance of the Loans serviced by such Servicer as of the first day of the month for which such fee is being calculated (such fee shall be payable monthly and pro-rated for any partial month).

Servicing Fee Rate: With respect to each Wilshire Serviced Loan, the “Wilshire Servicing Fee Rate” as defined in the Wilshire Letter Agreement, which rate may increase up to 0.50% per annum. With respect to each Ocwen Serviced Loan, the “Ocwen Servicing Fee Rate” as defined in the Ocwen Letter Agreement, which rate may increase up to 0.50% per annum. With respect to each SPS Serviced Loan, the “SPS Servicing Fee Rate” as defined in the SPS Letter Agreement, which rate may increase up to 0.50% per annum. With respect to each PNC Serviced Loan, 0.50% per annum. In the event of the appointment of a successor servicer pursuant to Section 6.04 of the Servicing Agreement, the Servicing Fee Rate as to each Wilshire Serviced Loan, Ocwen Serviced Loan or SPS Serviced Loan, as applicable, may increase to up to 0.50% per annum.

Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Loans serviced by such Servicer whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee, the Master Servicer and the Trust Administrator by such Servicer, as such list may be amended from time to time.

Significant Net Recoveries: With respect to a defaulted Loan, a determination by a Servicer that either (A) the potential Net Recoveries are anticipated to be greater than or equal to the sum of (i) the total indebtedness of the senior lien on the related Mortgaged Property and (ii) $10,000 (after anticipated expenses and attorneys’ fees) or (B) the related Mortgagor has shown a willingness and ability to pay over the previous six months.

Single Note: A Note in the amount of $1,000.

Special Serviced Loan: The Loans for which the Special Servicer acts as servicer pursuant to Section 3.22 of the Servicing Agreement.

Special Servicer: SPS.

Special Servicing: With regard to any Loans that become Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

SPS: Select Portfolio Servicing, Inc., a Utah corporation.

SPS Letter Agreement: The securitization servicing side letter agreement, dated as of October 1, 2005, between the Seller and SPS, as amended, supplemented or superceded from time to time.

SPS Serviced Loans: The Loans identified as such on the Loan Schedule.

Standard & Poor’s: Standard & Poor’s Ratings Services or its successor in interest.

Stated Value: With respect to any Loan, the value of the related Mortgaged Property as stated by the related Mortgagor in his or her application.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: For any Payment Date, the later to occur of (x) the Payment Date occurring in November 2008 and (y) the first Payment Date on which the Senior Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the Loans, but prior to any payment of the Principal Payment Amount to the Notes then entitled to payments of principal on that Payment Date, is greater than or equal to 45.30%.

Subordinate Notes: The Class M Notes and Class B Notes.

Subsequent Loan: Any Loan other than an Initial Loan conveyed to the Trust Fund pursuant to Section 2.04 of the Indenture and to a Subsequent Transfer Agreement, which Loan shall be listed on the revised Loan Schedule delivered pursuant to the Indenture and on Schedule A to such Subsequent Transfer Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Loan shall mean a Subsequent Loan conveyed to the Trust on that Subsequent Transfer Date.

Subsequent Loan Interest: Any amount constituting an Interest Remittance Amount (other than an amount withdrawn from the related Capitalized Interest Account pursuant to clause (v) of the definition of “Interest Remittance Amount”) received or advanced with respect to a Subsequent Loan during the Collection Periods relating to the November 2005, December 2005 or January 2006 Payment Dates, but only to the extent of the excess of such amount over the amount of interest accruing on such Subsequent Loan during the related period at a per annum rate equal to 4.09000%, 4.49000% and 4.89000%, respectively. The Subsequent Loan Interest shall not be an asset of any REMIC.

Subsequent Recoveries: As of any Payment Date, all amounts (other than Liquidation Proceeds) received by a Servicer specifically related to a previously Liquidated Loan during the related Collection Period.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit D to the Loan Purchase Agreement, executed and delivered by the related Servicers, the Master Servicer, the Trust Administrator, the Depositor, the Issuer, the Seller and the Indenture Trustee as provided in Section 2.04 of the Indenture.

Subsequent Transfer Date: For any Subsequent Transfer Agreement, the date the related Subsequent Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

Subservicer: Any Person with whom a Servicer has entered into a Subservicing Agreement as a Subservicer by such Servicer.

Subservicing Account: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.02(c) of the Servicing Agreement.

Subservicing Agreement: Any written contract between a Servicer and any Subservicer relating to servicing and administration of certain Loans as provided in Section 3.01 of the Servicing Agreement.

Subservicing Fee: With respect to any Collection Period, any fee retained monthly by a Subservicer which will be paid out of the Servicing Fee.

Substitution Amount: The amount, if any, by which the Principal Balance of a Loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Principal Balance of the related substitute loan, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount: For any Payment Date prior to the Stepdown Date, the sum of (i) 3.55% of the Aggregate Collateral Balance and (ii) the product of 45.30% and the Additional Balance Advance Amount for that Payment Date. With respect to any Payment Date on or after the Stepdown Date, the greater of (a) the sum of (i) 7.10% of the Aggregate Collateral Balance for such Payment Date and (ii) the product of 45.30% and the Additional Balance Advance Amount for the Payment Date and (b) 0.50% of the Aggregate Collateral Balance. With respect to any Payment Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Payment Date immediately preceding such Payment Date. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Class Principal Balance of the Class A, Class M and Class B Notes to zero, the Targeted Overcollateralization Amount shall be zero. Upon (x) written direction by the majority Holder of the Class X-1 Certificates and (y) the issuance by an affiliate of the Depositor of a credit enhancement contract in favor of REMIC I which is satisfactory to the Rating Agencies and (z) receipt by the Trust Administrator of an Opinion of Counsel, which opinion shall not be an expense of the Trust Administrator or the Trust Fund, but shall be at the expense of the majority Holder of the Class X-1 Certificates, to the effect that such credit enhancement contract will not cause the imposition of any federal tax on the Trust Fund or the Noteholders or Certificateholders or cause REMIC I, REMIC II and REMIC III to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding, the Targeted Overcollateralization

Amount shall be reduced to the level approved by the Rating Agencies as a result of such credit enhancement contract. Any credit enhancement contract referred to in the previous sentence shall be collateralized by cash or mortgage loans, provided that (i) the Aggregate Loan Balance of the loans collateralizing any such credit enhancement contract shall not be less than the excess, if any, of (x) the initial Targeted Overcollateralization Amount over (y) the then-current Overcollateralization Amount and (ii) the issuance of any credit enhancement contract supported by mortgage loans shall not result in a downgrading of the ratings assigned by the Rating Agencies.

Terminating Entity: (i) The Seller, if it is the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date, or (ii) SPS, if (a) the Seller is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is a Special Servicer with respect to any Mortgage Loan on the Optional Termination Date, or (iii) the Majority Servicer on the Optional Termination Date, if (a) the Seller is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is not a Special Servicer with respect to any Mortgage Loan on the Optional Termination Date. The Terminating Entity shall be determined on each Optional Termination Date.

Termination Price: With respect to the exercise of the Optional Termination by the Terminating Entity pursuant to Section 10.18(a) of the Indenture, an amount equal to the greater of (a) the Par Value and (b) the Fair Market Value. With respect to the exercise of the Optional Termination by the Auction Purchaser pursuant to Section 10.18(b) of the Indenture, an amount equal to the Loan Auction Price.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References in the Basic Documents to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trigger Event: With respect to any Payment Date, a Trigger Event will be in effect if either (i) the Rolling Three Month Delinquency Average equals or exceeds 18.00% of the Senior Enhancement Percentage as of such Payment Date or (ii) the Cumulative Realized Losses on the Loans exceed the percentage of the initial Aggregate Collateral Balance for such Payment Date as specified below:

Payment Date	Percentage of Initial Aggregate Loan Balance
November 2005- October 2008	N/A
November 2008- October 2009	3.15% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
November 2009- October 2010	4.75% for the first month, plus an additional 1/12th of 1.20% for each month thereafter
November 2010- October 2011	5.95% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
November 2011 and thereafter	6.65%

Trust Administrator: JPMorgan Chase Bank, N.A., in its capacity as trust administrator, and its successors and assigns.

Trust Agreement: The Trust Agreement, dated as of the Closing Date, between the Owner Trustee and the Depositor.

Trust Collateral: The meaning specified in Section 10.18(b) of the Indenture.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

Trustee Additional Expenses: All reasonable expenses and disbursements incurred or made by the Trust Administrator, Indenture Trustee and the Administrator in accordance with any of the provisions of the Indenture and the Administration Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Notes, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, the Indenture Trustee or the Administrator, to the extent that the Trust Administrator, the Indenture Trustee or the Administrator must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Notes and (D) any other reasonable expenses incurred other than in the ordinary course of its business by the Trust Administrator, the Indenture Trustee or the Administrator in connection with its duties hereunder or under the Administration Agreement.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Uncertificated Notional Amount: With respect to REMIC I Regular Interest LTI-S1, the Uncertificated Notional Amount shall be equal to the principal balance of the Ocwen Serviced Loans. With respect to REMIC I Regular Interest LTI-S2, the Uncertificated Notional Amount shall be equal to the principal balance of the Wilshire Serviced Loans. With respect to REMIC I Regular Interest LTI-S3, the Uncertificated Notional Amount shall be equal to the principal balance of the SPS Serviced Loans. With respect to REMIC II Regular Interest MTI-S, the Uncertificated Notional Amount shall be equal to the Uncertificated Notional Amount of REMIC I Regular Interest LTI-S1, REMIC I Regular Interest LTI-S2 and REMIC I Regular interest LTI-S3.

Uncertificated Pass-Through Rate: The Uncertificated REMIC I Pass-Through Rate and the Uncertificated REMIC II Pass-Through Rate.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 3.05 of the Indenture and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 3.26 of the Indenture, and the Uncertificated Principal Balance of REMIC III Regular Interest MTI-ZZ shall be increased by interest deferrals as provided in Section 11.02 of the Indenture. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to each REMIC I Regular Interest (other than REMIC I Regular Interests LTI-1PF, LTI-S1, LTI-S2 and LTI-S3) and the Accrual Periods in November 2005, December 2005 and January 2006, a per annum rate equal to the Initial Net Mortgage Rate; with respect to REMIC I Regular Interest LTI-1PF and the Accrual Periods in November 2005, December 2005 and January 2006, a per annum rate equal to 4.090%, 4.490% and 4.890%, respectively, and with respect to each REMIC I Regular Interest (other than REMIC I Regular Interests LTI-S1, LTI-S2 and LTI-S3) and each Accrual Period thereafter, the weighted average of the Net Mortgage Rates on the Loans. With respect to REMIC I Regular Interest LTI-S1, a per annum rate, determined on a Loan by Loan basis, equal to the excess of (i) the excess of (a) the Mortgage Interest Rate for each Ocwen Serviced Loan over (b) the sum of the Ocwen Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Master Servicing Fee Rate, over (ii) the Net Mortgage Rate of each such Loan. With respect to REMIC I Regular Interest LTI-S2, a per annum rate, determined on a Loan by Loan basis, equal to the excess of (i) the excess of (a) the Mortgage Interest Rate for each Wilshire Serviced Loan over (b) the sum of the Wilshire Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Master Servicing Fee Rate, over (ii) the Net Mortgage Rate of each such Loan. With respect to REMIC I Regular Interest LTI-S3, a per annum rate, determined on a Loan by Loan basis, equal to the excess of (i) the excess of (a) the Mortgage Interest Rate for each SPS Serviced Loan over (b) the sum of the SPS Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Master Servicing Fee Rate, over (ii) the Net Mortgage Rate of each such Loan.

Uncertificated REMIC II Pass-Through Rate: For any Payment Date, with respect to REMIC II Regular Interest MTI-AA, REMIC II Regular Interest MTI-A-1, REMIC II Regular Interest MTI-A-2A, REMIC II Regular Interest MTI-A-2B, REMIC II Regular Interest MTI-A-3A, REMIC II Regular Interest MTI-A-3B, REMIC II Regular Interest MTI-M-1, REMIC II Regular Interest MTI-M-2, REMIC II Regular Interest MTI-M-3, REMIC II Regular Interest MTI-M-4, REMIC II Regular Interest MTI-M-5, REMIC II Regular Interest MTI-M-6,

REMIC II Regular Interest MTI-M-7, REMIC II Regular Interest MTI-M-8, REMIC II Regular Interest MTI-M-9, REMIC II Regular Interest MTI-B-1, REMIC II Regular Interest MTI-B-2 and REMIC II Regular Interest MTI-ZZ, the REMIC II Net WAC Rate. REMIC II Regular Interest MTI-P and REMIC II Regular Interest MTI-R will not have an Uncertificated REMIC II Pass-Through Rate, but shall be entitled to 100% of the amounts distributed on REMIC I Regular Interest LTI-P and REMIC I Regular Interest LTI-R, respectively. REMIC II Regular Interest MTI-S will not have an Uncertificated REMIC II Pass-Through Rate, but shall be entitled to 100% of the amounts distributed on REMIC I Regular Interest LTI-S1, REMIC I Regular Interest LTI-S2 and REMIC I Regular Interest LTI-S3.

Underwriter: Credit Suisse First Boston LLC or any successor thereto.

Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations).

Voting Rights: The portion of the voting rights of the Holders of the Notes allocated to each Class of Notes. 100% of all of the Voting Rights exercisable by the Noteholders shall be allocated among the Classes of Class A Notes, Class M Notes and Class B Notes in accordance with their respective outstanding Note Balances. Voting Rights shall be allocated among the Holders of a Class of Notes on a pro rata basis in accordance with their respective Percentage Interests.

Wilshire: Wilshire Credit Corporation, a Nevada corporation.

Wilshire Letter Agreement: The securitization servicing side letter agreement, dated as of October 1, 2005, between the Seller and Wilshire, as amended, supplemented or superceded from time to time.

Wilshire Serviced Loans: The Loans identified as such on the Loan Schedule.